EXHIBIT 10.1





Dated  23 JANUARY                                                           2007

(1)   RIDGEWOOD UK LLC

(2)   ARBUTUS ENERGY LIMITED

(3)   RIDGEWOOD ROC 2003 LLC

(4)   RIDGEWOOD ROC II 2003 LLC

(5)   RIDGEWOOD ROC III 2003 LLC

(6)   RIDGEWOOD ROC IV 2004 LLC

(7)   MEIF LG ENERGY LIMITED


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Agreement


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For the sale and purchase

of the entire issued share capital of CLPE Holdings Limited and assets relating to Ridgewood ROC Projects




Eversheds LLP             T  +44 (0) 845 497 1000
115 Colmore Row           F  +44 (0) 845 497 1900
Birmingham                DX  13004 Birmingham
B3 3AL                    www.eversheds.com

                                    CONTENTS

Clause                                                                      Page


1   INTERPRETATION.............................................................1
2   SHARE SALE AND PURCHASE...................................................19
3   ASSET SALE AND PURCHASE...................................................20
4   CONSIDERATION.............................................................21
5   WORKING CAPITAL STATEMENT AND ROC RECEIVABLE..............................23
6   CONDITIONS................................................................25
7   COMPLETION................................................................30
8   BUSINESS CONTRACTS........................................................31
9   RECORDS AND ACCESS........................................................31
10  FUTURE ENQUIRIES AND ASSISTANCE...........................................31
11  WARRANTIES AND RELEVANT CLAIMS............................................32
12  TERMINATION...............................................................35
13  BREAK FEE.................................................................36
14  CONFIDENTIALITY...........................................................38
15  BUYER'S WARRANTIES AND COVENANTS..........................................40
16  POST-COMPLETION PROVISIONS................................................41
17  ANNOUNCEMENTS.............................................................42
18  COSTS.....................................................................42
19  NOTICES...................................................................43
20  ASSIGNMENT................................................................45
21  FURTHER ASSURANCE.........................................................46
22  RIGHTS OF THIRD PARTIES...................................................46
23  ENTIRE AGREEMENT..........................................................46
24  GENERAL...................................................................46
25  GOVERNING LAW AND JURISDICTION............................................47
26  COUNTERPARTS..............................................................47
27  EXECUTION.................................................................47
Schedules
1   The Share Sellers.........................................................48
2   Part 1....................................................................49
    Details of the Company....................................................49
    Part 2....................................................................49
    Part 3  Dormant Companies.................................................49
3   Part 1 - Share Warranties.................................................50
    SELLER....................................................................50
    ACCOUNTS AND RECORDS......................................................52
    CHANGES SINCE THE ACCOUNTING DATE.........................................52
    ASSETS....................................................................53
    PROPERTY..................................................................55
    ENVIRONMENTAL/HEALTH AND SAFETY (EHS) MATTERS.............................56
    CONTRACTS.................................................................60
    COMPLIANCE, DISPUTES......................................................64

    Part 2 - ROC Warranties...................................................67
    SELLER....................................................................67
    ASSETS....................................................................67
    CONTRACTS.................................................................68
4   Taxation..................................................................72
    PART 1 - INTERPRETATION...................................................72
    PART 2 - TAX COVENANT.....................................................77
    PART 3 - TAX WARRANTIES...................................................88
    PART 4 - ROC BUSINESS ASSETS..............................................92
5   Completion Arrangements...................................................94
6   The Property.............................................................101
7   Limitations on the Sellers' liability....................................102
8   Sellers Obligations......................................................108
9   Working Capital Statement................................................111
10  Purchase Price Allocation................................................116
    ROC 1 Assets:............................................................116
    ROC 2 Assets:............................................................116
    ROC 3 Assets:............................................................116
    ROC 4 Assets:............................................................117
11  The ROC Business Contracts...............................................118
    PART 1 - ROC 1...........................................................118
    PART 2 - ROC 2...........................................................118
    PART 3 - ROC 3...........................................................118
    PART 4 - ROC 4...........................................................118
12  The Plant and Equipment..................................................119
    PART 1 - ROC 1...........................................................119
    PART 2 - ROC 2...........................................................119
    PART 3 - ROC 3...........................................................119
    PART 4 - ROC 4...........................................................119
13  Project Companies........................................................120
14  Adjustment to the Purchase Price a result in change of Interest Rates....121
    APPENDIX I...............................................................124
    Long Term Liabilities....................................................124

THIS AGREEMENT is made on 23 JANUARY                                        2007

BETWEEN

(1) RIDGEWOOD UK LLC a Delaware registered company whose registered office is at 947 Linwood Avenue, Ridgewood, New Jersey, 07450, USA ("Ridgewood");

(2) ARBUTUS ENERGY LIMITED a company incorporated in Jersey with company number 77281, whose registered office is at Charter Place, 23-27 Seaton Place, St Helier, Jersey, JE1 1JY, Channel Islands ("Arbutus");

(3) RIDGEWOOD ROC 2003 LLC a Delaware registered company trading in the UK whose registered office is at 947 Linwood Avenue, Ridgewood, New Jersey, 07450, USA ("ROC 1");

(4) RIDGEWOOD ROC II 2003 LLC a Delaware registered company trading in the UK whose registered office is at 947 Linwood Avenue, Ridgewood, New Jersey, 07450, USA ("ROC 2");

(5) RIDGEWOOD ROC III 2003 LLC a Delaware registered company trading in the UK whose registered office is at 947 Linwood Avenue, Ridgewood, New Jersey, 07450, USA ("ROC 3");

(6) RIDGEWOOD ROC IV 2004 LLC a Delaware registered company trading in the UK whose registered office is at 947 Linwood Avenue, Ridgewood, New Jersey, 07450, USA ("ROC 4"),

     (each a "Seller" and together the "Sellers"); and

(7) MEIF LG ENERGY LIMITED a company registered in England and Wales with registered number 06048951 whose registered address is at Level 28, Citypoint, 1 Ropemaker Street, London EC2Y 9HD (the "Buyer").

OPERATIVE CLAUSES

1.   INTERPRETATION

     In this Agreement:

1.1 the following expressions have the following meanings unless inconsistent with the context:

     "Accounting Date"                  31 December 2005

     "Accounts"                         the audited balance sheet as at the
                                        Accounting Date and the audited profit
                                        and loss account for the financial year
                                        ended on the Accounting Date of each
                                        Group Member including, in the case of
                                        the Company, the audited consolidated
                                        balance sheet as at that date, and the
                                        audited consolidated profit and loss
                                        account and the audited consolidated
                                        cash flow statement for that financial
                                        year and, in each case, the directors'
                                        report and notes

     "Affiliate"                        any subsidiary, parent company and any
                                        subsidiary or subsidiaries of such
                                        parent company

     "Arbutus Shares"                   the 1,098,138 `B' ordinary shares of
                                        (pound sterling)1.00 each in the capital of the Company registered in the name of Arbutus

     "Bank Facilities"                  each of the loan facilities made
                                        available to certain Group Members by
                                        BoS pursuant to the facility agreement
                                        dated 5 July 2000 as amended and
                                        restated on 16 October 2001, 12
                                        September 2003, 30 September 2004 as
                                        further amended on 4 May 2006 and the
                                        credit facility dated 4 May 2006

     "Bonus Amount"                     the aggregate amount (after deduction of
                                        the amount paid erroneously to the
                                        participants (other than Randy Holmes
                                        and Doug Wilson) in or around July 2006) payable to and to be received by Harry
                                        Wyndham, Dominic Greenough, Andrew West
                                        and Alexandra Pentecost by the Company
                                        as a result of Completion pursuant to
                                        the CLPE Holdings Management Incentive
                                        Plan, dated 6 August 2003 (and, for the
                                        avoidance of doubt, ignoring any PAYE or employer's or employee's national insurance contributions in relation to such payments)

     "BoS"                              the Governor and Company of the Bank of
                                        Scotland

     "Break Fee A"                      the sum of (pound sterling)3,600,000

     "Break Fee B"                      the sum of (pound sterling)1,500,000

     "Business Day"                     any day (other than a Saturday or
                                        Sunday) on which banks are open in
                                        London for normal banking business

     "Buyer's Group"                    any of the following from time to time:
                                        the Buyer, Macquarie, Macquarie Bank
                                        Limited and any of their Affiliates or
                                        any funds controlled or managed by
                                        Macquarie, Macquarie Bank Limited or any of their Affiliates (including, following Completion, each member of the Group) and "member of the Buyer's Group" will be construed accordingly

     "Buyer's Solicitors"               Berwin Leighton Paisner LLP of Adelaide
                                        House, London Bridge, London EC4R 9HA

     "CA 1985"                          the Companies Act 1985

     "Company"                          CLPE Holdings Limited (details of which
                                        are set out in Part 1 of Schedule 2)

     "Completion"                       completion of the sale and purchase of
                                        the Shares and the ROC Business Assets
                                        in accordance with clause 7

     "Completion Date"                  the date of Completion in accordance
                                        with clause 7

     "Computer Systems"                 all computer hardware and Software which
                                        is used exclusively in any Group
                                        Member's business or is in the
                                        possession of any Group Member

     "Confidential Information"         all information used in or otherwise
                                        relating to, where relevant, any Group
                                        Member's or any member of the Buyer's
                                        Group's business, customers, or
                                        financial or other affairs or any
                                        information relating to any of the
                                        Sellers, the Ridgewood Funds, the
                                        Managing Shareholder or any member of
                                        the Buyer's Group, in each case, which
                                        amounts to a trade secret and which is
                                        not publicly known

     "Consideration"                    the aggregate consideration for the sale
                                        of the Shares and ROC Business Assets as calculated pursuant to clause 4

     "Contract"                         any legally binding agreement or
                                        commitment

     "D&P" Duff & Phelps LLC, financial advisor to the Ridgewood Funds, Arbutus and the Managing Shareholder or any other entity or entities serving in such capacity

     "DA" in relation to each ROC Seller, the Development Services Agreements entered into from time to time prior to the Effective Date by and among the relevant ROC Seller and CLP Developments Limited, copies of which are identified at Documents ZZZ3, AAA4, BBB4, BBB5 and CCC4 in the Disclosure Documents

     "DSA" in relation to each ROC Seller, the ROC Project Development and Services Agreements entered into from time-to-time prior to the Effective Date by and among one or more Group Members and the relevant ROC Seller, copies of which are identified at Document ZZZ2, ZZZ5, AAA2, AAA3, BBB2, BBB3, CCC2 and CCC3 in the Disclosure Documents

     "Debt" as at the Effective Date, excluding the amount of the Term Debt as at the Effective Date, the amount (gross of any unamortised capitalised arrangement fees) outstanding (including all accrued interest and breakage costs (excluding any costs and expenses associated with or which may be incurred in connection with terminating the Term Debt or the Hedging Arrangements) assuming, for the purpose of the Working Capital Statement, that these are or would be due and payable on the Effective Date) on a consolidated basis under (i) any indebtedness and (ii) any other indebtedness in the nature of borrowings of the Group (excluding any indebtedness under the DSA's or the DA's other than the ROC Payable) including, without limitation, any liabilities in respect of any and all borrowings, overdrafts, loans, notes, bonds, debentures, bills of exchange, letters of credit, hedging arrangements (excluding the Hedging Arrangements), derivative financial instruments, debtor factoring or other arrangement the purpose of which is to borrow money, finance leases, dividends and/or redemption of share capital declared but not paid and any other accrued bonuses or sums payable pursuant to any long term incentive arrangement

     "Disclosed"                        facts, matters or other information
                                        fairly disclosed by or in the Disclosure
                                        Documents. For these purposes "fairly
                                        disclosed" means if, on a review of the
                                        Disclosure Documents, a reasonable buyer would be or might reasonably be aware of the specific fact, matter or other information and be in a position to make a reasonably informed assessment of the fact, matter or other information

     "Disclosure Documents"             the Disclosure Letter and the two
                                        identical bundles of disclosure
                                        documents (or CD-Roms) collated by or on behalf of the Sellers and attached to the same, the outside covers of which have been signed for identification by or on behalf of the Sellers and the Buyer

     "Disclosure Letter"                the letter having the same date as this
                                        Agreement from the Sellers to the Buyer
                                        qualifying the Warranties, the receipt
                                        of which has been acknowledged by the
                                        Buyer or on its behalf by the Buyer's
                                        Solicitors

     "Dormant Companies"                those companies listed in Part 3 of
                                        Schedule 2

     "Effective Date"                   11:59pm on 31 December 2006

     "EHS Law"                          all applicable law, European Union
                                        decision (insofar as legally binding),
                                        government circular, official code of
                                        practice, or official instruction or
                                        decision of any competent regulatory
                                        body in force from time to time relating to EHS Matters

     "EHS Matters"                      all or any matters relating to the
                                        pollution or protection of the
                                        Environment or harm to or the protection of human health and safety or the health of animals and plants

     "EHS Permits"                      all or any permits, consents, licences
                                        and other authorisations required by EHS
                                        Law for the operation of the business of the relevant Group Member as conducted at the date of this Agreement

     "Encumbrance"                      any mortgage, charge, pledge, lien,
                                        assignment, option, restriction, claim,
                                        right of first refusal, third party
                                        right or interest, other encumbrance or
                                        security interest of any kind, or other
                                        type of preferential arrangement having
                                        similar effect

     "Environment"                      all or any of the following media: land
                                        (including any building structure or
                                        receptacle in, on, over or under it)
                                        water (including surface, coastal and
                                        ground waters and waters in drains and
                                        sewers) and air (including the
                                        atmosphere within any natural or
                                        man-made structure or receptacle above
                                        or below ground)

     "Fairness Opinions"                the written opinions prepared for and
                                        delivered to each of the Ridgewood
                                        Funds, Arbutus and the Managing
                                        Shareholder by D&P; such opinions to be
                                        dated the date of this Agreement and to
                                        be in a form reasonably satisfactory to
                                        legal counsel to the Ridgewood Funds,
                                        Arbutus and the Managing Shareholder

     "Funding Agreement"                the definitive loan agreement and
                                        necessary ancillary documentation with a provider of finance for the purpose of funding the Buyer's payment obligations under paragraph 6 of Schedule 5 which is subject to no further approvals by the lender and which contains warranties from the Buyer and conditions precedent to draw down the agreement and the documentation being in the agreed terms

     "Governmental Entity"              any governing body, including any
                                        regulatory authority, agency, commission or other governmental entity, existing under the laws of England, Wales, the European Union, or the United States or any other governmental body with competent jurisdiction

     "Gross Macquarie Payment"          the maximum aggregate amount payable by
                                        the Buyer pursuant to this Agreement

     "Group Member"                     any company which is a member of the
                                        Group

     "Group" the Company and each of its subsidiaries (as defined at sections 736 and 736A CA
                                        1985) at the date of this Agreement but
                                        excluding the Dormant Companies

     "Hedging Arrangements"             the ISDA Master Agreement dated 6
                                        September 2000 and made between HBOS
                                        Treasury Services plc (1) and CLPE
                                        Projects 2 Limited (2) together with any schedules thereto.

     "ICTA"                             Income and Corporation Taxes Act 1988

     "Insider"                          a Seller or any person who is a director
                                        of any Group Member, or any person who
                                        is connected (as defined in section 839
                                        ICTA) with a Seller or any such director

     "Intellectual Property Rights"     all patents, trade marks, copyright,
                                        moral rights, rights to prevent passing
                                        off, rights in designs, in each case
                                        whether registered or unregistered

     "Law" any applicable law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, agency requirement, license, permit, administrative and judicial doctrines, of any Governmental Entity, including, without limitation, EHS Law

     "LECs" means levy exemption certificates issued by OFGEM pursuant to Schedule 6 of the Finance Act 2000 to qualifying renewables generators as evidence that electricity has been generated from an eligible renewable source, which certificates will entitle the holder thereof to an exemption from the Climate Change Levy

     "Liabilities"                      all costs, expenses, losses, damages,
                                        awards, fines, (including reasonable
                                        legal and other professional fees and
                                        expenses)

     "Long Stop Date"                   15 April 2007 or such later date as may
                                        be agreed between the Buyer and the
                                        Share Sellers

     "Macquarie"                        MEIF European Investment Fund LP

     "Macquarie Letter of Undertaking"  the letter from Macquarie Investment
                                        Management (UK) Limited (acting in its
                                        capacity as manager for Macquarie) to
                                        the Sellers in the agreed terms with
                                        respect to certain undertakings to be
                                        performed by Macquarie

     "Management Accounts"              the unaudited consolidated monthly
                                        management accounts of the Group for the period from the Accounting Date to the Effective Date

     "Managing Shareholder"             Ridgewood Renewable Power LLC, a New
                                        Jersey limited liability company

     "Operational Warranties"           the Warranties (other than the Title
                                        Warranties) in Part 1 of Schedule 3

     "Order" shall mean any law, executive order, ruling or other order, whether temporary, preliminary or permanent that is enacted, issued, promulgated, enforced or entered by any Governmental Entity

     "Pension Scheme"                   the stakeholder pension scheme provided
                                        by Clerical Medical

     "Project"                          the operation of electricity generating
                                        plants by the Group using landfill gas
                                        extracted from a landfill site

     "Project Companies"                the project companies listed in Schedule
                                        13 and each of them shall be a "Project
                                        Company"

     "Property"                         the property specified in Schedule 6

     "Purchase Price"                   (pound sterling)120,000,000 (one hundred
                                        and twenty million pound sterling) (as
                                        adjusted, subject to clause 4.8, to
                                        account for changes in the rate of
                                        interest in accordance with Schedule 14)

     "Relevant Claim"                   any claim for any breach of this
                                        Agreement or any other claim under this
                                        Agreement other than any claim(s)
                                        pursuant to:

                                        (i) clause 4.7 (payment of termination
                                        costs incurred in repaying the Term Debt and terminating the Hedging
                                        Arrangements);

                                        (ii) clause 5.8 (payment of the Negative
                                        Amount);

                                        (iii) clause 6.8 (breach of Schedule 8
                                        which benefits Seller or Affiliates);

                                        (iv) clause 13 (payment of the Break
                                        Fee);

                                        (v) clauses 16.1; or

                                        (vi) any claim for an amount in excess
                                        of the estimated amount of the Tax
                                        payable pursuant to the Withholding Tax
                                        Claim (as defined in Schedule 4) as set
                                        out in Schedule 9 paragraph 2.26

     "Relevant Proportions"             the proportions set out in Schedule 1 in
                                        respect of each Share Seller

     "Renewables Obligation             means a certificate or certificates
     Certificates"                      issued by the OFGEM under section 32B of
                                        the Electricity Act 1989 as the same is
                                        referred to in the Renewables Obligation
                                        Order 2006 (or referred to as a SROC in
                                        the Renewables Obligation (Scotland)
                                        Order 2006 if the relevant ROC Project
                                        is situated in Scotland), or such
                                        analogous certificate, certificates or
                                        evidence as either the Secretary of
                                        State (or, if the ROC Project is
                                        situated in Scotland, the Scottish
                                        Ministers) or OFGEM shall determine from time to time

     "Repeated Warranties"              shall have the meaning ascribed to it in
                                        clause 11.7

     "Repeated Warranties Bring         shall have the meaning ascribed to it in
     Down Certificate"                  clause 11.15

     "Representative"                   shall have the meaning ascribed to it in
                                        clause 5.1

     "Ridgewood Funds"                  the Ridgewood Powerbanks, Ridgewood
                                        Electric Power Trust V LLC and The
                                        Ridgewood Power Growth Fund,
                                        collectively

     "Ridgewood Letter of Undertaking"  the letter from the Ridgewood Funds to the Buyer in the agreed terms with
                                        respect to certain undertakings to be
                                        performed by the Ridgewood Funds

     "Ridgewood Powerbanks"             Ridgewood Renewable Powerbank LLC,
                                        Ridgewood Renewable Powerbank II LLC,
                                        Ridgewood Renewable Powerbank III LLC,
                                        and Ridgewood Renewable Powerbank IV
                                        LLC, collectively

     "Ridgewood Shares"                 the 8,053,012 'A' ordinary shares of
                                        (pound sterling)1.00 each in the capital of the Company registered in the name of Ridgewood

     "Ridgewood Solicitation            the materials, including without
     Materials"                         limitation, any proxy statement or
                                        consent solicitation (each as may be
                                        amended or supplemented) to be used by
                                        any of the Ridgewood Funds for the
                                        solicitation of the approval of this
                                        Agreement and the transactions
                                        contemplated hereby by its shareholders

     "ROC 1 Assets"                     all of the business and assets owned by
                                        ROC1 or used in ROC 1's ROC Business
                                        including assets as follows:

                                        (a)       the Contracts listed in Part 1
                                                  of Schedule 11 entered into by
                                                  or on behalf of ROC 1 which
                                                  are unperformed (wholly or
                                                  partly) as at the Completion
                                                  Date;

                                        (b)       subject to the contractual
                                                  obligations referred to in
                                                  paragraph (a) above, the
                                                  plant, machinery and
                                                  equipment, fittings and other
                                                  chattels listed in Part 1 of
                                                  Schedule 12;

                                        (c)       goodwill attributable to the
                                                  ROC 1 operations;

                                        (d)       receivables due to ROC 1 at
                                                  the Effective Date under the
                                                  relevant DA and DSA
                                                  (irrespective of when they
                                                  become due)

                                        but excluding all cash (whether in hand
                                        or at bank)

     "ROC 2 Assets"                     all of the business and assets owned by
                                        ROC2 or used in ROC 2's ROC Business
                                        including assets as follows:

                                        (a)       the Contracts listed in Part 2
                                                  of Schedule 11 entered into by
                                                  or on behalf of ROC 2 which
                                                  are unperformed (wholly or
                                                  partly) as at Completion;

                                        (b)       subject to the contractual
                                                  obligations referred to in
                                                  paragraph (a) above, the
                                                  plant, machinery and
                                                  equipment, fittings and other
                                                  chattels listed in Part 2 of
                                                  Schedule 12;

                                        (c)       goodwill attributable to the
                                                  ROC 2 operations;

                                        (d)       receivables due to ROC 2 at
                                                  the Effective Date under the
                                                  relevant DA and DSA
                                                  (irrespective of when they
                                                  become due)

                                        but excluding all cash (whether in hand
                                        or at bank)

     "ROC 3 Assets"                     all of the business and assets owned by
                                        ROC3 or used in ROC 3's ROC Business
                                        including assets as follows:

                                        (a)       the Contracts listed in Part 3
                                                  of Schedule 11 entered into by
                                                  or on behalf of ROC 3 which
                                                  are unperformed (wholly or
                                                  partly) as at Completion;

                                        (b)       subject to the contractual
                                                  obligations referred to in
                                                  paragraph (a) above, the
                                                  plant, machinery and
                                                  equipment, fittings and other
                                                  chattels listed in Part 3 of
                                                  Schedule 12:

                                        (c)       goodwill attributable to the
                                                  ROC 3 operations;

                                        (d)       receivables due to ROC 3 at
                                                  the Effective Date under the
                                                  relevant DA and DSA
                                                  (irrespective of when they
                                                  become due)

                                        but excluding all cash (whether in hand
                                        or at bank)

     "ROC 4 Assets"                     all of the business and assets owned by
                                        ROC4 or used in ROC 4's ROC Business
                                        including assets as follows:

                                        (a)       the Contracts listed in Part 4
                                                  of Schedule 11 entered into by
                                                  or on behalf of ROC 4 which
                                                  are unperformed (wholly or
                                                  partly) as at Completion;

                                        (b)       subject to the contractual
                                                  obligations referred to in
                                                  paragraph (a) above, the
                                                  plant, machinery and
                                                  equipment, fittings and other
                                                  chattels listed in Part 4 of
                                                  Schedule 12;

                                        (c)       goodwill attributable to the
                                                  ROC 4 operations;

                                        (d)       receivables due to ROC 4 at
                                                  the Effective Date under the
                                                  relevant DA and DSA
                                                  (irrespective of when they
                                                  become due)

                                        but excluding all cash (whether in hand
                                        or at bank)

     "ROC Adjustment"                   the Purchase Price less
                                        (pound sterling)120,000,000 (one hundred
                                        and twenty million pound sterling) as
                                        then multiplied by:

                                        (a)       in the case of ROC 1,
                                                  12.8457%;

                                        (b)       in the case of ROC 2,
                                                  21.2872%;

                                        (c)       in the case of ROC 3,
                                                  23.8564%; and

                                        (d)       in the case of ROC 4, 11.0107%

     "ROC Business Assets"              the aggregate of the ROC 1 Assets, ROC 2
                                        Assets, ROC 3 Assets and ROC 4 Assets

     "ROC Business Contracts"           all contracts relating to the ROC
                                        Business, other than to the extent such
                                        contracts relate to the Dormant
                                        Companies, including all contracts
                                        listed in Schedule 11 entered into by or on behalf of a ROC Seller which are unperformed (wholly or partly) as at Completion, and, which have been attached to the Disclosure Letter

     "ROC Business"                     the development and operation of the ROC
                                        Projects solely carried on by each ROC
                                        Seller at the date of this Agreement
                                        pursuant to the relevant ROC Business
                                        Contract

     "ROC Consideration"                the consideration payable for the ROC
                                        Business Assets in accordance with
                                        clause 4.3 but ignoring, for the purpose of this definition, any deduction in respect of any breach(es) of Schedule 8 by any of the ROC Sellers

     "ROC Payable"                      the aggregate of all amounts due from
                                        the relevant Group Member to any ROC
                                        Seller in the books and ledgers of the
                                        relevant Group Member accrued and earned as at the Effective Date in respect of fixed and variable payments under the DSA's and amounts of interest accrued pursuant to advances from the ROC
                                        Sellers to the relevant Group Member
                                        under the DA's, as agreed or determined
                                        in accordance with clause 5 and Schedule
                                        9 in the Working Capital Statement

     "ROC Plant and Equipment"          the plant, machinery and equipment,
                                        fittings and other chattels of each ROC
                                        Seller listed in Schedule 12

     "ROC Projects"                     the development and operation of
                                        electricity generating plants by a ROC
                                        Seller using landfill gas extracted from a landfill site with a view to generating and selling electricity along with its associated regulatory benefits pursuant to electricity sales agreements entered into by the relevant Group
                                        Member

     "ROC Receivable"                   the aggregate of all amounts due from
                                        the relevant Group Member to any ROC
                                        Seller in the books and ledgers of the
                                        relevant ROC Seller accrued and earned
                                        as at the Effective Date in respect of
                                        fixed and variable payments under the
                                        DSA's and amounts of interest accrued
                                        pursuant to advances from the ROC
                                        Sellers to the relevant Group Member
                                        under the DA's, as agreed or determined
                                        in accordance with clause 5 and Schedule
                                        9 in the Working Capital Statement

     "ROC Seller"                       each of ROC 1, ROC 2, ROC 3, and ROC 4
                                        and "ROC Sellers" shall mean all of them

     "ROC Warranties"                   the Warranties set out in Part 2 of
                                        Schedule 3

     "Royalties"                        royalty or licence payments accrued or
                                        invoiced as at the Effective Date and
                                        payable by a Group Member to landfill
                                        site owners pursuant to the gas
                                        agreements entered into by a Group
                                        Member in respect of each project site

     "SEC"                              the U.S. Securities and Exchange
                                        Commission

     "Sellers Agreement"                the agreement dated the date of this
                                        Agreement between each of the Sellers
                                        relating to, amongst other things, the
                                        apportionment of the Share Consideration

     "Sellers' Solicitors Undertaking"  the undertaking in the agreed terms given by the Sellers' Solicitors to the
                                        Buyer's Solicitors in relation to the
                                        holding of the Consideration on or
                                        before Completion and the distribution
                                        of the Consideration and other payments
                                        following Completion

     "Sellers' Solicitors"              Eversheds LLP of Senator House, 85 Queen
                                        Victoria Street, London EC4V 4JL

     "Sellers' Solicitors' Client       Account Number 90639443 with Barclays
      Account                           Bank PLC with sort code 20-18-15

     "Share Consideration"              the aggregate consideration for the sale
                                        of the Shares as stated in clause 4.1

     "Share Sellers"                    Ridgewood and Arbutus

     "Share Warranties"                 the Warranties set out in Part 1 of
                                        Schedule 3 and Part 3 of Schedule 4

     "Shares" all the issued and to be issued shares in the capital of the Company comprising the Arbutus Shares and the Ridgewood Shares

     "Software"                         any form of computer program whether in
                                        source or object code form

     "Stock" Stocks (as defined in Statement of Standard Accounting Practice No 9 adopted by the Accounting Standards Board) of each Group Member on a consolidated basis

     "Superior Offer"                   shall have the meaning ascribed to it in
                                        clause 12.2

     "Surviving Provisions"             clauses 1 (Interpretation), 13 (Break
                                        Fee), clause 14 (Confidentiality), 17
                                        (Announcements), 18 (Costs), 19
                                        (Notices), 23 (Entire Agreement) and 25
                                        (Governing Law and jurisdiction)

     "Tax" and "Taxation"               shall have the meaning ascribed thereto
                                        in Part 1 of Schedule 4

     "Tax Covenant"                     the covenants by the Sellers in Part 2
                                        of Schedule 4

     "Tax Warranties"                   the warranties set out in Part 3 of
                                        Schedule 4

     "Term Debt"                        the principal amount (including interest
                                        or accrued interest) of the term debt
                                        owed by certain Group Members to BoS
                                        pursuant to the Bank Facilities less the restricted cash reserve with BOS in connection with the same and the amount due from the relevant Group Member under the 2 Clarke Energy Equipment Leases

     "Title Warranties"                 the Warranties at paragraphs 1 and 2 of
                                        Part 1 of Schedule 3

     "Warranty and Indemnity            the insurance policy insuring against
     Insurance"                         loss for breaches of the Warranties and
                                        claims under the Tax Covenant in the
                                        agreed terms

     "United Kingdom"                   the United Kingdom of Great Britain and
                                        Northern Ireland

     "VAT"                              Value Added Tax

     "VATA"                             Value Added Tax Act 1994

     "Warranties"                       the warranties set out or referred to in
                                        clause 11, Schedule 3 and Part 3 of
                                        Schedule 4

     "Working Capital"                  the working capital is the aggregate of,
                                        as of the Effective Date:

                                        (i) current assets;

                                        (ii) current liabilities;

                                        (iii) Debt;

                                        (iv) Working Capital Liabilities; and

                                        (v) the amount derived from paragraph
                                        2.24 of Part 2 of Schedule 9,
                                        in each case of the Group (on a
                                        consolidated basis),

                                        but excluding, as at the Effective Date:

                                        (a)       any liabilities under the
                                                  DSA's and the DA's due from
                                                  any Group Member to a ROC
                                                  Seller, other than the ROC
                                                  Payable;

                                        (b)       work-in-progress and assets in
                                                  the course of construction,
                                                  including any capitalised
                                                  interest thereon

                                        (c)       deferred income recognised on
                                                  the commissioning of a project
                                                  in respect of the excess of
                                                  construction advances on the
                                                  project over the cost of
                                                  construction of the project;

                                        (d)       deferred expenditure
                                                  recognised on the
                                                  commissioning of a project in
                                                  respect of the excess of the
                                                  cost of construction of the
                                                  project over the construction
                                                  advances on the project;

                                        (e)       deferred tax assets;

                                        (f)       deferred tax liabilities;

                                        (g)       the restricted cash reserve
                                                  with BOS (which is referred to
                                                  in the definition of Term
                                                  Debt) as at the Effective
                                                  Date; and

                                        (h)       any unamortised capitalised
                                                  arrangement fees included
                                                  within current assets or
                                                  current liabilities

     "Working Capital Liabilities"      the liabilities of the Group (on a
                                        consolidated basis):

                                        (i) in respect of any Tax estimated to
                                        be due or payable (on a consolidated
                                        basis) by the Group in respect of the
                                        period up to and including the Effective
                                        Date;

                                        (ii) (pound sterling)630,000, being the
                                        aggregate of the amounts (net of VAT) of capital expenditure as at the Effective Date which the parties have agreed is required following the Effective Date to be spent in respect of certain new wells and engines and, in addition, the replacement of certain pistons, liners and rings; and

                                        (iii) in respect of any amounts due from the Sellers to the Buyer in respect of a breach of their obligations under
                                        Schedule 8 which is agreed or determined in accordance with clause 6.8

     "Working Capital Statement"        the statement prepared by the Sellers
                                        and agreed or determined in accordance
                                        with clause 5 and Schedule 9 for the
                                        purpose of calculating the Working
                                        Capital and the ROC Receivable in
                                        accordance with clause 5 and Schedule 9
                                        (a proforma of which is set out in Part
                                        3 of Schedule 9)

1.2 references to any statute or statutory provision include, unless the context otherwise requires, a reference to the statute or statutory provision as modified, replaced or re-enacted and in force from time to time prior to Completion and any subordinate legislation made under the relevant statute or statutory provision (as so modified, replaced or re-enacted) in force prior to Completion;

1.3 references to a person includes a reference to any individual, firm, company, limited liability company, business trust, corporation or other body corporate, government, state or agency of a state or any unincorporated association, joint venture or partnership (whether or not having a separate legal personality);

1.4 references to statutory provisions or to a legal or accounting principle applying under English law shall, where the context requires, be treated as including references to the nearest corresponding provision or principle in the local jurisdiction and references to a governmental, local governmental or administrative authority or agency in the United Kingdom shall be treated as including references to the nearest equivalent governmental local governmental or administrative authority or agency in that jurisdiction provided that, in each case, the liability of the Sellers shall, as a result of such treatment, be no greater than it would have been under English law or under governmental, local governmental or administrative authority or agency in the United Kingdom;

1.5 the masculine, feminine or neuter gender respectively includes the other genders and the singular will include the plural (and vice versa);

1.6 references to a document being "in the agreed terms" are to that document in the form agreed and for the purposes of identification initialled by or on behalf of the Sellers and the Buyer;

1.7 unless expressly stated otherwise, all obligations, covenants, undertakings, representations and warranties on the part of two or more persons or entities are entered into, given or made by such persons severally but not jointly;

1.8 references to clauses and Schedules are to clauses of and Schedules to this Agreement, and references to paragraphs or Parts are to paragraphs in or Parts of the Schedule in which such references appear;

1.9 the Schedules and Appendices form part of this Agreement and will have the same force and effect as if expressly set out in the body of this Agreement;

1.10       the headings in this Agreement will not affect its interpretation;

1.11 any phrase introduced by the term "include", "including", "in particular" or any similar expression will be construed as illustrative and will not limit the sense of the words preceding that term;

1.12       reference to time shall be to the time in London, England; and

1.13 references to a "subsidiary undertaking" or "parent undertaking" is to be construed in accordance with section 258 of the CA 1985; references to a "subsidiary" or "holding company" is to be construed in accordance with section 736 of the CA 1985; and references to a "current assets" and "current liabilities" is to be construed in accordance with the CA 1985.

2.         SHARE SALE AND PURCHASE

2.1 At Completion, Ridgewood agrees to and will sell, with full title guarantee, and the Buyer agrees to and will buy, the Ridgewood Shares.

2.2 At Completion, Arbutus agrees to and will sell, with full title guarantee, and the Buyer agrees to and will buy the Arbutus Shares.

2.3 In each case the Shares will be sold free of any Encumbrance and with all rights attached or accruing to them at or after the date of this Agreement.

2.4 Each of the Share Sellers severally waives any rights of pre-emption or other right or option conferred on them under the articles of association of the Company or otherwise in respect of any of the Shares.

2.5 Ridgewood warrants that the Ridgewood Shares when taken together with the Arbutus Shares constitute all the Shares in the Company.

2.6 Arbutus warrants that the Arbutus Shares when taken together with the Ridgewood Shares constitute all the Shares in the Company.

2.7 The Share Sellers hereby waive any rights of pre-emption in favour of them or requirements for consent required from them in connection with or which are necessary to transfer the Shares.

3.         ASSET SALE AND PURCHASE

3.1 At Completion, ROC 1 agrees to and will sell and transfer with full title guarantee to the Buyer (or as it directs in accordance with clause 3.7) and the Buyer agrees to and will buy as at Completion the ROC1 Assets.

3.2 At Completion, ROC 2 agrees to and will sell and transfer with full title guarantee to the Buyer (or as it directs in accordance with clause 3.7) and the Buyer agrees to and will buy as at Completion the ROC2 Assets.

3.3 At Completion, ROC 3 agrees to and will sell and transfer with full title guarantee to the Buyer (or as it directs in accordance with clause 3.7) and the Buyer agrees to and will buy as at Completion the ROC3 Assets.

3.4 At Completion, ROC 4 agrees to and will sell and transfer with full title guarantee to the Buyer (or as it directs in accordance with clause 3.7) and the Buyer agrees to and will buy as at Completion the ROC4 Assets.

3.5 Each of the ROC Business Assets will be sold and bought free from any Encumbrance and with all rights attached to it.

3.6        Except as otherwise provided in the Agreement:

           3.6.1 beneficial ownership and risk in each of the ROC Business Assets in respect of which beneficial ownership is to pass to the Buyer will pass to the Buyer on Completion;

           3.6.2 title to all ROC Business Assets in respect of which beneficial ownership is to pass to the Buyer which can be transferred by delivery will pass on delivery and such delivery will be deemed to take place at Completion but with effect from the Effective Date; and

           3.6.3 each ROC Seller will hold the ROC Business Assets of that ROC Seller for the benefit of the Buyer from Completion but with effect from the Effective Date until they have been actually delivered and/or, in the case of ROC Business Assets not capable of transfer by delivery, transferred or assigned to the Buyer

3.7 The ROC Sellers confirm and agree that the Buyer shall be entitled, prior to Completion by notice in writing to the ROC Sellers, to substitute a wholly owned subsidiary of the Buyer as the purchaser of any of the ROC Business Assets and references in this Agreement to the Buyer shall be deemed to refer to such substituted purchaser, if applicable, where the context requires provided that (i) such substituted purchaser shall be an additional obligor of all the obligations that relate to the Buyer in relation to such ROC Business Assets; (ii) the obligations of the Buyer will remain in full force and effect notwithstanding such substitution; and (ii) the liability of the ROC Sellers under this Agreement and the documents contemplated or referred to herein shall not be increased or extended as a result of such substitution.

3.8 The provisions of Schedule 4 will apply in relation to Taxation matters but the provisions of paragraph 2 of Part 2 of Schedule 4 shall have effect only from Completion.

4.         CONSIDERATION

4.1 The aggregate consideration for the sale of the Shares shall be an amount equal to the sum of the Purchase Price less
           (pound sterling)10,237,407.61 (ten million two hundred and thirty seven thousand four hundred and seven pounds sterling 61 pence).

           4.1.1 less the ROC Consideration (but excluding for the purpose of this clause 4.1.1 the amount of the ROC Receivable);

           4.1.2 plus the Positive Amount (as such term is defined in clause 5.9) or less the Negative Amount (as such term is defined in clause 5.8);

           4.1.3      less the amount of any claim for a breach of Part I of
                      Schedule 8 which is agreed or determined in accordance with clause 6.8.2; and

           4.1.4 less the aggregate of the Bonus Amount and all PAYE and employer's and employee's national insurance contributions applicable to such Bonus Amount.

4.2 Each Share Seller shall receive the Share Consideration in the manner to be determined in accordance with the Sellers' Agreement.

4.3        The consideration for:

           4.3.1 the sale of the ROC 1 Assets will be the sum of (pound sterling)15,414,893.62 (fifteen million four hundred and fourteen thousand eight hundred and ninety three pounds sterling 62 pence) (plus the relevant ROC Adjustment) (i) less the amount of any claim for a breach by ROC 1 of its obligations under Part II of Schedule 8 which has been agreed or determined in accordance with clause 6.8.2 (ii) plus, on behalf of the relevant Group Member, the amount of the ROC Receivable payable to ROC 1;

           4.3.2 the sale of the ROC 2 Assets will be the sum of (pound sterling)25,544,680.85 (twenty five million five hundred and forty four thousand six hundred and eighty pounds sterling 85 pence) (plus the relevant ROC Adjustment) (i) less the amount of any claim for a breach by ROC 2 of its obligations under Part II of Schedule 8 which has been agreed or determined in accordance with clause 6.8.2 (ii) plus, on behalf of the relevant Group Member, the amount of the ROC Receivable payable to ROC 2;

           4.3.3 the sale of the ROC 3 Assets will be the sum of (pound sterling)28,627,659.57 (twenty eight million six hundred and twenty seven thousand six hundred and fifty nine pounds sterling 57 pence) (plus the relevant ROC Adjustment) (i) less the amount of any claim for a breach by ROC 3 of its obligations under Part II of Schedule 8 which has been agreed or determined in accordance with clause 6.8.2 (ii) plus, on behalf of the relevant Group Member, the amount of the ROC Receivable payable to ROC 3;

           4.3.4 the sale of the ROC 4 Assets will be the sum of (pound sterling)13,212,765.96 (thirteen million two hundred and twelve thousand seven hundred and sixty five pounds sterling 96 pence) (plus the relevant ROC Adjustment) (i) less the amount of any claim for a breach by ROC 4 of its obligations under Part II of Schedule 8 which has been agreed or determined in accordance with clause 6.8.2 (ii) plus, on behalf of the relevant Group Member, the amount of the ROC Receivable payable to ROC 4, and will be allocated, for tax purposes, as set out in Schedule 10.

4.4 The Consideration to be paid in clauses 4.1 and 4.3 shall be applied in accordance with paragraphs 6.1 and 6.2 of Schedule 5 accordingly.

4.5

           4.5.1 If the Working Capital Statement has not been agreed or determined in accordance with clause 5 prior to Completion, the consideration payable for the Shares on Completion shall be paid without taking into account the Positive Amount or the Negative Amount and such consideration will be adjusted following Completion when, within 2 Business Days of the agreement or determination of the Working Capital Statement in accordance with clause 5, the Buyer will pay to the Share Sellers the Positive Amount or the Share Sellers will pay to the Buyer the Negative Amount, as the case may be.

           4.5.2 If that part of the ROC Receivable payable to one or more of the ROC Sellers has not been agreed or determined in accordance with clause 5 prior to Completion, the consideration payable for the ROC Business Assets on Completion shall be paid without taking into account such part of the ROC Receivable and such consideration will be increased following Completion when, within 2 Business Days of the agreement or determination of such part of the ROC Receivable in accordance with clause 5, the Buyer will pay to each ROC Seller such part only of the ROC Receivable to which each ROC Seller is entitled (and has not yet received).

4.6 All amounts expressed in this Agreement as being payable by the Buyer are expressed exclusive of any VAT (if applicable) which may be chargeable.

4.7 The Share Sellers undertake to pay to the Buyer an amount equal to all costs and expenses incurred by the Group associated with or incurred in connection with terminating the Term Debt and the Hedging Arrangements following Completion.

4.8 If, as a result of the adjustment set out in Schedule 14, the Purchase Price is reduced to less than (pound sterling)110,000,000:

           4.8.1 the Buyer shall have the right but not the obligation to complete this Agreement in which event the Purchase Price will be deemed to be (pound sterling)110,000,000;

           4.8.2      if the Buyer has not exercised its right under clause
                      4.8.1 by the Long Stop Date, the Sellers shall have the right to terminate this Agreement pursuant to clause 12.2(iii).

5.         WORKING CAPITAL STATEMENT AND ROC RECEIVABLE

5.1 For the purposes of this clause 5, clause 11.9 and Schedule 9, the Sellers shall be represented by and hereby appoint Mr Douglas Wilson as their representative (the "Representative") and the Buyer and its advisors and the Independent Accountant (referred to and defined below) shall be entitled to treat and rely on the notices, consents, approvals and directions of the Representative as being issued on behalf of and with the express authority of each of the Sellers who agree to be bound by the decision of the Representative and not to challenge his/her decisions or actions. References to Sellers in the definition of "Working Capital Statement", clause 5 (other than clause 5.10), clause 11.9 and Schedule 9 shall be deemed to refer to the Representative.

5.2 The Sellers shall procure that a draft of the Working Capital Statement together with full supporting documentation and working papers shall be prepared, in accordance with Schedule 9 and delivered to the Buyer within 20 days following the date of this Agreement.

5.3 If the Buyer notifies the Sellers within 30 days of receipt of such draft Working Capital Statement that they do not accept the correctness of it and their reasons for such non-acceptance, the parties shall use their reasonable endeavours to reach agreement on the draft Working Capital Statement as soon as possible after such notification. If the Buyer does not so notify the Sellers within such 30 day period then the parties shall be deemed to accept the correctness of the draft which shall become the Working Capital Statement for the purposes of this Agreement and shall be final and binding on the parties (in the absence of manifest error) and be deemed to be in accordance with Schedule 9 upon the expiry of the 30 days.

5.4 If the parties are unable to reach agreement within 5 days following the notification of objections by the Buyer to the Share Sellers, the matter in dispute will be referred to an independent accountant (the "Independent Accountant"). If the parties are unable to agree the identity of the Independent Accountant, or if the proposed Independent Accountant refuses to act, the matter shall be referred by any party to this Agreement to the President of the Institute of Chartered Accountants who shall decide who shall be the Independent Accountant. The decision of the Independent Accountant shall be given within 20 days of the matter being referred to him pursuant to this clause. In giving his decision the Independent Accountant shall determine those adjustments (if any) which are necessary to the draft Working Capital Statement in order to resolve the matters notified by the Buyer pursuant to clause 5.3. The draft Working Capital Statement as so adjusted or not (as the case may be) shall become the Working Capital Statement for the purposes of this Agreement and (in the absence of manifest error) be final and binding on the parties, and be deemed to be in accordance with Schedule 9, upon the written notification of such decision to the Sellers and the Buyer and shall be used for calculating the Consideration in accordance with clauses
           4.1 and 4.3.

5.5 The Buyer and the Sellers shall co-operate fully with the Independent Accountant at all times including in relation to agreeing the Independent Accountant's terms of engagement.

5.6        Any determination by the Independent Accountant pursuant to clause
           5.4 shall be binding on all concerned and shall be given by him as an expert and not as an arbitrator and the Arbitration Acts 1950 and 1996 shall not apply.

5.7 The Sellers shall procure that the Buyer and its advisors shall have full and unfettered access to all relevant papers, documents, records and personnel of the Group (for the sole purpose of agreeing or determining the Working Capital Statement) and of the ROC Sellers (for the sole purpose of agreeing or determining the ROC Receivable). If the Working Capital Statement has not been agreed prior to Completion, the Buyer shall procure that the Sellers, their advisors and the Independent Accountant shall have full and unfettered access to all relevant papers, documents, records and personnel of the Group for the purposes of preparing and agreeing or determining the Working Capital Statement.

5.8 If, as determined by the Working Capital Statement, the Working Capital shall show net liabilities (the amount of such net liabilities being, the "Negative Amount") such amount shall be deducted from the Consideration in accordance with clause 4.1.

5.9 If, as determined by the Working Capital Statement, the Working Capital shall show net assets (the amount of such net assets being, the "Positive Amount") such amount shall be added to the Consideration in accordance with clause 4.1.

5.10 All costs incurred by the Sellers in reviewing and agreeing the Working Capital Statement shall be borne by the Sellers and all such costs incurred by the Buyer in reviewing and agreeing the Working Capital Statement shall be borne by the Buyer. The fees of the Independent Accountant shall be payable by the Sellers and the Buyer in such proportions as the Independent Accountant determines (or failing such determination half shall be payable by the Buyer and half by the Sellers).

5.11 Any agreement or determination of the Working Capital pursuant to this clause 5 shall specifically identify the values attributed to each liability and asset.

5.12 Any agreement or determination of the ROC Receivable pursuant to this clause 5 shall specifically identify the value attributable to that part of the ROC Receivable due to each ROC Seller.

6.         CONDITIONS

6.1 Completion is conditional on the following conditions being satisfied:

           6.1.1 the receipt of a certificate approving the terms of this Agreement and the transactions contemplated by it by each of the following:

                      6.1.1.1 Ridgewood receiving a certificate from Ridgewood Electric Power Trust V LLC certifying, to the extent required by law, the approval of this Agreement and the transactions contemplated by it by the Managing Shareholder;

                      6.1.1.2 Ridgewood receiving a certificate from Ridgewood Power Growth Fund certifying, to the extent required by law, the approval of this Agreement and the transactions contemplated by it by the Managing Shareholder;

                      6.1.1.3 ROC 1 receiving a certificate from Ridgewood Renewable Powerbank LLC certifying, to the extent required by law, the approval of this Agreement and the transactions contemplated by it by the Managing Shareholder and the shareholders of Ridgewood Renewable Powerbank LLC;

                      6.1.1.4 ROC 2 receiving a certificate from Ridgewood Renewable Powerbank II LLC certifying, to the extent required by law, the approval of this Agreement and the transactions contemplated by it by the Managing Shareholder and the shareholders of Ridgewood Renewable Powerbank II LLC;

                      6.1.1.5 ROC 3 receiving a certificate from Ridgewood Renewable Powerbank III LLC certifying, to the extent required by law, the approval of this Agreement and the transactions contemplated by it by the Managing Shareholder and the shareholders of Ridgewood Renewable Powerbank III LLC; and

                      6.1.1.6 ROC 4 receiving a certificate of approval from Ridgewood Renewable Powerbank IV LLC certifying, to the extent required by law, the approval of this Agreement and the transactions contemplated by it by the Managing Shareholder and the shareholders of Ridgewood Renewable Powerbank IV LLC;

           6.1.2 the Fairness Opinions not having been withdrawn by D&P and each Fairness Opinion being in full force and effect on Completion;

           6.1.3 no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Order, that is then in effect and has the effect of preventing or prohibiting Completion or otherwise imposing material limitations on the ability of the Sellers to accomplish the conditions set out in clause 6.1.1 or 6.1.2; provided, however, that each of the parties hereto shall use their reasonable commercial efforts to have any such Order vacated;

           6.1.4 no injunction, or other order by any court of competent jurisdiction in any jurisdiction remaining outstanding which has the effect of preventing or prohibiting Completion or otherwise imposing material limitations on the ability of the Sellers to accomplish the conditions set out in clause 6.1.1 or 6.1.2 or claims for damages; provided, however, that each of the parties hereto shall use their reasonable commercial efforts to have any such injunction or Order vacated;

           6.1.5 there shall be no pending suit, action or proceeding by any Governmental Entity (i) seeking to prohibit, or impose any material limitations upon any material terms set forth in this Agreement, (ii) seeking to restrain or prohibit Completion or the performance of any of the other transactions contemplated by this Agreement, or seeking to obtain from the Sellers, the Managing Shareholder, the Company or the Ridgewood Funds any damages that are material to them, or (iii) which otherwise would have a material adverse effect on the transactions contemplated by this Agreement; and

           6.1.6 the Agreement not having been terminated pursuant to clause 12.

6.2 The Sellers (or any one of them) will give evidence (in a form reasonably satisfactory to the Buyer) of satisfaction of the conditions in clauses 6.1.1, and 6.1.2, such evidence to be given as soon as possible after the relevant condition is satisfied.

6.3 If any of the Sellers or the Buyer becomes aware of any fact or matter that prejudices the satisfaction of a condition, then such Seller or Buyer will as soon as practicable inform the other parties.

6.4        This Agreement will automatically terminate if:

           6.4.1 a condition set out in clause 6.1.1 to 6.1.5 has not been satisfied or agreed to be waived by all the parties to this Agreement on or before the Long Stop Date; or

           6.4.2 this Agreement does not complete in accordance with its terms for any other reason other than in circumstances where a specific right of termination exists pursuant to clauses 4.8, 6.4.1 and 12 on or before the Long Stop Date.

6.5 Upon termination of the Agreement pursuant to clause 6.4 the following provisions will apply (save for where the Buyer is required to keep a copy by law or regulatory authority, or in respect of professional advisers being entitled to keep a copy in accordance with applicable professional rules and conduct):

           6.5.1 the Buyer will return to the Sellers all information (and all copies of such information) which has been supplied to the Buyer or its advisers by the Sellers or their advisers before such date;

           6.5.2 the Buyer will destroy all reports, analyses, studies and other documents prepared by it or its advisers which contain or otherwise reflect information supplied to it or its advisers by the Sellers and their advisers and will provide the Sellers with a certificate confirming the same;

           6.5.3 each of the Buyer and the Sellers will bear their own costs relating to the negotiation, preparation, execution or termination of this Agreement or the satisfaction of any condition set out in clauses 6 and 12.1; and

           6.5.4 each of the parties' further rights and obligations cease immediately on termination, including in respect of any breach of contract for failure to provide the Warranty and Indemnity Insurance, but termination does not affect the parties' rights and obligations accrued prior to termination in relation to

                                 (i)        any of the Surviving Provisions or,

                                 (ii) in circumstances where the Agreement has been terminated pursuant to clause 6.4.2, a failure by a party to comply with Schedule 5.

6.6        Immediately following the Effective Date and pending Completion:

           6.6.1 the Share Sellers will comply with the requirements set out in Part I of Schedule 8 and each ROC Seller will comply with the requirements set out in Part II of
                      Schedule 8 insofar as it relates to that ROC Seller;

           6.6.2 the Share Sellers shall procure that, at the written request of the Buyer, notice (the form and content of which is first approved in writing by or on behalf of the Buyer) is given to the relevant site operators by the relevant Project Companies under the gas agreements for Jameson Road Energy Limited, Whinney Hill Energy 2 Limited, Connon Bridge Energy Limited and United Mines Energy Limited of the change of control which will be triggered on Completion, such draft notices to be provided to the Buyer for approval within 3 Business Days of such request and will be sent to the relevant site operator within 3 Business Days of approval by the Buyer; and

           6.6.3 the Buyer shall cooperate with and provide, in a timely manner, documentation to the Sellers and the Managing Shareholder in connection with the preparation of the Ridgewood Solicitation Materials and the preparation of the Fairness Opinions by D&P to the extent that the preparation of such materials reasonably requires information about the Buyer or Macquarie or any of its Affiliates.

6.7 The Buyer acknowledges that it has received from the Share Sellers the Management Accounts.

6.8 In the event of any breach(es) by any of the Sellers of the provisions relating to them set out in Schedule 8, to the extent that the value of such breach is agreed or determined before Completion in accordance with clause 6.8.2, the Consideration payable at Completion shall be reduced by such amount and to the extent the value of such breach is agreed or determined in accordance with clause 6.8.2 after Completion, the relevant Seller shall, following Completion, pay to the Buyer an amount equal to all Liabilities incurred by the Buyer or the Group (as applicable) as a result of such breach and the Consideration shall be accordingly reduced by any amounts so paid to the Buyer in each case, provided that:

           6.8.1 the Sellers will not be liable for any claim under this clause 6.8 unless, within a period of 30 days after the date of Completion, the Share Sellers receive written notice of such claim specifying the quantum of such claim and the nature of such claim in reasonable detail;

           6.8.2 if the Sellers and the Buyer are unable to agree the validity and/or value of such claim within 5 days of the Share Sellers receiving notice of such claim under clause 6.8.1, the Sellers and the Buyer shall immediately procure that the claim will be referred to a Queens Counsel barrister of not less than 10 years standing (nominated by them but otherwise appointed by the President of the Law Society of England and Wales) who shall be instructed to provide an opinion on the likelihood of the success of, and likely quantum, of such claim within 10 days of such referral and his/her determination shall be final and binding on all concerned and shall be given by him/her as an expert and not as arbitrator;

           6.8.3      the Sellers' maximum aggregate liability under this clause
                      6.8 including the Buyer's costs and expenses incurred in successfully bringing such a claim shall not exceed
                      (pound sterling)40,000,000.

6.9        The (pound sterling)40,000,000 cap on liability set out in clause
           6.8.3 shall be reduced after the expiry of the 30 day period referred to in clause 6.8.1 to an amount equal to the aggregate value of all claims made which remain outstanding and which have not been agreed or determined in accordance with clause 6.8.2 and all claims which have been agreed or determined in accordance with clause 6.8.2 (such amount being the "New Cap Amount") and the Sellers shall be free to distribute the difference between (pound sterling)40,000,000 and the New Cap Amount as they, in their absolute discretion, deem fit. The value of a claim which has not been agreed or determined in accordance with clause 6.8.2 shall only be included in the New Cap Amount to the extent that it represents a reasonable assessment by the Buyer of the correct value of such claim.

6.10 The Sellers shall procure that the Buyer shall have unfettered access to all relevant papers, documents, records and personnel of the Group for the sole purpose of identifying whether the Buyer has any claims under clause 6.8.

6.11 The Buyer warrants to the ROC Sellers, the Share Sellers and the Managing Shareholder prior to Completion that none of the information supplied or to be supplied by the Buyer or its representatives pursuant to clause 6.6.2 shall, at the dates such materials are supplied by the Buyer, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, nor is such information misleading in any material respect. The Buyer further warrants to the Share Sellers, the ROC Sellers and the Managing Shareholder that it will promptly inform the Share Sellers, the ROC Sellers and the Managing Shareholder of any fact, matter or event which renders such information supplied by the Buyer or its representatives pursuant to clause 6.6.2 materially untrue or incorrect.

6.12 Between the period from the date of this Agreement and the Long Stop Date, the Sellers undertake not to solicit other offers for the business of the Group or the Shares or for any of the ROC Business Assets except that this provision shall not prohibit the Sellers, once they or any of them receive an indication of a possible Superior Offer, from negotiating with such offeror(s).

7.         COMPLETION

7.1 Subject to earlier termination pursuant to this Agreement and the provisions of this clause 7, Completion will take place at the offices of the Sellers' Solicitors on the tenth Business Day after the date on which the last of the conditions set out in clauses 6.1.1 to 6.1.7 (inclusive) have all been satisfied or evidence of satisfaction given in accordance with clause 6.2 (or waived in accordance with clause 6.4) or on such earlier date as may be agreed between the Sellers and the Buyer, provided always that the condition at clause 6.1.6 is satisfied at Completion.

7.2 Completion will not be deemed to have taken place unless the Sellers and the Buyer comply with the provisions of Schedule 5.

7.3 The Sellers' Solicitors are authorised to receive the Consideration on behalf of the Sellers and payment to them will be a good and sufficient discharge to the Buyer and the Buyer will not be further concerned as to the application of the moneys so paid whether under the Sellers' Agreement or otherwise (including pursuant to any release of sums by the Sellers' Solicitors to the Sellers pursuant to paragraph 6 of Schedule 5).

7.4 No party is obliged to complete this Agreement unless the purchase of all the Shares and the purchase of all of the ROC Business Assets is completed simultaneously.

8.         BUSINESS CONTRACTS

           On Completion each ROC Seller shall assign to the Buyer, such assignment being deemed to be with effect from the Effective Date all its rights, title and interest under or pursuant to all the ROC Business Contracts to which that ROC Seller is a party.

9.         RECORDS AND ACCESS

9.1 Without prejudice to any other provision of this Agreement, the Buyer and its agents will be entitled for a period of seven years from Completion on giving reasonable notice to a ROC Seller to have access during normal business hours and to take copies (at its own expense) of any books, documents or other records in the ROC Seller's possession relating to the ROC Business or the ROC Business Assets and which have not been delivered to the Buyer.

9.2 Each Seller, the Managing Shareholder and each Ridgewood Fund, and each of its agents, will, where necessary for any legitimate business purpose and subject to providing confidentiality undertakings in a form reasonably acceptable to the Buyer, including but not limited to, the completion of its accounts or tax returns or for dealing with any Relevant Claims be entitled for a period of seven years from Completion on giving reasonable notice to the Buyer to have access during normal business hours and to take copies of (at its own expense) any of the records which were delivered to the Buyer pursuant to this Agreement.

10.        FUTURE ENQUIRIES AND ASSISTANCE

10.1 Each Seller will after Completion refer enquiries received by it relating to the ROC Business as carried out at Completion or to the Group to the Buyer; provided, however, that in the event that a Seller receives an enquiry relating to the ROC Business or to the Group that is made by or on behalf of any Governmental Entity, including, without limitation, the SEC or any adjudicatory body with competent jurisdiction, or in the event of litigation involving the ROC Business or the Group, the Seller shall notify the Buyer of such enquiry or such litigation, but may also refer such enquiry or litigation to the Managing Shareholder, the Ridgewood Funds and their respective shareholders, and their legal, accounting and other advisors.

10.2 The Share Sellers shall use reasonable endeavours to correct the error contained in OFGEM's records in respect of the RO and CCL accreditation for all landfill gas generation capacity installed by or on its behalf at the landfill site at which Jameson Road Energy Limited operates and shall keep the Buyer reasonably informed of the progress of such correction.

10.3 Arbutus shall use reasonable endeavours to obtain, as soon as reasonably practicable following Completion, a deed of termination in a form reasonably approved by the Buyer, duly signed by all the parties, to the agreement dated 18 July 1996 between (1) Redland Aggregates Limited (2) Mountsorrel Energy Limited (3) Hambro Group Investments Limited (4) Combined Landfill Projects Limited (now known as CLPE 1991 Limited) (the "Mountsorrel Agreement"). Until the delivery of a certified copy of such deed of termination to the Buyer and subject to the Buyer acting reasonably in approving the deed of termination and provided that the Buyer procures that CLPE 1991 Limited enters into such approved form deed of termination, Arbutus shall indemnify, keep indemnified and hold harmless CLPE 1991 Limited against all Liabilities incurred by CLPE 1991 Limited in connection with any payment required to be made by CLPE 1991 Limited under the Mountsorrel Agreement.

11.        WARRANTIES AND RELEVANT CLAIMS

11.1 Each Share Seller severally, but not jointly, warrants to the Buyer in the terms of the Title Warranties with respect of itself and the shares being sold by that Share Seller as at the date of the Agreement.

11.2 Each Share Seller jointly and severally warrants to the Buyer in the terms of the Tax Warranties.

11.3 Each Share Seller jointly and severally warrants to the Buyer in the terms of the Operational Warranties as at the date of this Agreement.

11.4 Each ROC Seller severally, but not jointly, warrants to the Buyer in the terms of the ROC Warranties in respect of itself and the ROC Business Assets being sold by that ROC Seller only.

11.5       The Warranties are qualified by all facts, matters and information
           Disclosed.

11.6 Each Warranty is to be construed independently and is not limited or restricted by any other Warranty or any other term of this Agreement.

11.7 Subject to clauses 11.8, 11.9 and 11.15, the Warranties given by the Share Sellers and the ROC Sellers (as appropriate) will be deemed to be repeated on a several basis immediately before the Completion Date by reference to the facts and circumstances existing at the Completion Date (the "Repeated Warranties" and "Repeated Warranty" shall be any of them). For this purpose only, where in a Repeated Warranty there is an express or implied reference to the "the date of this Agreement" or an equivalent term, that reference is to be construed as a reference to the Completion Date.

11.8 The Repeated Warranties will only relate to facts, matters or events existing at or immediately prior to the Completion Date and, will all (other than the Title Warranties) be qualified by those matters Disclosed in the Disclosure Letter. The Buyer's only remedy for breach or breaches of the Repeated Warranties shall be if the breach or breaches of the Repeated Warranties has, taking account of the limitations on liability set out in Schedule 7 (but, for the purposes of this clause 11.8, excluding the provisions of paragraph 2 of
           Schedule 7), an aggregate value exceeding (pound sterling)6,000,000 in which case the only remedy shall be that available to it under clause 12.1.1. For clarity, the Buyer will have no remedy in the case of any breach or breaches of the Repeated Warranties the aggregate value of which is equal to or less than (pound sterling)6,000,000.

11.9 For the purposes of determining the aggregate value of the breach or breaches under clause 11.8 and subject to clause 5.1 (where the context requires), in the event that the parties fail to agree on the value within five Business Days of the Sellers receiving notice of termination, the value will be determined by a Queens Counsel of at least 10 years' standing (nominated jointly by the Representative referred to in clause 5 and the Buyer or otherwise appointed by the President of the Law Society of England and Wales) on the application of any party to this Agreement who shall be instructed to provide an opinion on the likelihood of the success of such claim and the likely quantum of such claim and his/her determination shall be binding on all concerned and shall be given by him/her as an expert and not as an arbitrator and the Arbitration Acts 1950 and 1966 shall not apply to the same. For the avoidance of doubt, save where the value of any breach(es) has been agreed by the parties to be in excess of (pound sterling)6,000,000, the Agreement shall not be terminated unless and until such barrister determines that the aggregate value of all breaches exceeds (pound sterling)6,000,000.

11.10 Where any Warranty or Repeated Warranty refers to the knowledge, information, belief or awareness of a Seller (or similar expression), each Seller will be deemed to be aware of all information of which it has actual knowledge and all information it received after making due enquiry of the persons listed below or which it would have received had such due enquiry been made as at the date the Warranties or Repeated Warranties are given but no Seller will be deemed to have made enquiry of any other person and will not be liable for breach of Warranty or Repeated Warranty should a fact or circumstance which would otherwise constitute a breach of Warranty or Repeated Warranty be known to any person other than those listed below:

           Harry Wyndham;

           Douglas Wilson;

           Randall Holmes;

           Robert Swanson

           Alexandra Pentecost;

           Aidan Marsh;

           John Paul Yates;

           Andrew West; and

           Dominic Greenough.

11.11 Each of the Sellers shall promptly disclose in writing to the Buyer anything which becomes known to it prior to Completion which is (taking into account the provisions of paragraph 2.2 of Schedule 7) inconsistent with the Warranties or the contents of the Disclosure Letter.

11.12 Notwithstanding any other provision of this Agreement, the liability of the Sellers in respect of any Relevant Claim will be limited in accordance with the provisions of Schedule 7.

11.13 Each Seller waives and may not enforce any right which that Seller may have against any Group Member, or any officer, employee, agent or professional adviser of any Group Member, on which or on whom that Seller may have relied in agreeing to any term of this Agreement or any statement in the Disclosure Letter save to the extent of any fraud or misconduct or omission that is dishonest, reckless or wilful by such person towards the Seller in this regard.

11.14 The Buyer waives and may not enforce on behalf of itself and each other member of the Buyer's Group any right which the Buyer may have against any officer, employee, agent, representative or professional adviser of any Seller or the Managing Shareholder on which it may have relied before agreeing to any term of this Agreement or any other agreement entered into pursuant to this Agreement save to the extent of any fraud or misconduct or omission that is dishonest, reckless or wilful by such person towards the Buyer in this regard.

11.15 On the Completion Date, the Sellers shall deliver to the Buyer a certificate relating to the Repeated Warranties (the "Repeated Warranties Bring Down Certificate") a proforma for which is in the agreed terms. The Repeated Warranties Bring Down Certificate will set out exceptions to the Repeated Warranties but will not result in or create any liability for the Sellers save as provided in this clause 11.

12.        TERMINATION

12.1 The Buyer may by notice in writing to the Sellers at or at any time prior to Completion elect to terminate this Agreement without liability on the part of the Buyer if :

           12.1.1 any fact, matter or event comes to the notice of the Buyer at or at any time prior to Completion which amounts to a breach or breaches of one or more Repeated Warranty by reference to facts or matters existing at that time and not previously Disclosed in the Disclosure Letter, and such breach or breaches taking account of the limitations of liability set out in Schedule 7 (other than paragraph
                      2), give rise to a Relevant Claim or Relevant Claims, the value of which, in aggregate, exceeds (pound sterling)6,000,000;

           12.1.2 the Renewables Obligation Order 2006 and/or the Renewables Obligation Order (Scotland) 2006 and/or the Renewables Obligation Order (Northern Ireland) 2006 (the "Orders") is repealed with no replacement legislation being proposed or implemented providing for a similar regime covering the generation of electricity from qualifying renewable sources as defined in the Orders;

           12.1.3 all Non-Fossil Fuel Obligation Contracts entered into between the Non Fossil Purchasing Agency Limited and generators pursuant to section 32 Electricity Act 1989 are terminated; or

           12.1.4 in accordance with clause 6.8, a breach or breaches of the Sellers' obligations which gives rise to a claim or claims for breach of contract which, in aggregate, exceed
                      (pound sterling)6,000,000;

           12.1.5 the Gross Macquarie Payment increases above (pound sterling)130,000,000 or reduces below (pound sterling)110,000,000 as a result of the interest rate adjustment to the Purchase Price under Schedule 14; or

           12.1.6 without prejudice to the Buyer's rights under clause 13, if the Ridgewood Letter of Undertaking is withdrawn or the Managing Shareholder attempts to vary the same provided that nothing in this clause 12.1.6 shall limit the obligations of the Managing Shareholder under the same.

12.2 Ridgewood and the ROC Sellers may jointly by notice in writing to the Buyer at or at any time prior to Completion elect to terminate this Agreement without liability on the part of any of the Sellers:

           (i) if they receive a Superior Offer. A "Superior Offer" is an unsolicited, bona fide, written proposal to any of Ridgewood or the ROC Sellers, any of the Ridgewood Funds or their respective shareholders, the Managing Shareholder or the board of the Company, with committed financing in place or without a financing condition, relating to the acquisition of the Shares and the ROC Business Assets which Ridgewood and the ROC Sellers jointly determine or the Managing Shareholder determines in good faith, after advice from their financial adviser, is more favourable to the shareholders of the Ridgewood Funds than the transaction contemplated by this Agreement. Arbutus shall be bound by any notice given by Ridgewood and the ROC Sellers pursuant to this clause 12.2 and shall have no right to challenge the decisions or actions of the Managing Shareholder, Ridgewood and the ROC Sellers under this clause 12.2; or

           (ii) if Macquarie withdraws or attempts to vary the Macquarie Letter of Undertaking provided that nothing in this clause shall limit the obligations of Macquarie under the same; or

           (iii) if the Buyer has not exercised its right under clause 4.8.1 by the Long Stop Date.

12.3 Subject to clause 6.8, if the Buyer does not elect to terminate irrespective of its rights under clause 12.1 then the parties confirm that no right to damages or compensation pursuant to clause 12.1 will arise in favour of the Buyer in respect of the facts or circumstances giving rise to such Buyer's rights in clause 12.1. For the avoidance of doubt nothing in this clause restricts or prohibits the Buyer from enforcing its rights under clause 6.8.

13.        BREAK FEE

13.1 In the event of a Sale (as defined in clause 13.2) at any time within the period of eighteen months from the termination of this Agreement pursuant to clause 12.2(i) other than to the Buyer (or such person pursuant to clause 3.7 or such other person agreed between the parties to this Agreement) then the Sellers will pay Break Fee A in cash in cleared funds to the Buyer within 10 Business Days after completion of the Sale.

13.2 For the purposes of clauses 13.1, 13.6, 13.8 and 13.10, a Sale shall mean one single transaction or a series of related transactions whereby majority ownership of (i) the Company and (ii) such ROC Sellers or ROC Business Assets (which together account for more than 19 mega watts of electricity generation from land fill gas) is transferred (directly or indirectly including via any affiliated entity of any Seller) to a single third party buyer or affiliated third party buyers.

13.3 In the event of a Sale (as defined in clause 13.4) at any time within a period of eighteen months from the termination of this Agreement pursuant to clause 12.2(i) other than to the Buyer (or such person pursuant to clause 3.7 or such other persons agreed between the parties to this Agreement) then the Sellers will pay Break Fee B in cash in cleared funds to the Buyer within 10 Business Days after completion of the Sale.

13.4 For the purposes of clauses 13.3, 13.7, 13.9 and 13.10, a Sale shall mean one single transaction or a series of related transactions whereby majority ownership of the Company or more than 50% of the value of its assets is transferred (directly or indirectly including via any associated entity of any Seller) to a single third party Buyer or affiliated third party buyers.

13.5 For the purposes of this clause 13, a Sale shall not include transfers among the Sellers or Affiliates of any Seller or to any entity controlled by the Managing Shareholder or transfers to any shareholder or shareholders of any Ridgewood Fund or any transfer pursuant to any dissolution, reorganisation, assignment for the benefit of creditors, or bankruptcy of any Seller or any Affiliate of any Seller or any Ridgewood Fund or transfers to any member of the Group.

13.6 In the event of a Sale (as defined in clause 13.2) at any time within the period of eighteen months from the termination of this Agreement pursuant to clause 6.4 as a result of a withdrawal of the Fairness Opinions, the Sellers will pay Break Fee A in cash in cleared funds to the Buyer within 10 Business Days after completion of the Sale.

13.7 In the event of a Sale (as defined in clause 13.4), at any time within the period of eighteen months from the termination of this Agreement pursuant to clause 6.4 as a result of a withdrawal of the Fairness Opinions, the Sellers will pay Break Fee B in cash in cleared funds to the Buyer within 10 Business Days after completion of the Sale.

13.8 In the event of a Sale (as defined in clause 13.2, at any time within the period of eighteen months from the date on which the Managing Shareholder fails to recommend the approval of the transactions contemplated in this Agreement (on the terms set out in this Agreement and the documents contemplated or referred to herein) to the shareholders of the Sellers (in each case to the extent each such approval is required by law), then the Sellers will pay Break Fee A in cash in cleared funds to the Buyer within 10 Business Days after completion of the Sale.

13.9 In the event of a Sale (as defined in clause 13.4) at any time within the period of eighteen months from the date on which the Managing Shareholder fails to recommend the approval of the transactions contemplated in this Agreement (on the terms set out in this Agreement and the documents contemplated or referred to herein) to the shareholders of the Sellers (in each case to the extent each such approval is required by law), then the Sellers will pay Break Fee B in cash in cleared funds to the Buyer within 10 Business Days after completion of the Sale.

13.10 In the event of a Sale (as defined in either clause 13.2 or clause 13.4) at any time within the period of nine months from the termination of this Agreement as a result of a failure by the Sellers to provide the certificates referred to in clause 6.1.1, then the Sellers will pay the sum of (pound sterling)1,200,000 in cleared funds to the Buyer within 10 Business Days of the Sale.

13.11 For the avoidance of doubt, the Sellers will not be obliged to pay more than one break fee under this clause 13 and, if a break fee is payable under this clause 13, the Buyer shall have no further right to make any further claim under this Agreement for damages or otherwise and the Sellers' liability to the Buyer under this Agreement shall be limited to the relevant break fee payable.

14.        CONFIDENTIALITY

14.1 Each Seller severally undertakes to the Buyer and each Group Member, and the Buyer undertakes to each Seller and each Group Member, each on its own behalf and on behalf of its officers, directors, employees, agents and representatives, that it will not, at any time prior to or after Completion, make use of, disclose or cause any unauthorised disclosure to any person (except those authorised by the other party in writing to know) of any Confidential Information except:

           (i) so far as required by Law, or to the extent relevant, the SEC, any stock exchange or listing authority or the Panel on Takeovers and Mergers (provided that the disclosing party adheres to the standards set forth in clause 14.3),

           (ii) so far as required by judicial proceeding or action by a Governmental Entity, (provided that the disclosing party adheres to the standards set forth in clause 14.4),

           (iii) as necessary for performance of any of such party's duties hereunder or the duties of the Managing Shareholder or any of the Ridgewood Funds in connection with the transactions contemplated by this Agreement, or as expressly provided herein, and

           (iv) for disclosures to officers, directors, or employees of the Sellers or their affiliates and to their auditors, legal counsel, and other advisors (provided, however, that such persons have a need to know and have been informed of the confidential nature of the information).

           (v) for disclosures to the provider of finance to the Buyer for the purposes of funding the Buyer's financial obligations under this Agreement and such finance provider's advisers.

14.2 As to any party to this Agreement, the Managing Shareholder and the Ridgewood Funds, Confidential Information does not include any information, which:

           (i) is independently developed by such person without violating that person's obligations hereunder or in connection herewith, or

           (ii) was publicly available prior to such person's receipt of such information or thereafter became publicly available (other than as a result of disclosure by such party or such person's employees, agents or representatives in violation of the terms of this Agreement).

           Information shall be deemed "publicly available" if it becomes a matter of public knowledge or is contained in materials available to the public or is obtained from any source other than the party providing such information (or that person's directors, officers, employees, agents or outside advisors), provided that such source is not to such person's knowledge prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the relevant person and did not obtain the information from an entity or person prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the relevant person.

14.3 In the event that any party to this Agreement, the Managing Shareholder or any of the Ridgewood Funds, or any of such person's employees, agents or representatives, believe that they are required by Law, or to the extent relevant, the SEC, any stock exchange or listing authority or government entity or the Panel on Takeovers and Mergers to disclose all or any part of the Confidential Information, such person agrees to (i) promptly so notify the person whose Confidential Information is requested, (ii) cause their legal counsel to consult with legal counsel to the person whose Confidential Information is requested regarding such obligation, and (iii) endeavour to preserve the confidentiality of the Confidential Information to the greatest extent possible consistent with any obligation to comply with such Law, or to the extent relevant, the SEC, any stock exchange or listing authority or the Panel on Takeovers and Mergers. Any person making disclosure in accordance with this paragraph shall not be liable for such disclosure unless such disclosure was caused by or resulted from a previous disclosure by that party or any of such person's employees, agents or representatives not permitted by this Agreement.

14.4 In the event that any party to this Agreement, the Managing Shareholder or any of the Ridgewood Funds, or any of such person's employees, agents or representatives, is requested in any judicial proceeding or action by a Governmental Entity to disclose any Confidential Information, such person will provide the person whose Confidential Information is requested, with prompt prior written notice so that the person whose Confidential Information is requested may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that the person whose Confidential Information is requested is unable to obtain such protective order or other appropriate remedy, the person subject to the judicial proceeding or action by a Governmental Entity will (i) furnish only that portion of the Confidential Information which such person is advised by its legal counsel is legally required, (ii) give the person whose Confidential Information is requested written notice of the information to be disclosed as far in advance as practicable, and (iii) exercise commercially reasonable efforts to obtain assurance that confidential treatment will be accorded the Confidential Information so disclosed.

15.        BUYER'S WARRANTIES AND COVENANTS

15.1 The Buyer warrants to each Seller as at the date of this Agreement and at Completion that:

           15.1.1 it is a private limited company incorporated and validly existing under the laws of England and Wales;

           15.1.2 the Buyer has full power to enter into and perform this Agreement and that this Agreement constitutes a binding obligation on the Buyer in accordance with its terms;

           15.1.3 the execution and delivery of and the performance by the Buyer of its obligations under this Agreement will not:

                      15.1.3.1 result in breach of any provision of its memorandum or articles of association; or

                      15.1.3.2 result in a breach of, or constitute a default under, any:

                      (a)        agreement, licence or other instrument; or

                      (b) order, judgment or decree of any court, governmental agency of regulatory body to which it is a party or by which it is bound;

           15.1.4 save as provided in this Agreement, all consents, permissions, approvals and agreements of the shareholders of the Buyer or any third parties which are necessary or desirable for the Buyer to obtain in order to enter into and perform this Agreement in accordance with its respective terms have been unconditionally obtained in writing and have been disclosed in writing to the Sellers; and

           15.1.5 the Buyer (and all other parties thereto) have all duly entered into the Funding Agreements and that such Funding Agreements are conditional only upon the matters set out in the Funding Agreements.

15.2 Upon the Funding Agreements being entered into, the Buyer covenants that it will not amend any of the conditions precedent or conditions to drawdown as set out in the Funding Agreements nor amend any other provisions of the Funding Agreement to the extent such amendment does or could materially adversely affect the Sellers.

15.3 The Buyer will at no cost to the Buyer or the Group after Completion procure that the Company provides all reasonable assistance and reasonable access to all relevant records to Douglas Wilson and Randy Holmes for the purpose of enabling them to recover any Tax and National Insurance Contributions paid by them or the Company on the receipt of the bonus amounts which were inadvertently paid to them and which they each are repaying to the Company on Completion in accordance with paragraph 7 of Schedule 5.

16.        POST-COMPLETION PROVISIONS

16.1 To assure to the Buyer the full benefit of the business and goodwill of the Group and the ROC Business Assets, each of the Sellers undertakes by way of further consideration for the obligations of the Buyer under this Agreement, as separate and independent agreements, that it will not without the Buyer's prior written consent:

           16.1.1 for a period of 3 years from Completion directly or indirectly, solicit for services of any employee of a member of the Group earning over (pound sterling)30,000 per annum;

           16.1.2 for a period of 3 years from Completion, directly or indirectly carry on a business activity in the United Kingdom under a name which is the same as, or similar to, the name of a member of the Group or a name used for business purposes by a member of the Group; or

           16.1.3 for a period of 3 years at any time after Completion, make adverse public comments in relation to the Buyer, the Group or their respective businesses or employees excluding in connection with any litigation or proceedings between the parties (including in the case of the Buyer, the Buyer's Group).

16.2 The Sellers agree that the covenants and undertakings contained in clause 16.1 are reasonable and are entered into for the purpose of protecting the goodwill, confidential information and trade connections of the businesses of the members of the Group and the ROC Business Assets.

16.3 Each undertaking contained in clause 16.1 shall be construed as a separate undertaking. If one or more of them is held to be against the public interest or unlawful or an unreasonable restraint of trade, the remaining undertakings shall continue to bind the Sellers.

17.        ANNOUNCEMENTS

17.1 Subject to clause 17.2, no party will from the date of this Agreement until the Business Day following Completion make or send any press or other public announcement, communication or circular (whether to shareholders, employees, customers, suppliers or otherwise) concerning the transactions contemplated by this Agreement or any matter ancillary to it unless it has first obtained prior written approval of the Buyer (in the case of the Sellers) or with the prior written approval of Ridgewood UK LLC, Arbutus Energy Limited and the Managing Shareholder for and on behalf of the ROC Sellers (in the case of the Buyer or any member of the Buyer's Group).

17.2 Clause 17.1 does not apply to any announcement, communication or circular:

           17.2.1 of any of the Sellers or any of the Ridgewood Funds sent to their respective shareholders, or of the Managing Shareholder sent to any such shareholders or of the Managing Shareholder to funds operated by it or to Affiliates of it, after the date of this Agreement in relation to the transactions contemplated by this Agreement (provided that it has first been approved by the Buyer, such approval not to be unreasonably withheld or delayed);

           17.2.2 made or sent by the Buyer after Completion to a customer, client or supplier of the Group informing it of the Buyer's purchase of the Shares; or

           17.2.3 required by the law of any relevant jurisdiction or, to the extent relevant, the regulations of the SEC or any stock exchange or listing authority or the Panel on Takeovers and Mergers, or any other governmental or regulatory organisation provided, if reasonably practicable, that the party required to make it has first consulted and taken into account the reasonable requirements of the other parties as to its timing, content and manner of making or despatch.

17.3 Each party will, for a period of 90 Business Days from the date of Completion, give the others not less than 1 Business Day's notice of the content of any proposed press release concerning the transactions contemplated by this Agreement or any matter ancillary to it provided that, for the avoidance of doubt, nothing in this clause 17.3 shall apply to any release circulated to those persons specified in clause 17.2.1.

18.        COSTS

18.1 Except where expressly stated otherwise in this Agreement, each party to this Agreement will bear such party's own costs and expenses relating to the negotiation, preparation and implementation of this Agreement. No Group Member will bear any part of such costs and expenses.

18.2 For the avoidance of doubt, the Buyer will pay any stamp duty in relation to the transfer of the Shares and the ROC Business Assets.

19.        NOTICES

19.1 Any notice or other communication given in connection with this Agreement will be in writing and will be delivered personally or sent by courier or recorded delivery or by fax to the recipient's address set out at clause 19.3 or to any other address which the recipient has notified in writing to the sender received not less than 7 Business Days before the notice was despatched.

19.2       A notice or other communication is deemed given:

           19.2.1 if delivered personally, upon delivery at the address provided for in this clause; or

           19.2.2 if sent by courier or recorded delivery upon delivery and receipt at the address provided for in this clause; or

           19.2.3 if sent by fax, when confirmation of its transmission has been received by the sender's fax machine provided that, if it is delivered personally or sent by fax on a day which is not a Business Day or after 4.00 pm on a Business Day, it will instead be deemed to have been given or made on the next Business Day.

19.3       The addresses referred to in clause 19.1 are:

           Ridgewood

           To:                                        Ridgewood UK LLC

           Address:                                   947 Linwood Avenue,
                                                      Ridgewood, New Jersey,
                                                      07450, USA

           For the attention of:                      Mr Douglas Wilson

           Fax:                                       001 201447 0474

           The Arbutus Seller

           To:                                        Arbutus Energy Limited

           Address:                                   Charter Place

                                                      23-27 Seaton Place

                                                      St. Helier, Jersey,
                                                      JE1 1JY

                                                      Channel Islands

           For the attention of:                      Mark Baker

           Fax:                                       01534 835 888





           ROC 1

           To:                                        Ridgewood ROC 2003 LLC

           Address:                                   947 Linwood Avenue,
                                                      Ridgewood, New Jersey
                                                      07450, USA

           For the attention of:                      Douglas Wilson

           Fax:                                       001 201 447 0474



           ROC 2

           To:                                        Ridgewood ROC II 2003 LLC

           Address:                                   947 Linwood Avenue,
                                                      Ridgewood, New Jersey
                                                      07450, USA

           For the attention of:                      Douglas Wilson

           Fax:                                       001 201 447 0474



           ROC 3

           To:                                        Ridgewood ROC III 2003 LLC

           Address:                                   947 Linwood Avenue,
                                                      Ridgewood, New Jersey
                                                      07450, USA

           For the attention of:                      Douglas Wilson

           Fax:                                       001 201 447 0474

           ROC 4

           To:                                        Ridgewood ROC IV 2004 LLC

           Address:                                   947 Linwood Avenue,
                                                      Ridgewood, New Jersey
                                                      07450, USA

           For the attention of:                      Douglas Wilson

           Fax:                                       001 201 447 0474

           The Buyer

           To:                                        MEIF LG Energy Limited

           Address:                                   Level 28, CityPoint,
                                                      1 Ropemaker Street,
                                                      London, EC2Y 9HD

           For the attention of:                      David Tilstone

           Fax:                                       0207 065 2041

19.4 The provisions of this clause will not apply, in the case of service of court documents, to the extent that such provisions are inconsistent with the Civil Procedure Rules.

20.        ASSIGNMENT

20.1 Subject to clause 20.2, no party may assign the benefit of, and any of its rights under, this Agreement without the prior consent of the other parties, such consent not to be unreasonably withheld or delayed.

20.2 Notwithstanding clause 20.1, the Buyer shall be entitled to assign the benefit of any of its rights under this Agreement to any member from time to time of the Buyer's Group and/or any lender, bank or financial institution which provides funding to the buyer or the Buyer's Group, in each case without requiring the consent of any of the Sellers provided that if such member of the Buyer's Group ceases to be a member of the Buyer's Group the benefit transferred to it shall automatically and unconditionally be transferred back to a member of the Buyer's Group and further provided that the liability of the Sellers shall not be increased or extended as a result of such assignment. For clarity, the burden of any of the Buyer's rights under this Agreement shall remain with the Buyer.

21.        FURTHER ASSURANCE

           Each party will use all reasonable endeavours to (at the other party's cost) do, or procure the doing of, all acts and things and execute, or procure the execution of, all documents as any other party reasonably considers necessary to give full effect to the terms of this Agreement including, without limitation, the transfer of the ROC Business Assets.

22.        RIGHTS OF THIRD PARTIES

           Other than the Ridgewood Funds and the Managing Shareholders for the account of the Ridgewood Funds, and Douglas Wilson and Randy Holmes in relation to clause 15.3, who shall have the right to enforce the terms of this Agreement by virtue of the Contracts (Rights of Third Parties) Act 1999, the parties to this Agreement do not intend that any of its terms will be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person not a party to it.

23.        ENTIRE AGREEMENT

23.1 This Agreement and the documents referred to in it constitute the entire agreement between the parties and supersede and replace any previous agreement, understanding, undertaking, representation, warranty or arrangement of any nature whatsoever between the parties relating to the subject matter of this Agreement.

23.2 The Buyer acknowledges and agrees that in entering into this Agreement, and the documents referred to in it, it has not relied on, and will have no remedy in equity, contract, tort, under the Misrepresentation Act 1967 or otherwise in respect of, any representation other than as set out in this Agreement and each document referred to in it.

23.3 Save for the termination rights expressly provided for in clause 12, the only remedy available to the Buyer in respect of this Agreement and the documents referred to in it is damages for breach of contract and, for the avoidance of doubt, it will not save in accordance with clause 12 have the right to rescind or terminate this Agreement or the documents referred to in it for breach of contract, negligent or innocent misrepresentation or otherwise.

23.4 Nothing in this clause will have the effect of limiting or restricting any liability of the parties arising as a result of any fraud.

24.        GENERAL

24.1 Unless otherwise provided, any outstanding obligation contained in this Agreement will remain in force notwithstanding Completion.

24.2 Failure or delay by any party in exercising any right or remedy under this Agreement will not in any circumstances operate as a waiver of it, nor will any single or partial exercise of any right or remedy in any circumstances preclude any other or further exercise of it or the exercise of any other right or remedy.

24.3 Any waiver of any breach of, or any default under, any of the terms of this Agreement will not be deemed a waiver of any subsequent breach or default and will in no way affect the other terms of this Agreement.

24.4 No variation of this Agreement will be valid unless it is in writing and signed by or on behalf of each party to this Agreement but no variation will require the consent of any Group Member.

24.5 Save as expressly provided in this Agreement all rights or remedies provided by law are excluded.

25.        GOVERNING LAW AND JURISDICTION

25.1 The formation, existence, construction, performance, validity and all aspects whatsoever of this Agreement or of any term of this Agreement will be governed by the law of England and Wales.

25.2 The courts of England and Wales will have exclusive jurisdiction to settle any dispute which arises out of or in connection with this Agreement. The parties irrevocably agree to submit to that jurisdiction.

26.        COUNTERPARTS

           This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered will be an original, but all the counterparts will together constitute one and the same agreement.

27.        EXECUTION

           The parties have shown their acceptance of the terms of this Agreement by executing it at the end of the Schedules.

                                   SCHEDULE 1

                                The Share Sellers




Name and  address  of           Number and class         Relevant Proportion
registered  and                    of Shares
beneficial owner                  to be sold

RIDGEWOOD UK LLC            8,053,012  'A'  ordinary            88%
947 Linwood Avenue,      shares of (pound sterling)1.00
Ridgewood,
New Jersey,07450,
USA

ARBUTUS ENERGY LIMITED      1,098,138  'B'  ordinary            12%
Charter Place,           shares of (pound sterling)1.00
23-27 Seaton Place,
St Helier,
Jersey,
JE1 1JY,
Channel Islands

                                   SCHEDULE 2

                                     Part 1


                             Details of the Company


                                    [OMITTED]

                                     Part 2


                         Details of other Group Members


                                    [OMITTED]


                                     Part 3

                                Dormant Companies

                                    [OMITTED]

                                   SCHEDULE 3

                            Part 1 - Share Warranties


1.         Schedules 1 & 2; Capital

1.1 The information contained in Schedules 1 and 2 is true and accurate in all respects.

1.2 The Shares and the issued shares of each other Group Member are fully paid and are legally and beneficially owned and registered as set out in Schedules 1 and 2 free from any Encumbrance and were not issued at a discount.

1.3 No Group Member has allotted or issued any share capital other than the shares shown in Schedules 1 and 2 as being issued.

1.4 No Group Member has any interest in the share capital of any body corporate save as specified in Schedule 2 and no Group Member has agreed to acquire shares or loan capital of a body corporate which is not listed in Schedule 2.

1.5 Except as required by this Agreement, there are no agreements or arrangements in force which provide for the issue, allotment or transfer of, or grant to any person the right (whether conditional otherwise) to call for the issue, allotment or transfer of, share or loan capital of a Group Member (including an option or right of pre-emption or conversion).

1.6 The Register of Member of each Group Member has been properly kept and contains an accurate record at the date of this Agreement of the matters with which it should deal and no notice or allegation has been received that the register of members of each Group Member is incorrect or should be rectified.

SELLER

2.         Capacity

           Subject to the approval of the Sellers and the shareholders of each of the Ridgewood Funds, each Share Seller has full power to enter into and perform this Agreement and this Agreement constitutes obligations binding on such Share Seller in accordance with its terms.

3.         Insiders' interests

3.1 There is not outstanding any Contract to which any Group Member is or was a party and in which any Insider is or was interested in any way whatsoever (excluding any Contract of employment between any Group Member and any of its directors Disclosed).

3.2 No Insider has so far as each Share Seller is aware any interest, direct or indirect, in any trade or business which competes with any Group Member's business.

3.3 None of the Sellers, nor any Insider, will at Completion be indebted to a Group Member.

3.4 No Group Member will immediately following Completion be indebted to a Seller.

4.         Transactions involving directors

           No Group Member has been a party to a transaction to which sections 320 or 330 CA 1985 may apply.

5.         General Corporate

5.1 No power of attorney given by a Group Member is in force other than those given to BoS pursuant to the Bank Facilities (which will be revoked and cancelled at Completion).

5.2 No authorities (express or implied) by which a person (other than an officer of any Group Member) may enter into a contract or commitment on behalf of a Group Member are outstanding.

5.3 No Group Member has a liability as a result of having had only one member or has been in breach of law and no Group Member has failed to comply with a requirement applicable to it as a result of having any company having had only one member at any time.

5.4 The statutory books and registers of each Group Member have been properly kept in all material respects and contain a materially accurate record at the date of this Agreement of the matters with which they should deal and no notice or allegation has been received that it is incorrect or should be rectified.

5.5 None of the Shares was, or represents assets which were, the subject of a transfer at an undervalue (within the meaning of section 238 or 339 Insolvency Act 1986) within the past five years.

5.6 All material returns, particulars, resolutions and documents required to be filed with the Registrar of Companies in respect of each Group Member have been duly filed.

ACCOUNTS AND RECORDS

6.         The Accounts

6.1 The Accounts (a copy of which is enclosed in the Disclosure Documents) have been prepared in accordance with all applicable law and accounting standards (as that term is defined in section 256 of CA 1985) and with generally accepted accounting principles and practices of the United Kingdom ("UK GAAP") then in force. The Accounts give a true and fair view, in accordance with UK GAAP, of the state of the affairs of the Group at the Accounting Date and, in each case, have been prepared on a basis consistent with the audited financial statements for the year ended 31 December 2004.

6.2 The monthly management accounts for the period from 1 January 2006 to 31 October 2006 have been, and the Management Accounts will be, prepared with due care and attention on a basis consistent with management accounts for the period from 1 January 2005 to 31 December 2005 and such management accounts do, and the Management Accounts will (in each case, taking into account (i) that such accounts are not produced to an audited level and do not contain footnote disclosures which would otherwise be required, and (ii) the purpose for which they were prepared which is to give the management of the Group a high level view of the operations of the Group), present with reasonable accuracy the assets and liabilities and the profits and losses on a consolidated basis for the periods to which they relate, subject to (in the case of the Management Accounts only) any subsequent adjustments made in any quarterly or annual financial statements of the Group or its Shareholders prior to the Effective Date and which have been Disclosed.

6.3 As at 31 October 2006, the Group had no liabilities of a long term nature (being liabilities which will not mature or be satisfied, released or waived, within 12 months of the Effective Date) save as set out in Appendix I and save in respect of liabilities assumed pursuant to the Term Debt and the ROC Business Contracts.

7.         Records

           Each Group Member's records and information are exclusively owned by it or under its direct control.

CHANGES SINCE THE ACCOUNTING DATE

8.         General

           Since the Accounting Date:

8.1 the business of each Group Member has been carried on in the ordinary and usual course;

8.2 there has been no material adverse change to the business of the Group as a whole;

8.3 no Group Member has acquired, or agreed to acquire, any single asset having a value in excess of (pound sterling)50,000 or assets having an aggregate value in excess of (pound sterling)50,000;

8.4 no Group Member has disposed of, or agreed to dispose of, any asset which has a value reflected in the Accounts in excess of (pound sterling)50,000 or which has been acquired since the Accounting Date other than as contemplated by this Agreement;

8.5 no Group Member has borrowed or raised any money or taken up any financial facilities or repaid any borrowing or indebtedness in advance of its stated maturity other than trade credit and working capital facility in the ordinary course of its business;

8.6 no Group Member has sold or agreed to sell a debt and no debt has been released, deferred, subordinated or written off by any Group Member;

8.7        no dividend has been declared, paid or made by any Group Member;

8.8        no Group Member has changed its accounting reference date;

8.9 no share or loan capital has been allotted, issued, repaid or redeemed or agreed to be allotted, issued, repaid or redeemed by any Group Member;

8.10 no resolution of the shareholders of any Group Member has been passed; and

8.11 no Group Member has created, or granted, or agreed to create or grant, a security interest or other encumbrance in respect of fixed assets included in the Accounts (excluding the Property), or acquired or agreed to be acquired since the Accounts, otherwise than as Disclosed, in the normal course of its trading business or pursuant to any retention or reservation of title or lien arising in the ordinary course of business.

ASSETS

9.         Unencumbered title; possession

9.1 Each asset included in the Accounts or used by any Group Member as at the date of this Agreement is legally and beneficially owned by the relevant Group Member free from any Encumbrance except those encumbrances which would not have a material adverse effect on the transactions contemplated under this Agreement and which have arisen in the normal course of that Group Member's business.

9.2 None of the assets, undertaking or goodwill of a Group Member is subject to, and no Group Member has agreed to grant, an option, charge, lien or encumbrance, or right of pre-emption otherwise than as Disclosed, in the normal course of its trading business or pursuant to any retention or reservation of title or lien arising in the ordinary course of business.

10.        Stock

10.1 The Stock held by each Group Member and not written off in the Management Accounts is at a level which is in accordance with the Group's normal course of business consistent with past practice.

10.2 The Stock of each Group Member is in satisfactory condition and is capable of being used in the normal course of the Group's business.

11.        Plant

           The plant and machinery which is material to the business of each Group Member is in a satisfactory state of repair and condition and is in satisfactory working order.

12.        Information Technology

           All information and communications technologies used by any Group Member including computer hardware, software (proprietary and third party) operating systems, data, Internet and web sites, firmware, networking, peripherals and all associated documentation or other infrastructure equipment or systems:

12.1 have not been affected by any defects or other faults that have, in either case, caused any material or repeated interruption to the Group's business at any time during the 12 months prior to the date of this Agreement; and

12.2 are under the exclusive ownership or direction of the Group and are not outsourced to or otherwise administered or controlled by, or shared with, any third party.

13.        Intellectual Property Rights

13.1 No Group Member has any interest in Intellectual Property Rights save for the Intellectual Property Rights detailed in the Disclosure Letter.

13.2 So far as each Share Seller is aware, all Intellectual Property Rights used in any Group Member's business (save for Intellectual Property Rights licensed to any Group Member under any Contract) are legally and beneficially owned by the relevant Group Member.


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


13.3 There are and have been in the last six years no proceedings, actions or claims brought against any Group Member, and, so far as each Share Seller is aware, none are pending or threatened, impugning the title, validity or enforceability of any of the Intellectual Property Rights owned by any Group Member and the Share Sellers have not received notice from a third party alleging any breach by a Group Member of any third party's Intellectual Property Rights.

13.4 The Disclosure Letter contains a full list of domain names and other addresses in connection with the Internet or Worldwide Web which are held or used by each Group Member.

PROPERTY

14.        Details of the Property

14.1 The particulars of the Property shown in Schedule 6 are true, complete and accurate in all material respects and, together with any land on which any electricity generating plant operated or developed by a Seller is situated, include all the freehold, heritable or leasehold properties owned or used by any Group Member.

14.2 The title deeds to the Property are in the relevant Group Member's possession.

14.3 No Group Member owns, uses, has a right to use, is in occupation of or is entitled to any estate or interest (whether legal or equitable) in any freehold, heritable or leasehold property other than the Property and any land on which any electricity generating plant operated or developed by a Seller is situated. No Group Member is party to any uncompleted agreement to acquire or dispose of any freehold, heritable or leasehold property.

14.4 Except in relation to the Property and any land on which any electricity generating plant operated or developed by a Seller is situated, no Group Member has any liability (whether actual or contingent) in relation to any freehold, heritable or leasehold property.

14.5 The Property is occupied exclusively by the Group Members and there is no lease, sub-lease, tenancy, service occupancy, licence or agreement affecting the Property (other than those Disclosed) nor is there any person in occupation or possession or who has or claims any right of easement in respect of the Property by adverse possession or by prescription.

14.6 All documents relating to title have been disclosed to the Buyer's Solicitors.


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


ENVIRONMENTAL/HEALTH AND SAFETY (EHS) MATTERS

15.        EHS Permits

15.1 Copies of all EHS Permits obtained by each Group Member are enclosed in the Disclosure Documents.

15.2 Each Group Member has obtained and is in possession of all material EHS Permits and each such EHS Permit is in full force and effect and the relevant Group Member has complied with all material conditions of each such EHS Permit.

15.3 No Share Seller has received notice that the operator of any landfill site on which a Group Member carries on its business has not obtained or has not in its possession or has not complied with all material conditions of all permits and licences required under EHS Law in respect of that landfill site and is not aware of any such permits and licences not being in full force and effect.

15.4 No Share Seller has received notice of any circumstances which they ought reasonably to know will cause the revocation or suspension or prejudice the renewal of any EHS Permit or any permit or licence held by the operator of any landfill site on which the Group carried on its business.

16.        Compliance with EHS Law

16.1 So far as each Share Seller is aware, no works or costs are currently necessary to obtain or secure compliance with or maintain any EHS Permit, or otherwise to comply in all material respects with EHS Law.

16.2 So far as each Share Seller is aware, each Group Member complies in all material respects with EHS Law.

16.3 No Group Member has received any written communication from any relevant authority from which it is alleged to be in breach of EHS Law. No Group Member has received any written communication from an operator of any landfill site on which a Group Member carries on its business that such operator has received written communication from any relevant authority from which the operator is alleged to be in breach of EHS Law.

16.4 No Group Member has operated a land fill site nor are any currently doing so.

17.        Liability

17.1 No proceedings are in existence or, so far as each Share Seller is aware, are threatened or pending against any Group Member nor so far as the Share Sellers are aware, has any Group Member received any written communication from an operator of any landfill site on which a Group Member carries on its business that such operator has received written communication concerning proceedings pending or threatened in relation to EHS Matters.


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


17.2 No Group Member has received any written notice of any complaint or claim from any person in respect of EHS Matters.

18.        Planning

18.1 The present use of each of the Projects and the landfill sites where there is a Project is the permitted use for the purposes of the Planning Acts (meaning all applicable legislation relevant to town and country planning) and no such use is stated to be personal.

18.2 All necessary planning, building warrant and other necessary permissions and all necessary local authority building warrant completion certificates are held by, or are under the control of, each Group Member in regard to each Project and the works executed at each Project and, so far as the Share Sellers are aware, the Group has not received notice that any necessary planning, building warrant and other necessary permissions and any necessary local authority building warrant completion certificates are not held by the operators of the landfill sites where a Project is located.

18.3 So far as the Share Sellers are aware, the Group Members are complying with and have not received notice of non-compliance of:

           18.3.1 the terms of all planning permissions relating to each of the Projects and to each of the landfill sites where there is a Project;

           18.3.2 the provisions of any legal agreement relating to each of the Projects and to each of the landfill sites where there is a Project which is entered into pursuant to:

                      18.3.2.1   the Planning Acts or any predecessor statute;

                      18.3.2.2 any applicable bye laws or other applicable regulations relevant to planning; and

                      18.3.2.3 no enforcing authority has commenced or given notice to the Group of any proceedings for a breach of any of the above.

18.4 So far as each Share Seller is aware, no member of the Group has received any notice under the Planning Acts in relation to the Projects or the landfill sites where there is a Project.


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18.5       So far as each Share Seller is aware, no member of the Group has received notice that a current planning permission granted in respect of any of the Projects or the landfill sites where there is a Project is to be suspended.

18.6 So far as each Share Seller is aware, no member of the Group has received any of the following in relation to a Project or a the landfill sites where there is a Project:

           18.6.1 a confirmed compulsory purchase order (and there are no proposals to acquire compulsorily any of the landfill sites where there is a Project);

           18.6.2     a purchase notice; or

           18.6.3     a blight notice.

18.7 Building regulation consents have been obtained and complied with in all material respects at all times with respect to all development of and alterations and improvements to each of the Projects and to each of the landfill sites where there is a Project.

           EMPLOYEES

19.        Remuneration and employees

19.1 The Disclosure Documents contain anonymised details of the job titles, dates of commencement of employment (or appointment to office), dates of birth, material terms and conditions of employment, salary and other benefits of each employee of each Group Member.

19.2 So far as each Share Seller is aware, there are no amounts owing to any present or former officers, workers or employees of any Group Member, other than remuneration accrued (but not yet due for payment) in respect of the calendar month in which this Agreement is executed or for reimbursement of business expenses incurred during such month and no past or present employee of any Group Member has any right to any payment or other benefit by virtue of the sale of the Shares (save for the persons entitled to the Bonus Amount who are listed in the Disclosure Letter) and no bonuses or long term incentive plan payments are payable or accrued other than the Bonus Amount, which the Share Sellers warrant represents the total sum due pursuant to the CLPE Holdings Management Incentive Plan.

19.3 There are no employees who have been absent due to sickness or maternity leave for more than 3 continuous months in the 12 month period ending on the date of this Agreement.

19.4 No Group Member has formally recognised a trade union and no Group Member is party to any agreement with any trade union in respect of its employees.


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


19.5 No Group Member is involved in any industrial action in respect of its employees.

19.6 No Group Member operates any short time working scheme or arrangement or any redundancy or redeployment scheme or arrangement, whether formal or informal, contractual or non-contractual, which provides for payments greater than those required by statute or for notice periods greater than those set out in contracts of employment or engagement.

19.7 So far as each Share Seller is aware, there is no person previously employed or engaged by any Group Member who now has or may have statutory or contractual right to return to work or to be reinstated or to be reengaged by the relevant Group Member and there is no outstanding right of any such person to compensation against any Group Member.

19.8 The contracts of employment to which any Group Member is a party are terminable at any time on three months' notice or less without compensation (other than compensation in accordance with the Employment Rights Act 1996).

19.9 No Group Member has given or received notice to terminate the employment or engagement of any person employed or engaged by it and no person has ceased to be employed or engaged by any Group Member, in either case since the Accounting Date or where such notice has not yet expired.

19.10 No Group Member has employed or made any offers to employ any person since the Accounting Date where such employment will take effect after the date of this Agreement.

19.11 Each Group Member has complied in all material respects with all material laws relating to its employees and workers.

20.        Pensions

20.1 The Pension Scheme is the only arrangement to which any Group Member has any liability for the purpose of providing benefits on retirement or death (or similar entitlement).

20.2 The Share Sellers have supplied to the Buyer all material documents containing details of the Pension Scheme and of each Group Member's obligations and liabilities under it.

20.3 The Pension Scheme is an approved scheme (within the meaning of Chapter I or IV of Part XIV of ICTA).


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


CONTRACTS

21.        Insurance

21.1 Particulars of each Group Member's current insurances and of all claims made against those insurances in the last 2 years are enclosed in the Disclosure Documents.

21.2 All premiums due in relation to each Group Member's insurances have been paid.

21.3 No claim under any Group Member's current insurances are outstanding and, so far as each Share Seller is aware, there are no circumstances which might result in any insurance claim.

21.4 All the assets and undertakings of each Group Member of an insurable nature are, and have at all material times been, insured in a manner considered prudent by the Share Sellers.

21.5 All insurances of each Group Member are in full force. No Group Member has been refused insurance or had any insurance policies terminated nor has any Group Member received notice from its insurance broker of any intention to refuse or terminate or make void any insurance of a Group Member.

22.        Financing and working capital

22.1 No indebtedness of any Group Member is due and payable and no security over any of the assets of any Group Member is now enforceable. No Group Member has received notice (whether formal or informal) from a lender of money, requiring repayment or intimating the enforcement of a security; and so far as each Share Seller is aware there is nothing which will give rise to such a notice.

22.2 No person (other than a Group Member) has given any guarantee of or security for any overdraft, loan, other financial facility granted to any Group Member or other liability of any Group Member.

22.3 No Group Member has applied for or received any grant, subsidy or financial assistance from any government department or other body. No Group Member has done or omitted to do anything which could and the sale of the Company will not result in all or part of a grant, subsidy or other similar payments made or due to be made to it becoming repayable, or being forfeited or withheld.

22.4 The total amount borrowed by each Group Member (as determined in accordance with the relevant instrument) does not exceed any limitation on its borrowing powers contained in its articles of association or other documents.

22.5 No Group Member has outstanding or has agreed to create or issue any loan capital; has engaged in financing of a type which would not require to be shown or reflected in the Accounts; or has borrowed money which it has not repaid, apart from borrowings not exceeding the amounts shown in the Accounts.


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


22.6 No Group Member has lent money which has not been repaid to it or is the creditor in respect of a debt (whether or not due for payment) which has arisen otherwise than in the normal course of its business.

22.7 There has been no exercise, so far as the Share Sellers are aware, purported exercise or claim for a charge, lien, encumbrance or equity over assets of a Group Member.

22.8 No Group Member has been the tenant of, or a guarantor in respect of, leasehold property other than the Property.

22.9 Other than as Disclosed, no Group Member has a material contractual exposure in relation to interest or exchange rate fluctuations.

22.10 Since the date of each bank statement referred to in Schedule 5, there have been no payments out of the account to which the statement relates, except for payments in the normal course of trading business.

22.11 The Disclosure Documents set out accurate and complete details (together with accurate copies of all relevant documentation) of the Bank Facilities.

22.12 Save for the declared but unpaid dividends referred to in the Disclosure Letter, there is no amount due and payable by a Group Member which has been due for more than 3 months.

23.        Material contracts

23.1 No Group Member is a party to, liable under or subject to, any Contract which remains outstanding or unperformed (in whole or in part) and which:

           23.1.1 involves hire purchase, conditional sale, credit sale, leasing or hiring arrangements in excess of (pound sterling)50,000;

           23.1.2 involves any capital expenditure by the relevant Group Member in excess of (pound sterling)50,000;

           23.1.3 is a guarantee, indemnity, surety or form of comfort in respect of the obligations of a third party under which any liability or contingent liability is outstanding; or

           23.1.4 is not on arm's length terms or is otherwise than in the ordinary course of the Group's business.


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


23.2 No Group Member has received written notice that it is in breach of any material Contract to which it is a party which has not been remedied to the satisfaction of the other contracting parties and, so far as the Share Sellers are aware, no other party to any such material Contract is in material breach of it.

23.3 All material Contracts to which a Group Member is a party and which remain outstanding or unperformed (in whole or in part) are disclosed in the Disclosure Documents.

23.4 All conditions precedent to the effectiveness of any material contract to which a Group Member is a party and, in the case of a gas agreement, once the relevant Project thereunder has been commissioned have been satisfied or waived in accordance with its terms.

23.5 The Share Sellers have received no notice that any conditions precedent to the occurrence of the following material dates under the Contracts specified below have not been satisfied or waived by the relevant parties:

           23.5.1 the "Connection Date" (or any comparable term used) under and as defined in each Project Company's arrangements for the connection of its generating assets (including ROC Business Assets used by it) to the relevant distribution network;

           23.5.2 the "Commencement Date" (or any comparable term used) under and as defined in any Project Company's arrangements with Smartest Energy Limited for the sale of any electricity generated by that Project Company's generating assets (including any ROC Business Assets used by it); and

           23.5.3 the "Effective Date" under and as defined in any Project Company's other arrangements for the sale of any electricity generated by that Project Company's generating assets (including any ROC Business Assets used by it).

23.6 So far as the Share Sellers are aware, no Group Member has any material outstanding obligations or liabilities under any material Contracts to which it has been a party which have been terminated.

23.7 None of the Dormant Companies have or will at Completion have any outstanding obligations or liabilities under any Contract whether written or oral, to which any Group Member is or has been a party.

23.8 Summerston Energy Limited has not paid any amounts under clause 4 of the undated landfill gas agreement it has entered into with Caledonian Properties Limited and Glasgow City Council for which it has to be reimbursed by either of the other parties, in respect of which no such reimbursement has been received.


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


23.9 So far as each Share Seller is aware, no material Contract to which any Group Member is a party is terminable upon the change of control of a Group Member or of the holding company of such Group Member.

23.10 The Renewables NFFO5 Replacement Power Purchase Agreement (Non-BSC Party Contract) entered into by the landfill operator at the Todhills Landfill site on 8 March 2001 remains in full force and effect.

23.11 The Renewables NFFO5 Replacement Power Purchase Agreement (Non-BSC Party contract) in respect of Chelson Meadow Energy Limited has been Disclosed and is in full force and effect.

24.        Outstanding offers

           No offer, tender or the like with a value in excess of (pound sterling)15,000 is outstanding which may be converted into an obligation of a Group Member by acceptance by, or other act of, another person.

25.        Guarantees and indemnities

           Other than as Disclosed, there is no subsisting guarantee or agreement for indemnity or for suretyship given by a Group Member or for its accommodation.

26.        Agreements relating to the management and business

26.1 There are no agreements or arrangements between a Group Member and a person (including the Share Sellers) who is a shareholder, or the beneficial owner of an interest, in it, or in a company in which a Group Member is interested, or an Insider of such a person, relating to:

           26.1.1     the management of a Group Member's business;

           26.1.2     the appointment or removal of directors of a Group Member;

           26.1.3 the ownership, transfer of ownership or letting of assets of a Group Member;

           26.1.4 the provision, supply or purchase of finance, goods, services or other facilities to, by or from a Group Member; or

           26.1.5     in any other respect relating to its affairs.

27.        Agency agreements and agreements restricting business

27.1 No Group Member is a party to an agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement or a restrictive agreement or arrangement which restricts its freedom to carry on its business as it thinks fit.


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


27.2 No Group Member is bound by an undertaking or assurance given to a court.

28.        Other business matters

28.1 No Group Member uses, for any purpose, any name other than its own corporate name or any other name specified in the Disclosure Letter.

28.2 All material licences and consents of each Group Member have been Disclosed and in the Share Sellers' reasonable opinion no other licences or consents which are material to the business of the Group are necessary in order for such business to be carried on after Completion in the same manner as it was carried on immediately prior to Completion.

28.3 No Group Member is, or has agreed to become, a participant in or member of a joint venture, consortium, partnership or other unincorporated association.

28.4 No Group Member is, or has agreed to become, a party to an agreement or arrangement for sharing commissions or other income.

COMPLIANCE, DISPUTES

29.        General legal compliance

29.1       So far as each Share Seller is aware:

           29.1.1 each Group Member and their officers and employees have conducted its business in all material respects in accordance with all applicable legal and administrative requirements in the United Kingdom and any requirements of any other rules, codes and other documents applicable to electricity generators in the United Kingdom;

           29.1.2 each Group Member has carried on business and conducted its affairs in accordance with its memorandum and articles of association; and

           29.1.3 each Group Member has the power and is qualified to carry on business in the jurisdictions in which it carries on business.

29.2 So far as each Share Seller is aware, there is not pending, or in existence, any investigation or enquiry by, or on behalf of, any governmental or other regulatory body in respect of the affairs of any Group Member.

29.3 Each Project Company has obtained accreditation to receive LECs and Renewables Obligation Certificates ("CCL Accreditation" and "RO Accreditation", respectively) in respect of any electricity generated by the installed capacity of its Projects as at the date of this Agreement. Each such accreditation is in full force and effect and the relevant Project Company has complied with all material conditions thereof.


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


29.4 The Share Sellers are not aware of, and have not been informed by the Department of Trade and Industry, OFGEM or any other competent authority of, any circumstances which might cause the revocation or suspension of any such CCL or RO Accreditation.

29.5 The Share Sellers are not aware of, and have not been informed by the Department of Trade and Industry, OFGEM or any other competent authority of, any matter or fact which prevents or is reasonably likely to prevent any of the ROC Projects being treated as an "eligible renewable source" (as defined in the Renewables Obligation Order 2006 and the Renewables Obligation (Scotland) Order 2006) and a "renewable source of electricity" (as defined in the Climate Change Levy (General) Regulations 2001 as amended from time to time) or which would (so far as the Share Sellers are aware) prevent the issue of Renewables Obligation Certificates or LECs being issued by any competent authority in respect of any electricity generated by any of the ROC Projects.

29.6 None of the Group Members nor, so far as the Sellers are aware, any of the land on which any Group Member carries on its business or on which a ROC Project is situated has ever been the subject of any "qualifying arrangement" as defined in the Renewables Obligation Order 2006 and the Renewables Obligation (Scotland) Order 2006 which has not been disclosed to the Buyer. Where such a "qualifying arrangement" has been disclosed but has been terminated, such termination was not due to the operator of the generating station to which it applied having committed an unremedied breach of it.

30.        Litigation

30.1 No Group Member is a party to (whether as claimant, defendant or otherwise) any civil, criminal, tribunal, arbitration, administrative or other proceedings and, so far as each Share Seller is aware, no such proceedings are pending or threatened.

30.2 There is no outstanding or unsatisfied judgment, decree, order, award or decision of a court, tribunal, arbitrator or governmental agency against any Group Member and no Group Member is party to any current undertaking or assurance given to a court, tribunal or any other person in connection with the determination or settlement of any claim or proceedings which remains outstanding.

30.3 There is no dispute with a Taxation Authority (as defined in Schedule 4 in relation to the affairs of a Group Member); and, so far as each Share Seller is aware, no such dispute is pending or threatened.

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


31.        Insolvency

31.1 No order has been made, petition presented or resolution passed for the winding up of any Group Member. No administrative receiver, receiver or receiver and manager has been appointed of the whole or any part of the property, assets or undertaking of any Group Member.

31.2 No distress, execution or similar process has been levied and remains undischarged in respect of any Group Member.

31.3 No Group Member has stopped or suspended the payment of its debts or received a written demand pursuant to section 123(1)(a) Insolvency Act 1986 and no Group Member is insolvent or unable to pay its debts within the meaning of section 123 Insolvency Act 1986.

31.4 No administrator has been appointed in respect of any Group Member and no steps or actions have been taken in connection with the appointment of an administrator in respect of any Group Member.

31.5 No voluntary arrangement has been proposed or approved under Part 1 Insolvency Act 1986 and no compromise or arrangement has been proposed, agreed to or sanctioned under section 425 CA 1985 in respect of any Group Member.

32.        Effects of the Agreement

32.1 Neither Share Seller has received any written notice from any third party contracting with the Group of its intention to terminate any arrangements or Contracts with the Group as a result of the acquisition by the Buyer of the Shares.

32.2 No Group Member has received written notice that a third party to a material Contract intends to terminate such Contract as a result of the sale of the Group to the Buyer.

                             Part 2 - ROC Warranties


1.         Schedules

           The information concerning the warranting ROC Seller contained in Schedules 11 and 12 is true and accurate and complete in all material respects.

SELLER

2.         Capacity

           Subject to the approval of the Shareholders of each relevant ROC Seller, the warranting ROC Seller has full power to enter into and perform this Agreement and this Agreement constitutes obligations binding on such ROC Seller in accordance with its terms.

3.         Breaches

           Neither the execution and delivery of this Agreement by the warranting ROC Seller nor the transactions contemplated by this Agreement are prohibited by, or violate any provision of, and will not result in a breach of:

3.1 any applicable law, rule, regulation, judgment, decree, order or other requirements of any government, quasi-government, statutory, administrative or regulatory body, court or agency; or

3.2        the constitutional documents of that warranting ROC Seller.

4.         Contracts

           The only contracts which the ROC Sellers have entered into which are relevant to the ROC Business Assets being acquired are the DSA's and the DA's.

ASSETS

5.         Unencumbered title; possession

5.1 The following warranty is made by the warranting ROC Seller with respect to the assets listed under its name in Schedule 11 and
           Schedule 12:

           5.1.1 the ROC Plant and Equipment listed under ROC 1's name is legally and beneficially owned with good and marketable title, by ROC 1 free from any Encumbrance;

           5.1.2 the ROC Plant and Equipment listed under ROC 2's name is legally and beneficially owned with good and marketable title, by ROC 2 free from any Encumbrance;

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


           5.1.3 the ROC Plant and Equipment listed under ROC 3's name is legally and beneficially owned with good and marketable title, by ROC 3 free from any Encumbrance;

           5.1.4 the ROC Plant and Equipment listed under ROC 4's name is legally and beneficially owned with good and marketable title, by ROC 4 free from any Encumbrance.

5.2 Each of the warranting ROC Sellers warrants that the assets listed under its name in Schedule 11 and Schedule 12 are all the ROC Business Assets owned or used by it.

6.         Plant and Equipment, etc

           The ROC Plant and Equipment owned by each of the warranting ROC Sellers as set out in Schedule 12 is:

6.1 in a satisfactory state of repair and condition and is in satisfactory working order; and

6.2 in that warranting ROC Sellers' possession and control and are their absolute property.

7. The Stock as it relates to the ROC Business Assets is at a level and is adequate for the carrying on in the normal course of business consistent with past practice.

8. All consents and agreements of third parties which are required for the transfer of the ROC Business Assets (including in relation to any Contracts to which any Group Member is a party) to the Buyer have been obtained in writing and are attached to the Disclosure Documents.

CONTRACTS

9.         Insurances

           All the ROC Plant and Equipment of an insurable nature is, and has at all material times been, insured in a manner considered prudent by that ROC Seller.

10.        Material contracts

10.1 All of the ROC Business Contracts of the warranting ROC Seller have been disclosed to the Buyer in the Disclosure Documents.

10.2 Other than the ROC Business Contracts of the warranting ROC Seller, there are no other Contracts which such ROC Seller has entered into relating to the ROC Business Assets of such ROC Seller and true and


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


           complete copies of the ROC Business Contracts have been Disclosed and material particulars of any amendments to them have been notified to the Buyer.

10.3 The warranting ROC Seller has not received written notice alleging or claiming a breach by such ROC Seller of any ROC Business Contract of such ROC Seller and so far as such ROC Seller is aware, there are no circumstances giving rise to a breach of a ROC Business Contract on the part of such ROC Seller.

11.        Compliance with statutes and licences

11.1 Short particulars of each licence and consent required to carry on the ROC Business are set out in the Disclosure Letter; all such licences and consents are valid and subsisting; and the ROC Sellers are not in breach of any of them and no notice has been received by a ROC Seller that would prejudice their continuation or renewal in the places and in the manner in which the ROC Business is now carried on.

11.2 So far as each warranting ROC Seller is aware, it has conducted its ROC Business in accordance with all applicable laws and regulations.

11.3 So far as each warranting ROC Seller is aware, there have been no investigations or enquiries, by or on behalf of, a governmental or other body in respect of any aspect of the ROC Business and none are taking place or pending.

12.        Environmental matters

           The ROC Business and the warranting ROC Seller has, so far as the warranting ROC Seller is aware, complied in all material respects with EHS Law.

13.        Litigation

13.1 The warranting ROC Seller is not, nor so far as such warranting ROC Seller is aware, any person for whose acts such ROC Seller may be contractually or vicariously liable is, party to (whether as claimant, defendant or otherwise) any civil, criminal, tribunal, arbitration, administrative or other proceedings in respect of the ROC Business Assets of such ROC Seller and, so far as such ROC Seller is aware, no such proceedings are pending or threatened.

13.2 There is no outstanding or unsatisfied judgment, decree, order, award or decision of a court, tribunal, arbitrator or governmental agency against the warranting ROC Seller in relation to the ROC Business Assets of such ROC Seller and such ROC Seller is not party to any current undertaking or assurance given to a court, tribunal or any other person in connection with the determination or settlement of any claim or proceedings in relation to the ROC Business Assets of such ROC Seller which remains outstanding.

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


14.        Insolvency

14.1 No order has been made, petition presented or resolution passed for the winding up of the warranting ROC Seller. No administrative receiver, receiver or receiver and manager has been appointed of the whole or any part of the property, assets or undertaking of such ROC Seller.

14.2 No distress, execution or similar process has been levied and remains undischarged in respect of any of the ROC Business Assets of the warranting ROC Seller.

14.3 The warranting ROC Seller has not stopped or suspended the payment of its debts or received a written demand pursuant to section 123(1)(a) Insolvency Act 1986 and such ROC Seller is not insolvent or unable to pay its debts within the meaning of section 123 Insolvency Act 1986.

14.4 No administrator has been appointed in respect of the warranting ROC Seller and no steps or actions have been taken in connection with the appointment of an administrator in respect of such ROC Seller.

14.5 No voluntary arrangement has been proposed or approved under Part 1 Insolvency Act 1986 and no compromise or arrangement has been proposed, agreed to or sanctioned under section 425 CA 1985 in respect of the warranting ROC Seller.

15.        Employees

           There are no employees (other than persons employed by Group Members) in the ROC Business.

16.        Taxation

16.1       General

           16.1.1 Neither HMRC nor any other fiscal or regulatory authority has operated or agreed to operate any special arrangement (being an arrangement which is not based on relevant legislation or any published practice) in relation to the ROC Business Assets of the warranting ROC Seller.

           16.1.2 So far as the warranting ROC Seller is aware, at the date of this Agreement no dispute exists between such ROC Seller and HMRC or any regulatory authority in relation to a ROC Business Asset of such ROC Seller.

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


16.2       Capital Allowances

           16.2.1 None of the Plant and Equipment of the warranting ROC Seller has been treated as a long life asset in accordance with Part 1 Chapter 10 of CAA, or been the subject of a short life election in accordance with section 83 Capital Allowances Act 2001 ("CAA").

           16.2.2 No person other than the warranting ROC Seller is entitled to be treated as the owner of any item of fixed Plant and Equipment of such ROC Seller in accordance with the provisions of Part 2 Chapter 14 CAA, and such ROC Seller's right to be so treated does not depend on any election under section 183 CAA.

           16.2.3 None of the ROC Plant and Equipment of the warranting ROC Seller is subject to an equipment lease with a third party who is not a member of the Group other than the powerbank lessors.

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


                                   SCHEDULE 4

                                    Taxation


PART 1 - INTERPRETATION

1.         Interpretation

           In this Schedule 4:

1.1 the following expressions have the following meanings unless inconsistent with the context:

           "the Auditors"                      the auditors for the time being
                                               of the Group

           "Corresponding Relief"       (a)       any Relief arising as a result
                                                  of a Liability to Taxation in
                                                  respect of which the Share
                                                  Sellers or any of them have
                                                  made a payment under paragraph
                                                  2 or in respect of the
                                                  Taxation Warranties; or

                                        (b)       any Relief arising as a result
                                                  of or in connection with the
                                                  Events which gave rise to a
                                                  Liability to Taxation in
                                                  respect of which the Share
                                                  Sellers or any of them have
                                                  made a payment under paragraph
                                                  2 or in respect of the
                                                  Taxation Warranties; or

                                        (c)       any Relief which:

                                            (i)        was claimed in respect of
                                                       the accounting period of
                                                       any Group Member current
                                                       at Completion or in
                                                       respect of any earlier
                                                       accounting period;

                                            (ii)       was disallowed by a
                                                       Taxation Authority so as
                                                       to give rise to a
                                                       Liability to Taxation in

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


                                                       respect of which the
                                                       Share Sellers or any of
                                                       them have made a payment
                                                       under paragraph 2 or in
                                                       respect of the Taxation
                                                       Warranties; and

                                            (iii)      remains available to be
                                                       used in an accounting
                                                       period of the Group
                                                       Member other than the one
                                                       in respect of which it
                                                       was originally claimed;
                                                       or

                                        (d)       any Relief arising as a result
                                                  of or in connection with any
                                                  deduction, withholding or
                                                  Taxation referred to in
                                                  paragraph 5.2

"Dispute"                               any dispute, appeal, negotiations or
                                        other proceedings in connection with a
                                        Tax Claim

"Event" any event, action or            transaction including the earning,
                                        receipt or accrual for any Taxation
                                        purpose (as opposed to any accounting
                                        purpose)of any income, profits or gains

"FA"                                    Finance Act

"Future Relief"                         any Relief (other than a Corresponding
                                        Relief) which arises wholly or mainly as a result of any Event which has occurred or occurs after Completion

"Group Relief"                          (a)       any relief surrendered or
                                                  claimed pursuant to Chapter IV
                                                  of Part X ICTA;

                                        (b)       any refund of Taxation
                                                  surrendered or claimed

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


                                                  pursuant to section 102 FA
                                                  1989; and

                                        (c)       any relief obtained as a
                                                  result of an election made
                                                  jointly with another company
                                                  under sections 171A or 179A
                                                  TCGA or under paragraph 66 of
                                                  Schedule 29 FA 2002

"HMRC" H.M. Revenue and Customs and any predecessor body including the Board of the Inland Revenue and the Commissioners of Customs and Excise

"ITEPA"                                 Income Tax (Earnings and Pensions) Act
                                        2003

"Liability to Taxation"                 (a)       any liability of any Group
                                                  Member to make an actual
                                                  payment of Taxation; and

                                        (b)       the use by any Group Member of
                                                  any Future Relief to reduce or
                                                  eliminate any liability of any
                                                  Group Member to make an actual
                                                  payment of Taxation in respect
                                                  of which the Share Sellers or
                                                  any of them would otherwise
                                                  have been liable under
                                                  paragraph 2

"Over Provision"                        (a)       the amount by which any
                                                  provision for Taxation in the
                                                  Working Capital Statement
                                                  proves to be an over
                                                  provision; and

                                        (b)       the amount by which any
                                                  repayment of Taxation which is
                                                  treated (or which could have
                                                  been treated) as an asset in
                                                  the Working Capital Statement
                                                  proves to be understated


"Relief"                                (a)       any relief, allowance,
                                                  exemption, set-off, deduction


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


                                                  or credit available from,
                                                  against or in relation to
                                                  Taxation or in the computation
                                                  for any Taxation purpose of
                                                  income, profits or gains; and

                                        (b)       any right to a repayment of
                                                  Taxation

"Repayment"                             the obtaining by the Company of:

                                        (a)       a repayment of Taxation where
                                                  the Share Sellers or any of
                                                  them have made a payment under
                                                  paragraph 2 or in respect of
                                                  the Taxation Warranties in
                                                  respect of the same Taxation
                                                  which is the subject of the
                                                  repayment; or

                                        (b)       a repayment of Taxation by the
                                                  use of any Share Sellers'
                                                  Relief or any Corresponding
                                                  Relief

"Saving" the reduction or elimination of any liability of any Group Member, the Buyer or any member of the Buyer's Group to make an actual payment of Taxation in respect of which the Share Sellers would not have been liable under paragraph 2, by the use of any Share Seller's Relief or any Corresponding Relief

"Share Seller's Relief"                 any Relief other than a Future Relief

"Taxation" and "Tax"                    (a)       any tax and any impost
                                                  withholding or levy in the
                                                  nature of tax, of the United
                                                  Kingdom or elsewhere, whether
                                                  national or local, including
                                                  national insurance and social
                                                  security contributions and
                                                  value added tax (or similar)
                                                  but excluding all business
                                                  rates, water rates and local


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


                                                  authority or utility charges;
                                                  and

                                        (b)       any fine, penalty, surcharge,
                                                  or interest relating to any
                                                  tax, impost or levy mentioned
                                                  in paragraph (a) of this
                                                  definition

"Taxation Authority"                    any authority, whether of the United
                                        Kingdom or elsewhere, competent to
                                        impose, assess or collect Taxation,
                                        including but not limited to HMRC

"Taxation Statute"                      any statute (and all regulations and
                                        other documents having the force of law
                                        under such statute) published, enacted,
                                        issued or coming into force on or before the date of this Agreement relating to Taxation

"Taxation Warranties"                   the Warranties at Part 3 of this
                                        Schedule 4

"Tax Claim"                             any notice, demand, assessment, letter
                                        or other document issued, or action
                                        taken, by or on behalf of any Taxation
                                        Authority and the submission of any
                                        Taxation form, return or computation
                                        from which, in either case, it appears
                                        that any Group Member is or may be
                                        subject to a Liability to Taxation or
                                        other liability inrespect of which the
                                        Sellers are or may be liable under
                                        paragraph 2 or for breach of any of the
                                        Taxation Warranties

"TCGA"                                  Taxation of Chargeable Gains Act 1992

"TMA"                                   Taxes Management Act 1970

"VAT Group"                             any group of companies for the
                                        purposes of section 43 VATA of which any Group Member is or has been a member on or before Completion

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


"Withholding Tax Claim"                 the disclosure and negotiations
                                        to be made to and with HMRC and/or IRS
                                        in connection with obtaining of
                                        confirmation of (a) the amount of Tax
                                        which should have been withheld by the
                                        Company on the payment of interest to
                                        Ridgewood in respect of any loan made by Ridgewood to the Company prior to Completion and/or (b) the amount of any interest or penalties payable by the Company arising as a result of the failure by the Company to withhold tax on payment of such interest

1.2 references to Events include Events which are deemed to have occurred for any Taxation purpose and references to income, profits or gains earned, received or accrued for any Taxation purpose include income, profits or gains which are deemed to have been earned, received or accrued for any Taxation purpose (as opposed to any accounting purpose).

PART 2 - TAX COVENANT

2.         Covenant

          Subject to the provisions of this Part 2 of this Schedule 4 and paragraphs 2, 7, 8, 10, 13 and 14 of Schedule 7, each of the Share Sellers severally, but not jointly, covenants with the Buyer to pay to the Buyer an amount equal to that Share Seller's relevant proportion of the amount of:

2.1 any Liability to Taxation which has arisen or arises as a result of any Event which occurred on or before Completion;

2.2 a Group Member having a Liability to Taxation in consequence of the failure by any other company (other than another Group Member):

          2.2.1 which was, prior to Completion, a member of a group (as defined for any relevant Tax purposes) of which the Company was, prior to Completion, a member; or

          2.2.2 which was, prior to Completion, under the control of any person or persons that directly or indirectly controlled the Group Member prior to Completion to discharge Tax within a specified period or otherwise.

2.3       any inheritance tax which:

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


2.3.1 at Completion has given rise to a charge on any of the shares in or assets of a Group Member or gives the power to sell, mortgage or charge any of the shares or assets of the Company; or

2.3.2 after Completion gives rise to a charge on or gives the power to sell, mortgage or charge any of the shares in or assets of any Group Member, being a liability in respect of additional inheritance tax payable on the death of any person within seven years after a transfer of value which occurred before Completion (and, in determining for the purposes of this paragraph whether a charge on or power to sell, mortgage or charge any of the shares or assets of a Group Member exists at any time, the fact that the inheritance tax is not yet payable, or may be paid by instalments, shall be disregarded and such Tax shall be treated as becoming due and a charge or power to sell, mortgage or charge as arising on the date of the transfer of value or other date or event on or in respect of which it becomes payable or arises) and the provisions of section 213 IHTA shall be deemed not to apply;

2.4       any Liability to Taxation pursuant to the Withholding Tax Claim.

2.5 any reasonable costs, fees or expenses reasonably and properly incurred by any Group Member or the Buyer as a result of successfully bringing a claim against the Share Sellers in respect of any Liability to Taxation or other liability in respect of which the Share Sellers are liable under paragraph 2.1.

3.        Quantification

          For the purposes of paragraph 2 the amount of a Liability to Taxation mentioned will be determined as follows:

3.1 the amount of a Liability to Taxation falling within paragraph (a) of the definition of that expression in paragraph 1.1 will be the amount of the actual payment of Taxation which the relevant Group Member is liable to make;

3.2 the amount of a Liability to Taxation falling within paragraph (b) of the definition of that expression in paragraph 1.1 will be the amount of Taxation saved by the relevant Group Member as a result of the use of the Future Relief.

4.        Exclusions

4.1 The Share Sellers will not be liable under paragraph 2 or for breach of any of the Taxation Warranties in respect of a Liability to Taxation or other liability of any Group Member to the extent to which:

          4.1.1 such Liability to Taxation or other liability was discharged:

                    4.1.1.1   on or before the Effective Date; or

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


                    4.1.1.2 between the Effective Date and Completion (including Completion) at no cost to the Buyer or any Group Member; or

          4.1.2 such Liability to Taxation or other liability arises as a result of an any Event which occurred in the ordinary course of business of the relevant Group Member after the Effective Date and on or before Completion; or

          4.1.3 payment has already been made in respect of such Liability to Taxation or other liability under any other provision of this Agreement; or

          4.1.4 such Liability to Taxation or other liability would not have arisen but for a change in legislation (including but not limited to an increase in rates of Taxation) or in the published practice of any Taxation Authority or but for any decision of any court or tribunal in each case first enacted, announced, published or delivered after the date of this Agreement having retrospective effect; or

          4.1.5 such Liability to Taxation or other liability would not have arisen but for a voluntary act, transaction or omission of any Group Member, the Buyer, any member of the Buyer's Group or any successor in title to any of them after Completion otherwise than in the ordinary course of business of the relevant Group Member as carried on at Completion and, for this purpose, an act or omission is not voluntary if; or

                    4.1.5.1 it is carried out to avoid a breach of a subsisting binding obligation or to comply with statutory or regulatory requirements in force at Completion; or

                    4.1.5.2 it is required to achieve compliance with GAAP in force at Completion.

          4.1.6 provision or reserve was made for such Liability to Taxation or other liability or otherwise taken into account in the Working Capital Statement or such Liability to Taxation or other liability was taken into account in any adjustment to the consideration for the Shares under clause 6.8; or

          4.1.7 such Liability to Taxation or other liability is in respect of the actual (as opposed to deemed) earning, receipt or accrual for any Taxation purposes of any income, profit or gain which is not recognised in the Accounts or the Working Capital Statement; or

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


          4.1.8 such Liability to Taxation or other liability would not have arisen but for any Group Member changing any of its accounting policies, bases or practices (including the date to which the Group Member prepares its accounts, the treatment of timing differences, the bases on which the Group Member values its assets and Taxation reporting practice) after Completion whether as a result of a change in generally accepted accounting principles or otherwise except where such change is required to comply with GAAP in force at the Effective Date or is a requirement of the Auditors of a Group Member in order to obtain a clean audit report in respect of the period of account in which Completion takes place; or

          4.1.9 such Liability to Taxation or other liability would not have arisen but for any Group Member ceasing to carry on any trade or business after Completion or effecting a major change in the nature or conduct of any trade or business carried on by it at Completion; or

          4.1.10 such Liability to Taxation or other liability would not have arisen or would have been reduced or eliminated but for the failure or omission on the part of the Group Member or the Buyer on or after Completion to make any claim, election, surrender or disclaimer or to give any notice or consent or to do any other thing, the making, giving or doing of which was taken into account in the preparation of the Accounts and/or the Working Capital Statement and of which the Buyer was aware; or

          4.1.11 such Liability to Taxation or other liability would not have arisen but for the withdrawal or amendment by or on behalf of the Buyer or any Group Member after Completion of any election, claim, surrender, disclaimer, notice or consent made by the Group Member in relation to any Relief; or

          4.1.12 such Liability to Taxation or other liability would not have arisen but for any failure or delay by the Buyer or any Group Member in paying over to any Taxation Authority any payment previously made by the Share Sellers or any of them under paragraph 2 or under the Taxation Warranties or otherwise under this Agreement; or

          4.1.13 payment has already been made by the Share Sellers or any of them in respect of the Liability to Taxation pursuant to section 767A ICTA; or

          4.1.14 any Relief which was not included in the Working Capital Statement and which is attributable to any period ending on or before the Working Capital Date is available and can be utilised to eliminate or reduce the liability and the Buyer

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


                    will procure that the relevant Group Member takes such action as the Share Sellers reasonably requests to give effect to the provisions of this paragraph to the extent permitted by law; or

          4.1.15 any Liability to Taxation in relation to the Withholding Tax Claim to the extent not taken into account in calculating the consideration for the Shares; or

          4.1.16 any Liability to Taxation which arises as a result of the Buyer or any Member of the Buyer's Group (not being a Group Member) being treated as a Member of the same VAT group as any Group Member with effect from any time on or after Completion; or

          4.1.17 any Liability to Taxation or other liability to pay or account for income tax or employee or employers national insurance contributions which may become payable as a result of the payment of all or any part of the Bonus Amount and any interest or penalties relating thereto or to any obligation to report of all or any part of the Bonus Amount to HMRC.

5.        Deductions from payments

5.1 Except as required by law or as permitted by this Agreement all payments by any of the Share Sellers under this Part 2 of this
          Schedule 4 will be made free and clear of all deductions and withholdings (whether in respect of Taxation or otherwise).

5.2 If any deduction or withholding is required by law to be made from any payment by a Share Seller under this Part 2 of this Schedule 4 or if the Buyer is subject to Taxation in respect of any payment by a Share Seller under this Part 2 of this Schedule 4, that Share Seller severally (but not jointly) covenants with the Buyer to pay to the Buyer such additional amount as is necessary to ensure that the net amount received and retained by the Buyer (after taking account of such deduction or withholding or Taxation) is equal to the amount which the Buyer would have received and retained had the payment in question not been subject to the deduction or withholding or Taxation.

5.3 In the event of the assignment of this Agreement each Share Sellers' liability to the assignee under this Schedule 4 will be no greater than it would have been to the Buyer here meaning only the Buyer named as such in this Agreement.

6.        Due date for payment

6.1       The due date for the making of a payment by a Share Seller under this
          Schedule 4 will be the later of:

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


          6.1.1 the date falling five Business Days after the Buyer has served a notice on that Share Seller demanding such payment; and

          6.1.2 the date falling five clear Business Days before the last date upon which the payment is required to be made to the person entitled thereto (after taking into account any postponement of the due date for payment of any Taxation which is obtained) or would have been required to be made but for the use of a Future Relief.

7.        Claims procedure

7.1 The Buyer will give notice of any Tax Claim to each of the Share Sellers as soon as reasonably practicable, and in any event within 15 Business Days of the Buyer or any Group Member becoming aware that there may be a Tax Claim provided that the timely giving of such notice shall not be a condition precedent for the Share Sellers' liability under this Schedule.

7.2 Provided that the Share Sellers indemnify in their Relevant Proportions the relevant Group Member and the Buyer to the reasonable satisfaction of the Buyer against all reasonable costs and expenses which may be properly incurred thereby, the Buyer will procure that the relevant Group Member, at the Share Sellers' reasonable cost and expense in their Relevant Proportions, takes such action and gives such information and assistance in connection with its Taxation affairs as the Share Seller may reasonably request to dispute, appeal against, settle or compromise any Tax Claim, including, but not limited to applying to postpone (so far as legally possible) the payment of any Taxation.

7.3 The Buyer will not without the prior written consent of the Share Sellers, such consent not to be unreasonably withheld or delayed, take any action in relation to any Dispute including, but not limited to:

          7.3.1 the transmission of any communication (whether written or otherwise) to any Taxation Authority;

          7.3.2     the settlement or compromise of the relevant Tax Claim; and

          7.3.3 the agreement of any matter which is likely to affect the amount of the relevant Tax Claim or any future Liability to Taxation.

7.4 Neither the Buyer nor the Company shall be obliged to take any action under clause 7.2, or enter into any correspondence with a Tax Authority which, acting reasonably, it considers will have an material prejudicial effect on the Tax affairs of the Company or on the Company's relationship with that Tax Authority, or which is misleading, inaccurate or incomplete in any way.

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


7.5 For the avoidance of doubt the provisions of paragraphs 7.1 to 7.4 shall not apply to a Withholding Tax Claim and the Share Sellers shall have exclusive conduct of the Withholding Tax Claim provided that the Share Sellers shall not settle with the relevant Taxation Authority the amount of Tax payable pursuant thereto without the prior consent of the Buyer, such consent not to be unreasonably withheld or delayed.

7.6 If the Tax Claim involves any fraudulent act or omission on the part of a Group Member prior to Completion or the Share Sellers at any time, then the Buyer shall be free to take or procure that the Company take such action as the Buyer in its reasonable discretion thinks fit.

7.7 If a dispute arises between the Buyer and the Share Sellers as to whether a Tax Claim should be settled in full, or contested in whole or in part, the dispute shall be referred to the determination of a senior tax counsel (acting as expert and not as arbitrator), of at least five years' standing (or his equivalent in any foreign jurisdiction), appointed by agreement between the Buyer and the Share Sellers. Counsel shall be asked to advise whether, in his opinion, the relevant appeal against the Tax Claim is more likely to succeed than not. If counsel is of the opinion that the appealing against the Tax Claim is more likely to succeed than not then the Buyer shall be obliged to dispute and/or appeal such Tax Claim in accordance with this paragraph 7. The cost of obtaining counsel's advice shall be borne as counsel shall determine having regard to the relative merits of the parties in respect of the disagreement and such determination as to costs will be conclusive and binding on the parties.

7.8 The Buyer may rely on any written request received by it from any of the Share Sellers or their professional advisers and if more than one conflicting request is received in relation to any Tax Claim or dispute then the Buyer shall be entitled to rely on the first to be received of such requests.

8.        Time limit

          No Share Sellers will be liable under paragraph 2 in respect of a Liability to Taxation or other liability of any Group Member, or in respect of a breach of the Tax Warranties, unless within 6 years after the end of the accounting period in which Completion takes place the Buyer has given written notice containing full details to that Share Seller of any Tax Claim whatsoever relating to such Liability to Taxation or other liability.

9.        Savings, Repayments and Over Provisions

9.1 If any Group Member obtains a Saving or a Repayment or it becomes apparent that an Over Provision has been made, the Saving, Repayment or Over Provision (as the case may be) will be apportioned between each of the Share Sellers in their Relevant Proportions (an amount so apportioned to a Share Seller is referred to in this clause 9.1 as an

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          Apportioned Amount) and each Apportioned Amount shall be applied as follows:

           9.1.1 first, the Apportioned Amount, the Saving, Repayment or Over Provision will be set off against any payment then due under paragraph 2 or in respect of the Taxation Warranties from the Share Seller to whom such Apportioned Amount is apportioned;

          9.1.2 secondly, to the extent that there is an excess, the Buyer will, within two Business Days, pay to the Share Sellers to whom such Apportioned Amount was apportioned the lesser of:

                    9.1.2.1   the amount of the excess; and

                    9.1.2.2 any amount previously paid by that Share Seller under paragraph 2 or in respect of the Taxation Warranties;

          9.1.3 thirdly, to the extent that the excess referred to in paragraph 9.1.2 is not exhausted, the remainder of that excess will be carried forward and set off against any future liability of the Share Seller to whom such Apportioned Amount was apportioned under paragraph 2 or in respect of the Taxation Warranties.

9.2 The Buyer will procure that each Group Member uses reasonable endeavours to utilise any Relief available to it which would give rise to a Saving or Repayment as soon as it is reasonably practicable for the Group Member to do so provided that the Group Member shall not be compelled to organise its Tax affairs in a particular way in order to utilise such Relief.

9.3 The Buyer will inform each of the Share Sellers as soon as reasonably practicable after it or any Group Member becomes aware that a Group Member may obtain a Saving or a Repayment or that there may be an Over Provision.

9.4 If the parties cannot agree as to the existence and/or the quantum of any Saving, Repayment or Over Provision or the date on which any Saving or Repayment is obtained, such disagreement may be referred by either party to the Auditors for determination and, in making such determination, the Auditors will act as experts and not as arbitrators and their determination will (in the absence of manifest error) be conclusive and binding on the parties. The costs of the Auditors shall be borne as the Auditors shall determine having regard to the relative merits of the parties in respect of the disagreement and such determination as to costs will be conclusive and binding on the parties.

9.5 The provisions of paragraph 7 will apply, with the appropriate modifications to this paragraph 9 so that, subject to the requirements and limitations in paragraph 7, the Buyer will procure that each Group

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          Member at the Share Sellers' reasonable cost and expense in their
          Relevant Proportions, takes such action and gives such information as the Share Sellers may require to obtain a Repayment.

10.       Recovery from other persons

10.1 If a Group Member, the Buyer or any member of the Buyer's Group recovers from any other person (other than under the Warranty and Indemnity Insurance) any amount which is referable to a Liability to Taxation or other liability of the Group Member in respect of which the Share Sellers or any of them have made a payment under paragraph 2 or in respect of the Taxation Warranties then the amount of such recovery shall be apportioned to the Share Sellers in their Relevant Proportions and the Buyer will repay to each of the Share Sellers the lesser of:

          10.1.1 that Share Seller apportioned amount or the amount so recovered (less its Relevant Proportion of any costs and expenses incurred by the relevant Group Member, Buyer or member of the Buyer's Group in obtaining the recovery); and

          10.1.2 the amount paid by that Share Seller under paragraph 2 in respect of the Taxation Warranties or in respect of the Liability to Taxation or other liability in question less any part of such amount previously repaid to that Share Seller under any provision of this Agreement or otherwise.

10.2 If the Buyer becomes aware that any Group Member is entitled to recover any amount mentioned in paragraph 10.1, the Buyer will as soon as reasonably practicable give notice of that fact to each of the Share Sellers and provided that the Share Sellers reasonably indemnify in their Relevant Proportions the relevant Group Member and the Buyer against all costs and expenses which may be incurred thereby, the Buyer will procure that the relevant Group Member, at the Share Sellers' cost and expense, takes such action as the Share Sellers may reasonably request to effect such recovery. The provisions of paragraph 7.8 apply in relation to requests made under this paragraph
          10.2 as they apply to requests made under paragraph 7.

11.       Outstanding tax returns

11.1 The Share Sellers' duly authorised agents will, at their own cost and expense prepare the corporation tax returns and computations of each Group Member for all accounting periods ended on or before Completion (PROVIDED THAT the Share Sellers will not be obliged to reimburse any Group Member for costs and expenses incurred prior to Completion in respect of such corporation tax returns and computations) in a manner consistent with prior periods, to the extent that they have not been

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          prepared before Completion, and submit them to the Buyer for review at the Company's cost and expense.

11.2 The Buyer will procure that each Group Member causes the returns and computations mentioned in paragraph 11.1 to be authorised, signed and submitted to the relevant Taxation Authority without amendment or with such amendments as the Share Sellers acting reasonably shall agree after considering any comments made by the Buyer. The Buyer shall not be obliged to authorise or sign any return which is inaccurate, incomplete or misleading in any way.

11.3 The Share Sellers' duly authorised agents will, at their own cost and expense prepare all documentation and deal with all matters (including correspondence) relating to the corporation tax returns and computations of each Group Member and agreeing the same for all accounting periods ended on or before Completion provided that the Share Sellers will not without the prior written consent of the Buyer (not to be unreasonably withheld or delayed) transmit any communication (whether written or otherwise) to the relevant Taxation Authority or agree any matter with the relevant Taxation Authority.

11.4 The Buyer will procure that each Group Member affords the Share Sellers and their duly authorised agents such access to their books, accounts and records as is necessary and reasonable to enable the Share Sellers or their duly authorised agents to prepare the corporation tax returns and computations of each Group Member for all accounting periods ended on or before Completion and conduct matters relating to them in accordance with this paragraph 11.

11.5 The Buyer or its duly authorised agents will, at the cost and expense of each Group Member, prepare the corporation tax returns and computations of each Group Member for the accounting period current at Completion. The Share Sellers will provide all assistance reasonably required by the Buyer in order to carry out its obligations under this paragraph 11.5.

11.6 The Buyer will not submit the corporation tax returns and computations for the accounting period current at Completion or any correspondence relating to such corporation tax returns and computations to the relevant Taxation Authority before giving each of the Share Sellers a reasonable opportunity to make comments thereon.

11.7 The Buyer will procure that no Group Member will unreasonably refuse to adopt into such correspondence, corporation tax returns and computations as referred to in paragraph 11.6 any reasonable comments of the Share Sellers to the extent such comments relate to the Share Sellers' period of ownership. In the case of a dispute as to whether such comments should be incorporated, the opinion of the Company's Auditors shall be final and binding on the parties.

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11.8      The Buyer or its duly authorised agents will, at the cost and expense of each Group Member, prepare all documentation and deal with all matters (including correspondence) relating to the corporation tax returns and computations of each Group Member and agreeing the same for the accounting period current at Completion provided that the Buyer will not without the prior written consent of each of the Share Sellers (not to be unreasonably withheld or delayed) transmit any communication (whether written or otherwise) to the relevant Taxation Authority or agree any matter with the relevant Taxation Authority to the extent that the subject matter of the correspondence relates to Tax for a period or in respect of an Event on or prior to Completion. The Share Sellers will provide all assistance reasonably required by the Buyer in order to carry out its obligations under this paragraph 11.8.

11.9 The Buyer will procure that each Group Member affords to each of the Share Sellers and their respective professional advisers such access to their books, accounts and records as is necessary and reasonable to enable the Share Sellers or their professional advisers to comment on the corporation tax returns and computations of each Group Member for the accounting period current at Completion.

12.       Buyer's Covenants

          Secondary tax liabilities

12.1 The Buyer undertakes to each of the Share Sellers to pay to that Share Seller by way of adjustment to the price paid for the Shares sold by that Seller under this Agreement an amount equal to any liability of that Share Seller, or any other person falling within Section 767A(2) or 767AA(4) ICTA, section 132 (3) FA 1988, section 190 (3) TCGA, paragraph 68 of Schedule 29 or paragraph 8(2) of Schedule 34 FA 2002 by virtue of a relationship which that person has or has had with that Share Seller, to tax (and any related interest, penalties, costs and expenses) under Sections 767A, 767AA, 767B ICTA, section 132 FA 1988, section 190 TCGA or paragraph 68 of Schedule 29 or paragraph 8 of
          Schedule 34 FA 2002 as a result of the failure by any Group Member to pay any tax payable by it.

12.2 The undertaking contained in paragraph 12.1 will not apply to any Taxation in respect of which the Buyer could make a claim under this Schedule or to any Taxation which any of the Share Sellers or any other such person as is mentioned in paragraph 12.1 will have recovered from the Buyer under any statutory right of recovery (save in either such case in circumstances where the relevant Share Seller has paid an amount in respect of the Tax in question to the Buyer and the relevant liability of any Group Member nevertheless remains unpaid) and each of the Share Sellers will procure that no recovery

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          under such statutory right is sought to the extent that payment has been made to that Share Seller by the Buyer under paragraph 12.1 in respect of that Taxation.

12.3 Paragraphs 5 (deductions from payments), (due date for payment) and 7 (claims procedure) will apply to the covenants in paragraphs 12.1 to
          12.2 as they apply to the covenants contained in paragraph 2, replacing references to the relevant Share Seller and the Buyer (and vice versa) and making any other necessary modifications.

13.       General

          All payments by any Share Seller under this Part 2 of this Schedule 4 will be treated as repayments by that Share Seller of the Consideration paid for the Shares sold by that Share Seller pursuant to this Agreement, provided that this paragraph 13 will not operate in any way to limit the liability of the Share Sellers under this Part 2 of this Schedule 4.

PART 3 - TAX WARRANTIES

14.       Returns, disputes and clearances

14.1 All notices, returns, computations, registrations and payments which should have been made by each Group Member for any Taxation purpose have been made within the requisite periods and are, in all material respects, correct and based on full and accurate disclosure of all material facts and circumstances and none of them is the subject of any dispute with any Taxation Authority.

14.2 No Group Member is involved in any dispute with any Taxation Authority concerning any matter likely to affect in any way the liability of any Group Member to Taxation.

14.3 None of the Taxation affairs of any Group Member has ever been the subject of any investigation or enquiry by any Taxation Authority (other than routine questions and audit visits) and no Taxation Authority has indicated to a Group Member that it intends to investigate the Taxation affairs of any Group Member.

14.4 Each Group Member has sufficient records and information available in order to prepare the tax computations and returns for the accounting period ending on 31 December 2006.

14.5 The disposal of any beneficial interest in any property by any Group Member where such disposal is referred to in the Disclosure Letter has been properly treated as a disposal for tax purposes by the relevant Group Member in the appropriate accounting period, where required to be so treated for tax purposes, and where required to be so treated for tax purposes, such disposal was reflected in the tax return of the relevant Group Member for the accounting period in which such disposal

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          took place or was treated as taking place for the relevant tax purpose.

15.       Penalties and interest

15.1 No Group Member has since the Accounting Date paid any fine, penalty, charge, surcharge or interest charged by virtue of any of the provisions of TMA or any other Taxation Statute.

15.2 As far as the warranting Share Seller is aware there are no circumstances which are likely to cause any Group Member to become liable to pay any fine, penalty, charge, surcharge or interest, or become subject to any forfeiture, as mentioned in paragraph 15.1.

16.       Distributions and payments

16.1 Each Group Member has deducted and properly accounted to the appropriate Taxation Authority for all amounts which it has been obliged to deduct in respect of Taxation, has complied in all material respects with all reporting requirements relating to all such amounts and has (where required by the applicable Taxation Statute) duly provided certificates of deduction of tax to the recipients of payments from which deductions have been made.

16.2 No Group Member has at any time declared, paid or made any dividend or other payment which is, or could be treated as, a distribution for the purposes of Part VI ICTA or section 418 ICTA except any dividend disclosed in its audited statutory accounts nor is it bound to make such a distribution.

17.       Close companies

          No Group Member is, or has ever been, a close investment-holding company within the meaning of section 13A ICTA.

18.       Group transactions

          No Group Member has in the six years ending on Completion:

18.1 acquired any asset from any company not being another Group Member which at the time of the acquisition was a member of the same group of companies as defined in section 170 TCGA;

18.2      entered into or been otherwise involved in any transaction to which section 774 ICTA applies;

18.3 surrendered or claimed or agreed or arranged to surrender or claim (and prior to Completion will not surrender or claim or agree or arrange to surrender or claim) any amount by way of Group Relief pursuant to sections 402 to 413 (inclusive) ICTA other than from or to

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          another Group Member nor made or received and is not liable to make or entitled to receive a payment for Group Relief to or from any person (not being another Group Member); or

18.4      been a party to any such reconstruction as is described in section 343
          ICTA;

19.       Capital Allowances

          Each Group Member has in its possession details of all capital allowances claimed by it in respect of the accounting period ended on the Accounting Date in respect of each asset or pool of assets in respect of which separate computations for capital allowances are required to be made or, as a result of any election, are made.

20.       Gifts

20.1 There is no outstanding Inland Revenue charge (as defined in section 237 IHTA) over any asset of any Group Member or over any of the Shares to be sold pursuant to this Agreement by the warranting Share Seller.

20.2 There are in existence no circumstances by virtue of which any such power as is mentioned in section 212 IHTA could be exercised in relation to any asset of any Group Member or to any of the Shares to be sold pursuant to this Agreement by the warranting Share Seller or by virtue of which any such power could be exercised but for the provisions of section 204(6) IHTA.

21.       Capital gains

21.1      No Group Member has at any time made an election under section 35(5)
          TCGA.

21.2 Each Group Member has sufficient records relating to past events to enable it to calculate its liability to Taxation on capital gains or relief from Taxation on capital gains which would arise on a disposal or realisation of its assets.

22.       VAT: general

22.1 Each Group Member is duly registered and is a taxable person for the purposes of VAT.

22.2 Each Group Member has complied in all material respects with all statutory requirements, orders, provisions, directions or conditions relating to VAT.

22.3 Each Group Member maintains in all material respects correct and up-to-date records for the purposes of all legislation relating to VAT.

22.4      No Group Member:

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          22.4.1    is in arrears with any payment or returns under legislation relating to VAT or excise duties, or liable to any abnormal or non-routine payment of VAT, or any forfeiture or penalty, or to the operation of any penal provision;

          22.4.2 has been or applied for treatment as a member of a group for VAT purposes under section 43 VATA; or

          22.4.3 is, or has agreed to become, an agent, manager or factor for the purposes of section 47 VATA of any person who is not resident in the United Kingdom.

23.       VAT: property transactions

          Neither any Group Member nor any relevant associate (within the meaning of paragraph 3(7) Schedule 10 VATA) has made any election under paragraph 2(1) Schedule 10 VATA in respect of any land in, over or in respect of which the Group Member has any interest, right or licence to occupy.

24.       Residence and offshore interests

          Each Group Member is and has at all times been resident in the United Kingdom for the purposes of all Taxation Statutes and has not at any time been resident outside the United Kingdom for the purposes of any Taxation Statute or any double taxation arrangements.

25.       Tax avoidance

          No Group Member has entered into any transaction or series of transactions, scheme or arrangement of which the main purpose, or one of the main purposes, was the avoidance or reduction of a Taxation liability or for which there was no commercial purpose.

26.       Transfer pricing

          No transactions or arrangements involving a Group Member have taken place which are such that the provisions of section 770, 770A or schedule 28AA ICTA or equivalent legislation or legal principles in any other jurisdiction have been or could be applied thereto. No Group Member is, nor has it been, involved in any correspondence, enquiry or dispute in any jurisdiction concerning the adjustment of profits of associated enterprises for Taxation purposes.

27.       Stamp duty

          All documents in the possession of each Group Member or to the production of which it is entitled and which attract stamp or transfer duty in the United Kingdom or elsewhere have been properly stamped. No

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          Group Member owns any interest in UK land or buildings which is evidenced by an uncompleted contract.

28.       Special Arrangements

          No Tax Authority has agreed to operate any special arrangement (being an arrangement not based on a strict and detailed application of the relevant legislation which is not generally available to companies such as the Group Members) in relation to the affairs of any Group Member, nor has a Group Member taken any action which would or might alter, prejudice or in any way disturb any arrangement or agreement which it has negotiated with any Tax Authority nor will any transaction carried out pursuant to this Agreement have such an effect.

29.       Clearances and consents

          All clearances and consents obtained by any Group Member from any Tax Authority were based on full and accurate disclosure of all the facts and circumstances material to the decision of the Tax Authority. Each Group Member has complied in all material respects with any conditions to which any such consents or clearances are subject and has not so far as the Share Sellers are aware taken any action which might alter, prejudice or in any way disturb any such consent or clearance nor will anything done pursuant to this Agreement have such an effect.

PART 4 - ROC BUSINESS ASSETS

30.       Definitions

          In this Part 4 of this Schedule:

          "Special Provisions Order"    means the Value Added Tax (Special
                                        Provisions) Order 1995

31.       VAT provisions

31.1 All amounts expressed in this Agreement as being payable by the Buyer are expressed exclusive of VAT which may be chargeable and the Buyer agrees to pay to the ROC Seller in addition to such amounts, any VAT for which the ROC Seller is liable to account to HMRC in respect of any supply made by the ROC Seller to the Buyer under or in connection with this Agreement forthwith on production of a valid VAT invoice by the ROC Seller.

31.2 The parties intend that section 49 VATA and Article 5 Special Provisions Order will apply to the transfer of the ROC Business Assets to be transferred by each ROC Seller and each ROC Seller and the Buyer will each use its reasonable endeavours to secure that pursuant to the provisions referred to above the sale of the ROC Business Assets to be

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          sold by the relevant ROC Seller is treated as neither a supply of goods nor a supply of services for the purposes of VAT but as the transfer of a business as a going concern. Provided always that nothing in this paragraph 31.2 shall require any ROC Seller to request a review of any determination by HMRC or any notification by HMRC that section 49 VATA and Article 5 Special Provisions Order does not apply to the transfer of ROC Business Assets in whole or in part.

31.3 Each ROC Seller represents, warrants and undertakes to the Buyer in respect of itself only that it is duly and properly registered for the purposes of VAT.

31.4 The Buyer represents, warrants and undertakes to each of the ROC Sellers that it is duly and properly registered for the purposes of VAT or that it is a taxable person and has applied to become so registered.

31.5 The Buyer warrants to each of the ROC Sellers that the Buyer will following Completion use the ROC Business Assets in carrying on the same kind of business as the ROC Business (whether or not as part of any existing business of the Buyer).

31.6 If HMRC notify a ROC Seller that they do not agree that the sale of the ROC Business Assets to be sold by that ROC Seller (or any part of them) pursuant to this Agreement falls within section 49 VATA and
          Article 5 Special Provisions Order, that ROC Seller will forthwith on receipt of such notification or on Completion (whichever is the later) issue to the Buyer a valid VAT invoice in respect of the sale of the relevant ROC Business Assets. The Buyer will forthwith on receipt of such invoice pay to that ROC Seller the VAT charged on the sale of the relevant ROC Business Assets in addition to the Consideration payable thereon.

31.7 The Buyer undertakes to indemnify and hold harmless each ROC Seller (on an after tax basis) in respect of any liability of a ROC Seller to pay HMRC any interest, penalty or surcharge by reason of the late payment of any VAT charged on the sale of the ROC Business Assets to be sold by that ROC Seller (or any part of them) pursuant to the provisions of this Agreement.

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                                   SCHEDULE 5

                             Completion Arrangements


Part 1 - On or around Exchange

1.        The Sellers shall deliver to the Buyer:

1.1       on execution of this Agreement:

          1.1.1 the Disclosure Documents duly executed on behalf of the Sellers;

          1.1.2 an extract of a resolution of the board of directors of each Seller authorising the execution of this Agreement and the Disclosure Letter; and

          1.1.3 the Ridgewood Letter of Undertaking duly executed by or on behalf of the Managing Shareholder; and

1.2 within 5 Business Days of execution of this Agreement, legal opinions (in the agreed terms) in respect of each of the Sellers; and

1.3 within 10 Business Days of execution of this Agreement, the Share Sellers shall deliver to the Buyer:

          1.3.1 the consent to the change of control following Completion pursuant to the gas agreement with Plymouth City Council in respect of Chelson Meadow Energy Limited (or any amendment or variation to such gas agreement the effect of which is that the consent of Plymouth City Council to any change of control is no longer required); and

          1.3.2 the gas agreements with Cornwall County Council and SITA UK Limited, in respect of Connon Bridge Energy Limited and United Mines Energy Limited, executed with change of control provisions which are in materially the same form as the those set out in the gas agreement for Jameson Road Energy Limited.

2.        On execution of the Agreement:

2.1       the Buyer shall deliver:

          2.1.1 to the Sellers the Macquarie Letter of Undertaking duly executed by Macquarie Investment Management (UK) Limited; and

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          2.1.2     to New Hampshire Insurance Company the Signing No Claims
                    Declaration set out in Appendix B1 to the Warranty and Indemnity Insurance; and

2.2 or as soon as reasonably practicable following the date of this Agreement, the Sellers shall deliver to the Buyer a binding offer of the Warranty and Indemnity Insurance in the agreed terms.

Part 2 - Completion

At Completion the following will take place:

3.        Items For Delivery

          The following items will be produced and delivered by the Sellers (or, in relation to paragraphs 3.11 and 3.12, left at the Property) to the
          Buyer:

          Share Transfers

3.1 Executed transfers of each Share Seller's Shares in favour of the Buyer (or its nominee(s)) and, immediately following Completion, executed transfers of all shares in the capital of any Group Member (other than a Dormant Company) which are registered in the name of BoS, or any company acting as nominee for BoS, in favour of the beneficial owner of such Group Member.

3.2 Any waiver, consent or other document necessary to give the Buyer (or its nominee(s)) full legal and beneficial ownership of the Shares.

3.3 Share certificates in respect of all the issued shares of each Group Member (or in the case of any lost certificate an indemnity satisfactory to the Buyer in relation to it).

          Authorisations

3.4 A copy of a resolution or extract of a resolution of the board of directors (certified by a duly appointed officer as true and complete) of each Group Member authorising the execution of and the performance by the relevant company of its obligations under each of the documents to be executed by it.

3.5 An irrevocable power of attorney in the agreed terms by each registered holder of the Shares which enables the Buyer or its nominee to attend and vote at general meetings of the Company pending registration of the transfer of the Shares.

          Resignations and Appointments

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3.6       A letter of resignation in the agreed terms from Alexandra Helen
          Pentecost, Andrew West, Dominic Andrew Greenough, Douglas Ralph Wilson, Randall Duane Holmes and Robert Ernest Swanson as director of each Group Member, together with a letter of resignation in the agreed terms from Harry Hugh Patrick Wyndham as director of CLPE Holdings Limited, CLP Envirogas Limited CLP Organogas S.L. and CLP Envirogas S.L.

3.7 A letter of resignation in the agreed terms from each secretary of each Group Member.

3.8 A copy of a letter in the agreed terms to each Group Member from its auditors resigning from office with effect from Completion and containing the statement required by section 394 CA 1985, the original of the letter having been deposited at the registered office of the relevant company.

          Company Documentation

3.9 The certificate of incorporation, any certificate(s) of incorporation on change of name, the common seal and the statutory books and registers of each Group Member written up to but not including Completion and reflecting the details of each Group Member as set out in Part 1 and Part 2 of Schedule 2.

3.10 All deeds and documents relating to the title of any Group Member to the Property.

3.11      All cheque books in current use of each Group Member.

3.12 All papers, books, records, keys, credit cards and other property (if any) of each Group Member which are in the possession or under the control of the Seller or any other person who resigns as an officer of any Group Member in accordance with this Schedule.

          Financial

3.13 A copy of the bank mandate of each Group Member and copies of bank statements in respect of each account of each Group Member as at the close of business on the last Business Day prior to Completion.

3.14 A deed of release in the agreed terms executed by BoS in respect of all the fixed charges and debentures granted to BoS by each Group Member together with forms 403a, duly executed by the relevant Group Member, to ensure that no outstanding indebtedness to or security in favour of BoS exists at Completion.

3.15 Statement of the bank accounts, for each Group Member as at a date not more than 2 Business Days prior to the Completion Date.

          Other

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3.16      All of the ROC Business Assets that are capable of transfer by delivery.

3.17      Assignments in the agreed terms of the ROC Business Contracts.

3.18      The Company will pay the Bonus Amount to the following individuals:

          (i)       Harry Wyndham;

          (ii)      Dominic Greenough;

          (iii)     Andrew West;

          (iv)      Alexandra Pentecost,

          and the Buyer will procure that the Company, following Completion, pays to HMRC all PAYE and employees and employers National Insurance Contributions in relation to the Bonus Amount.

3.19 An executed deed of termination of the Operations and Maintenance Agreement between Landfill Services Limited, Ridgewood CLP Management Limited and Ridgewood dated 1 July 1999.

3.20      The Repeated Warranties Bring Down Certificate.

3.21 A deed of release in the agreed terms by each Dormant Company of its right, title and interest in or to any ROC Business Contract or any other Contract to which a Group Member is a party together with a release of any liabilities owed to such Dormant Company by Group Members.

3.22 In relation to the waiver under the CLPE Holdings Management Incentive Plan (the "Plan") by the Associated Participants (as such term is defined in the Plan) of the amount that would have been payable to them but for such waiver:

          (i) a copy of the board minutes of the Company in the agreed terms dated 22 January 2007 to request the Associated Participants to waive their personal rights under the Plan; and

          (ii) a copy of the deed of waiver in the agreed terms dated 22 January 2007 duly executed by Randy Holmes and Doug Wilson relating to the waiver of their personal rights under the Plan;

          (iii) copies of letters in the agreed terms dated 22 January 2007 to each of the Associated Participants to explain the waiver by Randy Holmes and Doug Wilson of their personal rights under the Plan and to request execution of deeds of acknowledgement; and

          (iv) copies of a deed of acknowledgement in the agreed terms dated 22 January 2007 from each of the Associated Participants under which such Associated Participant acknowledges that his entitlement to a bonus is unchanged by the waivers and notes the withholding of the erroneous July bonuses.

3.23      A certificate from the Managing Shareholder in accordance with clause
          6.1.1.

3.24 Written confirmation from the Sellers to the Buyer's reasonable satisfaction that the Dormant Companies together with CLP Organogas S.L. and CLP Envirogas S.L. have been transferred to an entity which is not a Group Member.

3.25 Completion Legal opinions in respect of each of the Sellers in the agreed terms.

3.26 A deed of release in the agreed terms by each Seller of all claims against Group Members and releasing any security held over the property and assets of Group Members.

3.27 A deed of release in the agreed terms from Arbutus Projects Limited releasing each Group Member from all liabilities owed by such Group Member to Arbutus Projects Limited.

3.28 A deed of release in the agreed terms from each Group Member indemnifying non-Group Members against any liability under guarantees given in favour of third parties in relation to the performance by the Group Members under contractual arrangements including the gas agreements.

3.29 A compromise agreement between Douglas Wilson and the Company in the agreed terms, duly executed, and countersigned by an independent solicitor confirming that Mr Wilson has taken independent legal advice and understands and agrees to the terms of his termination.

3.30      The Sellers' Solicitors' Undertaking in the agreed terms.

3.31 The Sellers will pay the premium due under the Warranty and Indemnity Insurance to New Hampshire Insurance Company.

3.32 The Buyer will deliver to New Hampshire Insurance Company the Completion No Claims Declaration set out in Appendix B2 to the Warranty and Indemnity Insurance.

4.        Convening of Meetings

4.1 The Share Sellers will procure that duly convened board meetings of each relevant Group Member are held at which:

          4.1.1 the transfers referred to in paragraphs 3.1 (subject to stamping if not previously effected) are approved for registration in the books of the Company;

          4.1.2 the accounting reference date of each Group Member is changed to 31 March;

          4.1.3 the resignations of directors, secretaries and auditors referred to in each of paragraphs 3.6, 3.7 and 3.8 are accepted with effect from the end of the relevant board meeting;

          4.1.4 such persons as are nominated by the Buyer as directors, secretary and auditors of each Group Member are appointed with effect from the end of the relevant board meeting; and

          4.1.5 all existing instructions to the bankers of each Group Member are revoked and new instructions given to such bankers as the Buyer may nominate, in such form as the Buyer directs.

5.        Financial Assistance Whitewash

          The relevant Group Members will undertake the "whitewash" procedure set out in Section 155 of the Companies Act 1985 so as to ensure that the relevant Group Members (acting by the directors to be appointed by the Buyer) can (i) repay the Term Debt without any liability on the Company or any of its directors and (ii) assume a new loan from the Buyer's funders and secure its assets in respect of the same (iii) receive an inter-company loan from the Buyer (or a member of the Buyer's Group) and undertake to repay such loan, with interest and the Buyer will procure that the directors mentioned in this paragraph will swear and execute such documents and attend such meetings of the Group Members as are necessary to complete such "whitewash" procedure and the Share Sellers shall procure that they exercise their voting rights, or procure the exercise by the relevant shareholder(s) in the relevant Group Members required, to approve any shareholder resolutions required in relation to the foregoing prior to Completion (including any consent to short notice and/or signing written resolutions in respect of the matters above).

6.        Payments

6.1       The Buyer will pay into the Sellers' Solicitor's Client Account:

          6.1.1 a sum equal to the amounts payable under clauses 4.1 and 4.3;

          6.1.2     a sum equal to the Bonus Amount; and

          6.1.3 the sum equal to the amount necessary to repay the Term Debt in full at Completion in full and final settlement of the same for and on behalf of the relevant Group Company,

                    less the following amounts:

          6.1.4 the amount required to be paid by the Share Sellers to the Buyer pursuant to clause 4.7;

          6.1.5 the full amount of the premium payable to purchase the Warranty and Indemnity Insurance (the cost of which the Sellers agree shall be borne by them); and

          6.1.6 the amount due from the Share Sellers to the Company pursuant to paragraph 8 of this Schedule 5 and the deduction of such amounts at paragraphs 6.1.4 to

          6.1.6 shall constitute good and sufficient discharge to the Sellers under clause 4.7 and paragraphs 3.31 and 8 of this
                    Schedule 5 respectively.

6.2 The Buyer will instruct the Sellers' Solicitors to release from the Sellers' Solicitor's Client Account:

          6.2.1 to the Share Sellers and the ROC Sellers, the sum equal to the amounts payable under clauses 4.1 and 4.3 (as may be adjusted pursuant to paragraph 6.1);

          6.2.2 to those persons referred to in paragraph 3.1.8, an amount equal to the Bonus Amount; and

          6.2.3 to BoS and Clarke Energy Limited, the sum equal to the amount necessary to repay the Term Debt in full at Completion in full and final settlement of the same.

7.        Repayment of prior bonuses

          Ridgewood shall procure that Douglas Wilson and Randy Holmes shall pay the sums of (pound sterling)9,091.00 and (pound sterling)1,818.20 respectively to the Company representing the gross amounts inadvertently received by them as a bonus under the CLPE Holdings Management Incentive Plan, details of which are set out in the disclosure against warranty 8.7 in paragraph 3 of the Disclosure Letter.

8.        Repayment of Shareholder's Loans

          On Completion, the Share Sellers will severally repay the sum of (pound sterling)319,996.16 (in the case of Ridgewood) and (pound sterling)43,635.84 (in the case of Arbutus), being the amounts due from them to the Company and the Company will issue letters of satisfaction and release in the agreed terms to such Sellers.

                                   SCHEDULE 6

                                  The Property

--------------------------------------------------------------------------------------------------------------------------------
Description                    Tenant        Title number     Date of lease and parties to it      Term and current rent
                                             and quality of
                                             title if reg'd
--------------------------------------------------------------------------------------------------------------------------------
Lease of land at Queens Park   Queens Park    unregistered    Lease dated 1 August 2000 between    15 years from 1 August 2000
Road, being 32 square yards    Road Energy                    the Council of the Borough of        rent increased with effect
or thereabouts situate on      Limited                        Burnley and Queens Park Road Energy  from 31 December 2006 to
the North Easterly side of                                    Limited                              (pound sterling)11,250 p.a.
Queen's Park Road Burnley                                                                          exclusive of VAT
Lancashire
--------------------------------------------------------------------------------------------------------------------------------
Lease of Units 14 & 15         CLP Envirogas  unregistered    Lease dated 13 June 2003 between     5 years from 21 May 2003
Queensbrook, Bolton                                           (1) North West Development Agency,   (pound sterling)27,000 p.a
Technology Exchange, Spa                                      (2) CLP Envirogas Limited and (3)
Road,Bolton, BL1 4AY                                          CLPE 1991 Limited
--------------------------------------------------------------------------------------------------------------------------------
Lease of 4th floor, 20-22      CLP Envirogas  unregistered    Tenancy dated 9 August 2006 between  One year from 1 August 2006
Queen Street, Mayfair,                                        (1)Paprika Limited and (2) CLP       (pound sterling)38,355 p.a
London, W1J 5 PR                                              Envirogas Limited
--------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 7

                      Limitations on the Sellers' liability


1. The provisions of this Schedule will apply notwithstanding any provisions to the contrary in this Agreement.

2.        Financial limitations

2.1 The Sellers' maximum aggregate liability in respect of all Relevant Claims including the Buyer's costs and expenses incurred in successfully bringing such a claim and the costs and expenses incurred by the Group in successfully defending such a claim under this Agreement shall not exceed, and the Sellers will not be liable for any amount which exceeds, the amount actually recovered under the Warranty and Indemnity Insurance and the Buyer's only right of recovery for any Relevant Claim shall be under the Warranty and Indemnity Insurance.

2.2 Subject always to paragraph 2.1 above, the Sellers will not be liable for any Relevant Claim unless the amount of the liability in respect of that Relevant Claim exceeds (pound sterling)50,000.

2.3 Subject always to paragraph 2.1 above, the Sellers will not be liable for any Relevant Claim unless and until the amount of the liability in respect of that Relevant Claim, when aggregated with the amount of the liability in respect of all other Relevant Claims (excluding any amounts in respect of a Relevant Claim for which the Sellers have no liability because of paragraph 2.2), exceeds (pound sterling)1,000,000 in which event the Sellers will be liable for the whole amount of such liability. For the avoidance of doubt, in determining whether any thresholds referred to in this paragraph 2.3 have been reached, all Relevant Claims (excluding any amounts in respect of a Relevant Claim for which the Sellers have no liability because of paragraph 2.2) shall be aggregated.

3.        Time limitation

3.1 No Seller will be liable for a Relevant Claim (other than a claim under the Tax Covenant or a claim arising as a result of a breach of the Tax Warranties) unless:

          3.1.1 within a period of nine (9) months after the Completion Date, the relevant Seller receives written notice of such Relevant Claim from the Buyer specifying in reasonable detail (to the extent such information is available at the time of the claim) the matter which gives rise to the claim, the nature of the claim and the amount claimed in respect of such claim; and

          3.1.2 provided the Relevant Claim has not otherwise been satisfied, settled or withdrawn, proceedings in respect of the Relevant Claim are issued and served on the relevant Seller within a period of three (3) months starting on the day of notification of the Relevant Claim.

4.        Limitations on Title Warranties

          Paragraphs 2 and 3 will not apply in respect of a Relevant Claim concerning the Title Warranties.

5.        Specific limitations

          No Seller will have any liability in respect of any Relevant Claim (other than a claim under the Tax Covenant or a claim arising as a result of a breach of the Tax Warranties):

5.1 to the extent that it arises or is increased as a result of the passing of, after the date of this Agreement, or a change in, any law, rule, regulation, interpretation of the law or administrative practice of a government, government department, agency or regulatory body after the date of this Agreement in any case after the date of this Agreement;

5.2 if it would not have arisen but for any act, omission, transaction or arrangement carried out at the request of or with the written consent of the Buyer before Completion;

5.3 if it would not have arisen but for any voluntary act, omission, transaction or arrangement carried out after Completion by the Buyer or after Completion by any Group Member or any of their respective directors, employees or agents or successors in title;

5.4 other than pursuant to the Warranty and Indemnity Insurance, to the extent that it relates to any loss for which the Buyer or any Group Member makes recovery whether by contribution or indemnity by insurance or would have been entitled to recover if valid and adequate insurance:

          5.4.1     had been maintained at any time after Completion; and

          5.4.2 was of a type as in force in relation to the business or the relevant Group Member as the case may be at the Completion Date;

5.5 to the extent that the subject matter of the Relevant Claim is a matter specifically provided for, or specifically included as a liability, or disclosed, in the Accounts;

5.6 to the extent that the subject matter of the Relevant Claim is a matter specifically and identifiably provided for, or included as a liability, in the Working Capital Statement;

5.7 to the extent that the subject matter of the Relevant Claim is specifically and identifiably taken into account in determining the Working Capital determined in accordance with Schedule 9; or

5.8 to the extent of any corporation tax credits, reliefs, benefits or accruals obtained by the Group by reason of or arising out of the fact, matter, events or circumstances giving rise to the Relevant Claim.

6.        Recovery from third parties

6.1 If the Buyer or any Group Member or any member of the Buyer's Group is entitled to recover from some other person (for the avoidance of doubt including insurers (other than the Warranty and Indemnity Insurance) and Taxation authorities or the obtaining of any Taxation credit, relief, benefit or accrual) any sum in respect of any matter or event which could give rise to a Relevant Claim, the Buyer will (or will procure that the relevant Group Member will) take all reasonable steps to recover that sum and any sum recovered will reduce the amount of such Relevant Claim after deduction of all reasonable costs and expenses of recovery.

6.2 If a Seller pays the Buyer or any Group Member a sum to settle or discharge a Relevant Claim and the Buyer or any Group Member or any member of the Buyer's Group subsequently recovers whether by payment, discount, credit, relief, accrual or otherwise from any third party (including any Taxation authority) a sum which is referable to the Relevant Claim then:

          6.2.1 either the Buyer will (or will procure that the relevant Group Member will) repay the relevant Seller immediately the amount recovered from the third party less any reasonable costs and expenses incurred in recovering the same; or

          6.2.2 if the figure resulting under paragraph 6.2.1 above is greater than the amounts paid by the relevant Seller to settle or discharge the Relevant Claim in question, then the Buyer is only obliged to repay to that Seller such amount as is equivalent to the sum paid by that Seller in settlement or discharge of that Relevant Claim.

7.        No double recovery

          The Buyer is not entitled to recover damages or otherwise obtain payment, reimbursement or restitution under this Agreement more than once in respect of the same loss or liability (other than a recurring loss or liability).

8. To the extent that any of the Share Sellers have made a payment to the Buyer in respect of a Relevant Claim prior to the determination of the Working Capital Statement in accordance with clause 5 and Schedule 9 and to the extent that the liability or matter which is the subject matter of the Relevant Claim has been provided for in the Working Capital Statement, the Buyer shall ensure that such liability or matter (to the extent of the payment made by the Share Sellers in respect thereof) is excluded from the Working Capital Statement prior to the same being agreed or determined. To the extent that a Relevant Claim has been made or agreed and not yet paid, then to the extent that this matter has been provided for in the Working Capital Statement, such claim shall be deemed to have been withdrawn or reduced (as the case may be) and the Buyer shall be deemed to accept that the compensation for the same is the agreement or determination of the Consideration pursuant to clause 5.

9.        Contingent Liabilities

          If any potential Relevant Claim (not being a claim under Part 2 of Schedule 4) arises as a result of a contingent or unquantifiable liability of any Group Member, no Share Seller will be obliged to pay any sum in respect of the potential Relevant Claim until the liability either ceases to be contingent or becomes quantifiable but the time limits referred to in paragraph 3.1.2 shall be deemed to extend until three months following the date on which the Buyer becomes aware that such contingent or unquantifiable liability has crystallised provided that such contingent or unquantifiable liability crystallises or becomes quantifiable within 9 months of the date on which the Buyer gave notice of such liability to the Sellers under clause 3.1.1.

10.       The Buyer's Group

          The liability of the Share Sellers to the Buyer or any Group Member will cease and any subsisting Relevant Claim will (to the extent that it related to that Group Company) be withdrawn upon the relevant Group Member ceasing to be a member of the Buyer's Group after Completion.

11.       Conduct of Relevant Claims

11.1 If the Buyer or the relevant Group Member becomes aware that matters have arisen which will or are likely to give rise to a Relevant Claim (not being a Tax Claim as defined in Part 1 of Schedule 4, to which the provisions of paragraph 7 of Schedule 4 shall apply to the exclusion of this paragraph 11), the Buyer will (or will procure that the relevant Group Member will):

          11.1.1 as soon as reasonably practicable notify the relevant Seller(s) in writing of the potential Relevant Claim and of the matters which will or are likely to give rise to such Relevant Claim;

          11.1.2 not make any admission of liability, agreement or compromise with any person, body or authority in relation to the potential Relevant Claim without prior consultation with the relevant Seller(s);

          11.1.3 at all times disclose in writing to the relevant Seller(s) all material information and documents relating to the potential Relevant Claim or the matters which will or are likely to give rise to the potential Relevant Claim;

          11.1.4 if requested by a Seller give that Seller and its professional advisers reasonable access to:

                    11.1.4.1 the personnel of the Buyer and/or the relevant Group Member in order to interview the personnel; and

                    11.1.4.2 any relevant premises, chattels, accounts, documents and records within the power, possession or control of the Buyer and/or the relevant Group Member in order to, at the Seller's own expense, examine and photograph the premises and chattels and to examine, photograph and take copies of the accounts, documents and records;

          11.1.5 take such action as the relevant Seller(s) may reasonably request to avoid, resist, contest, defend, compromise or remedy the potential Relevant Claim or the matters which will or are likely to give rise to such Relevant Claim provided that each Seller has first provided the Buyer with adequate security against all reasonable costs which may be incurred as a result of a request by that Seller.

11.2 If in the reasonable opinion of the Buyer, the procedures detailed in paragraph 11.1 above would have a materially detrimental affect on the business of the Buyer's Group (including, following Completion, the Group) then the Buyer shall have no obligations to comply with paragraph 11.1 and the Sellers shall have no right against the Buyer in respect thereof.

12.       Mitigation

          Nothing in this Schedule 7 will in any way restrict or limit the Buyer's or the relevant Group Member's common law duty to mitigate its loss.

13.       No Limitations for Fraud

          Nothing in this Schedule 7 will have the effect of limiting or restricting any liability of a Seller in respect of a Relevant Claim arising as a result of any fraud or wilful misconduct or omission by or on behalf of that Seller.

14. Payment of Relevant Claim or Tax Claim to be reduction in consideration

          Any payment made by a Seller in respect of any Relevant Claim will be deemed to be a reduction in the Consideration payable to that Seller in accordance with clause 4 of this Agreement.

15.       Buyer's Awareness

          The Sellers shall have no liability under this Agreement for or in respect of any Warranty if the Buyer, or any member of the Buyer's Group, had actual knowledge, prior to the date of this Agreement of any facts or circumstances which could constitute a breach of any of such Warranty.

                                   SCHEDULE 8

                               Sellers Obligations


Part I - Share Sellers Obligations

1.        The Share Sellers:

          (i) confirm that, from the Effective Date to the date of this Agreement, each Group Member has complied with paragraphs
                    1.1 to 1.25 (inclusive) below and, for the purposes of this paragraph (i) such provisions shall be deemed to be in the past tense; and

          (ii) will immediately following the date of this Agreement and pending Completion procure that each Group Member will, except as required by law or relevant regulatory authority or with the written consent of the Buyer, such consent not to be unreasonably conditioned withheld or delayed:

1.1 not incur expenditure on capital account on any single item in excess of (pound sterling)50,000 (fifty thousand pounds) or items having an aggregate capital expenditure in excess of (pound sterling)250,000 (two hundred and fifty thousand pounds) and in either case not enter into any commitment to do so;

1.2 not sell any part of its assets except Stock in the ordinary course of trading;

1.3 not borrow any money, except under its existing credit facilities from its bankers where the borrowing does not exceed the amount available to be drawn under those facilities, or amend or agree to amend the terms of its borrowings under its existing credit facilities;

1.4 not make any payments out of or drawings on its bank account other than routine payments or make any single routine payment which exceeds (pound sterling)150,000 (one hundred and fifty thousand pounds);

1.5 not enter into any guarantee or indemnity or other agreement to secure, or incur financial or other obligations with respect to, another person's obligations;

1.6 not enter into any long term Contract (meaning a term in excess of one year) or commitment other than as required pursuant to this Agreement;

1.7 not grant any lease, licence or third party right or terminate, or give notice to terminate, a lease, licence or third party right in respect of any part of the Property;

1.8 not change the existing use or assign or otherwise dispose of any part of the Property;

1.9 not make any loan or gifts to any person save for an advance of expenses to employees in the normal course;

1.10 not enter into any leasing, hire purchase or other agreement or arrangement for payment on deferred terms save for in the ordinary course of business;

1.11      not declare, make or pay any dividend or other distribution;

1.12 not create an Encumbrance over the Property or another asset of a Group Member;

1.13      not appoint any additional director;

1.14 not take on any new employee, officer or director or terminate or give notice to terminate (other than for cause) the employment or engagement of any employee, officer or director or make or propose to make any change in the terms or conditions of employment or engagement or remuneration or pension benefits of any employee, officer or director;

1.15 not create, allot, issue, grant or agree to grant any option over, acquire, repay or redeem any class of share or loan capital and not vary or agree to vary the rights of, any class of share or loan capital;

1.16 not make any payment or transfer any value (or enter into any Contracts or incur any legally binding commitment to pay or transfer any value) from any Group Member to any of the Dormant Companies or to the Sellers and/or their Affiliates;

1.17 not enter into any Contract or incur any legally binding commitment which results in Liabilities being incurred to any third parties save in the ordinary course of business and ordinary course means a contract which requires payments by a Group Member to a third party of less of (pound sterling)10,000 in one quarter;

1.18 not enter into any Contract or incur any legally binding commitment which results in Liabilities being incurred by the Group Member in favour of the Dormant Companies or to the Sellers and/or their Affiliates;

1.19 not make any payment of (or enter into any Contract or incur any legally binding commitment to pay) any transaction costs or bonuses or fees in connection with this Agreement or the transactions contemplated by it

1.20 not forgive or write off or agree to reduce any liabilities (including any inter-company loans within the Group);

1.21 not commence or settle any litigation (other than routine debt collection in the ordinary course of business) nor settle with HMRC any disputed Liability to Tax other than in relation to the Withholding Tax Claim, as defined in Schedule 4 Part 1. The Sellers shall be entitled to deal with and settle the Withholding Tax Claim in such manner as it thinks fit acting reasonably but shall not settle with the relevant Taxation Authority the amount of Tax payable pursuant thereto without the prior consent of the Buyer, such consent not to be unreasonably withheld or delayed and the Share Sellers shall keep the Buyer fully informed of all material correspondence with HMRC relating to the Withholding Tax Claim;

1.22 not materially amend or vary, waive or terminate any rights under any Contract with any purchaser of electricity or environmental attributes, or gas supplier (except for those agreements currently being amended of which the Buyer is aware at the date of this Agreement), the DSA's and contracts relating to the ROC Business Assets, contracts for spare parts, contracts with funders and contracts relating to the Property;

1.23 to the extent that the Share Sellers are aware of relevant legal requirements, comply with such legal requirements;

1.24 not make, or enter into any new Contract or incur any new legally binding commitment to make, any payments due under a DSA or a DA from any Group Member to a ROC Seller after the Effective Date;

1.25 not alter the memorandum or articles of association of any member of the Group nor adopt any articles of association nor pass any resolutions inconsistent the memorandum and articles of association in place at the date of this Agreement.

Part II - ROC Sellers Obligations

2.        Each of the ROC Sellers:

          (i) confirm that, from the Effective Date to the date of this Agreement, they have complied with paragraphs 2.1 to 2.3 (inclusive) below and for the purposes of this paragraph (i) such provisions shall be deemed to be in the past tense; and

          (ii) will immediately following the date of this Agreement and pending Completion, in respect of the ROC Business Assets to be sold by it pursuant to clause 3.1, except as required by law or relevant authority or with the written consent of the Buyer, such consent not to be unreasonably withheld or delayed:

2.1 not assign, lease or dispose of any part of the ROC Business Assets owned by it save in the ordinary course of business;

2.2 not create an Encumbrance over the any of the ROC Business Assets owned by it; and

2.3 not accept any payments due under a DSA or DA from any Group Member after the Effective Date.

                                   SCHEDULE 9

                            Working Capital Statement


                                     Part 1

1.        Working Capital Statement

1.1 The Working Capital Statement will show the items set out in the proforma at Part 3 of this Schedule at the Effective Date and, in calculating the Working Capital, the following accounting principles, policies, bases, conventions, rules, practices and estimation techniques shall be applied in the following order of priority:

          1.1.1 in accordance with the specific accounting principles, policies, bases, conventions, rules, practices and estimation techniques set out in Part 2 of this Schedule;

          1.1.2 to the extent there is no conflict with paragraph 1.1.1 adopting the accounting principles, policies, bases, conventions, rules, practices and estimation techniques applied for the purposes of the Accounts; and

          1.1.3     to the extent there is no conflict with paragraphs 1.1.1 and
                    1.1.2 in accordance with Generally Accepted Accounting Practices in the United Kingdom in force at the Accounting Date.

          For the avoidance of doubt and notwithstanding any other provision of this Schedule 9 (other than paragraph 2.26 of this Schedule 9), in the preparation of the Working Capital Statement, the terms of paragraph
          1.1.1 shall take precedence over the terms of paragraphs 1.1.2 and
          1.1.3 and the provisions of paragraph 1.1.2 shall take precedence over paragraph 1.1.3.

1.2 For the avoidance of doubt and notwithstanding any other provision of this Schedule 9 (other than paragraphs 2.23, 2.25 and 2.26 of this Schedule 9), in preparing the Working Capital Statement, account shall be made for any Tax estimated to be due and payable (on a consolidated basis) by the Group in respect of the period up to and including the Effective Date but no account shall be taken of any other Tax, deferred tax asset or deferred tax liability.

1.3 The provisions of Parts 1 and 2 of this Schedule (and the other provisions of this Agreement) shall prevail over the proforma set out in Part 3 of this Schedule.

                                     Part 2

2.        Specific Accounting Policies

2.1 The Working Capital Statement for the Group shall be prepared on a consolidated basis. Except as specifically required elsewhere in this

          Schedule, the principles of consolidation shall be those applied in the consolidation of the Accounts.

2.2 Except as specifically required elsewhere in this Part 2, the balances included in the Working Capital Statement shall be calculated by reference to the nominal ledgers of each Group Member or ROC Seller (as the context requires) made up to the Effective Date.

2.3 Intercompany balances between Group Members shall be fully reconciled and eliminated and any residual debit balances written off.

2.4 The ROC Payable shall be fully reconciled to the ROC Receivable and any residual debit and credit balances written off.

2.5 No item or balance shall be included in the Working Capital Statement more than once, and the provisions of this Part 2 shall be interpreted so as to avoid any double-counting (whether positive or negative) of any item or balance to be included in the Working Capital Statement.

2.6 The Working Capital Statement shall be stated in Pounds Sterling. For this purposes any foreign currency balances shall be translated into Pounds Sterling at the mid-point "spot" exchange rates published in the London edition of the Financial Times (the "FT") on the day after the Effective Date. Should no FT be published on this day, reference shall be made to the first FT to be published thereafter.

2.7 Adjusting Events (as defined in FRS 21 "Events After the Balance Sheet Date") occurring after the Effective Date shall be taken into account in the Working Capital Statement until the date of delivery of the draft Working Capital Statement to the Buyer.

2.8 No asset which is in the nature of a fixed asset (including for the avoidance of doubt fixed asset investments, tangible or intangible fixed assets, and assets in the course of construction) or which was classified as a fixed asset in the Accounts or the 31 October 2006 management accounts shall be included in the Working Capital Statement.

2.9 No materiality limits shall be applied in preparing the Working Capital Statement.

2.10 Cash per the nominal ledger(s) shall be fully reconciled to the bank statements or other applicable third party confirmation, and any unreconciled debit balances shall be written off.

2.11 Sales of electricity under offtake agreements (including revenue earned in relation to the associated Renewable Obligation Certificates) shall be accrued upon supply of the electricity to third parties. The sales value of such supply shall be calculated by reference to the latest available meter reading prior to the Effective Date and the relevant contractual unit price.

2.12 Revenue in relation to TRIAD benefits shall be recognised upon cash receipt or if earlier, formal written confirmation of entitlement from the relevant electricity supplier.

2.13 Provision shall be made for all receivables to the extent (a) a receivable is disputed by the counterparty, or (b) prior to the Effective Date, the counterparty enters or files for bankruptcy or administration or otherwise becomes insolvent, or (c) a credit note is issued after the Effective Date but before the date on which the Sellers deliver the draft Working Capital Statement to the Buyer in accordance with clause 5, or (d) with the exception of accrued revenue and amounts receivable in relation to Renewable Obligation Certificates and LECs, the receivables concerned are more than 90 days old.

2.14 Prepayments and deferred expenditure shall be recognised only to the extent they represent payment for goods and services which are of continuing value to the Group post Completion.

2.15 Amounts received or receivable in advance of revenue recognition will be accrued in the Working Capital Statement as deferred income.

2.16 Accrual shall be made for all goods and services received or receivable but not paid for as at the Effective Date. For this purpose, Royalties shall be accrued at the same point of time as the revenue to which they relate is recognised.

2.17 Accrual shall be made for all audit and accountancy fees and costs in relation to tax returns relating to the financial years ending on or before 31 December 2006.

2.18 Any proceeds received or receivable from the disposal of fixed assets (being those assets which are excluded from the calculation of the Working Capital) between 31 October 2006 and the Effective Date shall be deducted from Working Capital.

2.19 Insurance receivables shall be recognised to the extent cash or formal written confirmation of settlement has been received from the insurers by the date the draft Working Capital Statement is submitted to the Buyer by the Representative. Full provision shall be made for the cost of repairing or replacing any damaged assets.

2.20 Insurance receivables that relate to claims for loss of profits after the Effective Date shall be excluded from Working Capital.

2.21 All debt and borrowings shall be stated gross of any unamortised capitalised arrangement fees except that all costs and expenses associated or arising in connection with the termination of the Term Debt and the Hedging Arrangements shall be excluded.

2.22 The sum of (pound sterling)363,632.00 being the aggregate of loans made by the Company to certain Shareholders (which amount will be repaid at Completion in accordance with paragraph 8 of Schedule 5) will be included in Working Capital as a receivable.

2.23 The amounts of (pound sterling)5,349.60 and (pound sterling)1,418.24 representing respectively the repayments (net of PAYE and employee's National Insurance Contributions) by each of Douglas Wilson and Randy Holmes of the bonus inadvertently paid to them and repaid to the Company on Completion in accordance with paragraph 7 of Schedule 5 shall be included as a receivable.

2.24 The amount by which the Term Debt as at the Effective Date is a greater liability than (pound sterling)10,237,407.61 shall be included in Working Capital as a liability. The amount by which the Term Debt as at the Effective Date is a lesser liability than (pound sterling)10,237,407.61 shall be included in Working Capital as an asset.

2.25 (pound sterling)1,110,188, being the agreed (as between the parties) estimated amount of the Tax payable pursuant to the Withholding Tax Claim as defined in Schedule 4, shall be included as a liability in Working Capital.

2.26 The Bonus Amount (and all PAYE and employers and employees National Insurance Contributions in relation to such Bonus Amount) shall be excluded.

                                     Part 3

                       Working Capital Statement Pro-forma



Current Assets                        (pound sterling)
                                      ---------------------

                                      (pound sterling)



Current Liabilities                   (pound sterling)(            )


Debt                                  (pound sterling)(            )


Working Capital Liabilities           (pound sterling)(            )


Term Debt adjustment                  (pound sterling)
(being the amount derived             ---------------------
from paragraph 2.24 of
Schedule 9)

Working Capital                       (pound sterling)



ROC Receivable                        (pound sterling)

                                   SCHEDULE 10

                            Purchase Price Allocation


ROC 1 Assets:


ASSET                                               PURCHASE PRICE
(i) ROC 1 ROC Receivable                            (pound sterling)[AMOUNT AS AT EFFECTIVE DATE]
(ii) Estimated 2007 DSA and DA ROC 1                The amount to be estimated at Completion
 Accrual
(iii) Fixed Assets (representing tangible           (pound sterling)4,654,239
 moveable properties)                               ----------------------------------------------------
(iv) Goodwill (reflecting intangible and            Total for ROC 1 Assets minus the amounts referred to
 other contractual assets)                          at (i) to (iii) above
                                                    ----------------------------------------------------
Total                                               (pound sterling)15,414,893.62 (excluding the amounts at
                                                    (i) and (ii) above)
                                                    ----------------------------------------------------


ROC 2 Assets:

ASSET                                               PURCHASE PRICE
(i) ROC 2 ROC Receivable                            (pound sterling)[AMOUNT AS AT EFFECTIVE DATE]
(ii) Estimated 2007 DSA and DA ROC 2                The amount to be estimated at Completion
 Accrual
(iii) Fixed Assets (representing tangible           (pound sterling)7,712,754
 moveable properties)                               ----------------------------------------------------
(iv) Goodwill (reflecting intangible and other      Total for ROC 2 Assets minus the
 contractual assets)                                amounts referred to at (i) to (iii) above
                                                    ----------------------------------------------------
Total                                               (pound sterling)25,544,680.85  (excluding  the amounts at
                                                    (i) and (ii) above)
                                                    ----------------------------------------------------


ROC 3 Assets:

ASSET                                               PURCHASE PRICE
(i) ROC 3 ROC Receivable                            (pound sterling)[AMOUNT AS AT EFFECTIVE DATE]
(ii) Estimated 2007 DSA and DA ROC 3                The amount to be estimated at Completion
 Accrual
(iii) Fixed Assets (representing tangible           (pound sterling)8,643,623
 moveable properties)                               ----------------------------------------------------
(iv) Goodwill (reflecting intangible and other      Total for ROC 3 Assets minus the
 contractual assets)                                amounts referred toat (i) to (iii) above
                                                    ----------------------------------------------------
Total                                               (pound sterling)28,627,659.57  (excluding  the amounts at
                                                    (i) and (ii) above)
                                                    ----------------------------------------------------


ROC 4 Assets:


ASSET                                               PURCHASE PRICE
(i) ROC 4 ROC Receivable                            (pound sterling)[AMOUNT AS AT EFFECTIVE DATE]
(ii) Estimated 2007 DSA and DA ROC 4                The amount to be estimated at Completion
 Accrual
(iii) Fixed Assets (representing tangible           (pound sterling)3,989,384
 moveable properties)                               ----------------------------------------------------
(iv) Goodwill (reflecting intangible and            Total for ROC 4 Assets minus the
other contractual assets)                           amounts referred to at (i) to (iii) above
                                                    ----------------------------------------------------
Total                                               (pound sterling)13,212,765.96  (excluding  the amounts at
                                                    (i) and (ii) above)
                                                    ----------------------------------------------------

                                   SCHEDULE 11

                           The ROC Business Contracts


PART 1 - ROC 1

[OMITTED]

PART 2 - ROC 2

[OMITTED]

PART 3 - ROC 3

[OMITTED]

PART 4 - ROC 4

[OMITTED]

                                   SCHEDULE 12

                             The Plant and Equipment


PART 1 - ROC 1

[OMITTED]

PART 2 - ROC 2

[OMITTED]

PART 3 - ROC 3

[OMITTED]

PART 4 - ROC 4

[OMITTED]

                                   SCHEDULE 13

                                Project Companies


[OMITTED]

                                   SCHEDULE 14

      Adjustment to the Purchase Price a result in change of Interest Rates


The Purchase Price will be adjusted to reflect the effect of interest rate changes between 7 December 2006 and the Completion Date, calculated based on the following:

Interest Rate Adjustment Mechanism

--------------------------------------------------------------------------------
12 year Tullet Prebon rate(1)              Purchase Price Adjustment
                                                ((pound sterling)`000)23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1.50) %                                              10,264
--------------------------------------------------------------------------------
(1.25) %                                               8,117
--------------------------------------------------------------------------------
(1.00) %                                               6,714
--------------------------------------------------------------------------------
(0.75) %                                               5,005
--------------------------------------------------------------------------------
(0.50) %                                               3,330
--------------------------------------------------------------------------------
(0.40) %                                               2,660
--------------------------------------------------------------------------------
(0.30) %                                               1,996
--------------------------------------------------------------------------------
(0.20) %                                               1,332
--------------------------------------------------------------------------------
(0.10) %                                                 666
--------------------------------------------------------------------------------
Bid Case Rate (4.81%) (Bid 7th Dec)                  120,000
--------------------------------------------------------------------------------
0.10 %                                                  (673)
--------------------------------------------------------------------------------
0.20 %                                                (1,345)
--------------------------------------------------------------------------------
0.30 %                                                (2,012)
--------------------------------------------------------------------------------
0.40 %                                                (2,673)
--------------------------------------------------------------------------------
0.50 %                                                (3,340)
--------------------------------------------------------------------------------
0.75 %                                                (4,997)
--------------------------------------------------------------------------------
1.00 %                                                (6,691)
--------------------------------------------------------------------------------
1.25 %                                                (8,187)
--------------------------------------------------------------------------------
1.50 %                                               (10,261)
--------------------------------------------------------------------------------



---------------------------------
(1) 12 year Tullet Prebon Rate as set at market close, Reuters Page TTKLINFP. The interest rate will be set based on the average of the Bid rate for the 12 year Tullet Prebon on the day preceding Completion. However, should on the day of completion, the Tullet Prebon open more than 10 basis points above the previous day's closing position, the pricing will be reset to reflect the trading as at 11:00am GMT of the day of completion.
(2)        Total adjustment to be applied to the Purchase Price
(3) Values to be linearly interpolated for Tullett Prebon rates between the values stated

SIGNED by                                     )
duly authorised for and on behalf of          ) DOUGLAS R. WILSON
RIDGEWOOD UK LLC                              )
in the presence of: R. Franklin               )

Witness signature: RICHARD FRANKLIN

Name:

Address: 1 CALLAGHAN SQUARE, CARDIFF

Occupation: SOLICITOR


SIGNED by                                     )
duly authorised for and on behalf of          ) MARK BAKER
ARBUTUS ENERGY LIMITED                        ) RICHARD KEARSEY
in the presence of:                           )

Witness signature: SIOBHAN TOBIN

Name: SIOBHAN TOBIN

Address: CHARTER PLACE, 23/27 SEATON PLACE, ST HELIER, JERSEY

Occupation: MANAGER, TRUST COMPANY

SIGNED by                                     )
duly authorised for and on behalf of          ) DOUGLAS R. WILSON
RIDGEWOOD ROC 2003 LLC                        )
in the presence of:                           )

Witness signature: RICHARD FRANKLIN

Name:

Address: AS ABOVE

Occupation:


SIGNED by                                     )
duly authorised for and on behalf of          ) DOUGLAS R. WILSON
RIDGEWOOD ROC II 2003 LLC                     )
in the presence of:                           )

Witness signature: RICHARD FRANKLIN

Name:

Address: AS ABOVE

Occupation:

SIGNED by                                     )
duly authorised for and on behalf of          ) DOUGLAS R. WILSON
RIDGEWOOD ROC III 2003 LLC                    )
in the presence of:                           )

Witness signature: RICHARD FRANKLIN

Name: RICHARD FRANKLIN

Address: 1 CALLAGHAN SQUARE, CARDIFF

Occupation: SOLICITOR


SIGNED by                                     )
duly authorised for and on behalf of          ) DOUGLAS R. WILSON
RIDGEWOOD ROC IV 2004 LLC                     )
in the presence of:                           )

Witness signature: RICHARD FRANKLIN

Name:

Address: AS ABOVE

Occupation:



SIGNED by                                     )
duly authorised for and on behalf of          ) DAVID PAUL TILSTONE
MEIF LG ENERGY LIMITED                        )
in the presence of:                           )

Witness signature: RICHARD FRANKLIN

Name:

Address: AS ABOVE

Occupation:

                                   APPENDIX I


                              Long Term Liabilities



ING Lease (UK)                                (pound sterling)263 (excl vat)
(London franking machine)

GE Commercial Finance Equipment leasing       (pound sterling)1,995 (excl vat)
(Bolton franking machine)

CIT Vendor finance (UK) Limited               (pound sterling)2,647 (excl vat)
(Bolton photocopier)

Capital Bank                                  (pound sterling)29,500
(Vehicles)

Clarke Energy Limited                         (pound sterling)293,442 (total
(Jameson Road & Feltwell NFFO engines)        outstanding as at the Effective
                                              Date)

Deferred Income                               (pound sterling)  3,473,246

BoS Term Loan                                 (pound sterling)  8,668,156
(gross of (pound sterling)215,707 set up cost DR bal)

Deferred Tax                                  (pound sterling)    808,037

Other                                         (pound sterling)        243

PowerBank Finance Leases                      (pound sterling) 21,042,924